Exhibit 99.1

UNITED STATES DISTRICT COURT WESTERN DISTRICT OF NEW YORK

CITIZENS AGAINST CASINO GAMBLING IN ERIE COUNTY (JOEL ROSE and ROBERT HEFFERN, as Co-Chairpersons), REV. G. STANFORD BRATTON, D. MIN., Executive Director of the Network of Religious Communities, NETWORK OF RELIGIOUS COMMUNITIES, NATIONAL COALITION AGAINST GAMBLING EXPANSION, PRESERVATION COALITION OF ERIE COUNTY, INC., COALITION AGAINST GAMBLING IN NEW YORK— ACTION, INC., THE CAMPAIGN FOR BUFFALO—HISTORY ARCHITECTURE AND CULTURE, ASSEMBLYMAN SAM HOYT, MARIA WHYTE, JOHN MCKENDRY, SHELLEY MCKENDRY, DOMINIC J. CARBONE, GEOFFREY D. BUTLER, ELIZABETH F. BARRETT, JULIE CLEARY, ERIN C. DAVISON, ALICE E. PATTON, MAUREEN C. SCHAEFFER, JOEL A. GIAMBRA, PASTOR KEITH H. SCOTT, SR., DORA RICHARDSON, and JOSEPHINE RUSH,

Plaintiffs,

v.	DECISION AND ORDER
07-CV-0451S

PHILIP N. HOGEN, in his Official Capacity as Chairman of the National Indian Gaming Commission, the NATIONAL INDIAN GAMING COMMISSION, the UNITED STATES DEPARTMENT OF THE INTERIOR, and DIRK KEMPTHORNE, in his Official Capacity as the Secretary of the Interior,

Defendants.

TABLE OF CONTENTS

I.	INTRODUCTION			1

II.	BACKGROUND			3

	A.	Aboriginal Tribes and their Territories		4

	B.	British Dominance and Rights of Extinguishment and Preemption		5

	C.	The Revolutionary War and Articles of Confederation		5

	D.	The Treaties of Paris and Fort Stanwix		7

	E.	The Indian Trade and Intercourse Act		9

	F.	The Treaty of Canandaigua		10

	G.	Subsequent Treaties and SNI Land Cessions		11

	H.	The Allegany Reservation		14

	I.	The Indian Reorganization Act		16

	J.	The Indian Claims Commission and the SNI’s Claims for Damages		17

	K.	The Salamanca Indian Lease Authority		21

	L.	The Seneca Nation Settlement Act of 1990		22

	M.	The Indian Gaming Regulatory Act		24

	N.	The SNI’s Pursuit of Class III Gaming		28

III.	THE GOVERNMENT’S JURISDICTIONAL CHALLENGES			32

	A.	Standard of Review		32

	B.	Plaintiffs’ Standing to Sue		33

		1.	Constitutional and Prudential Standing	33

		2.	The Individual Plaintiffs	35

		3.	The Remaining Plaintiffs			41

	C.	The Quiet Title Act and Sovereign Immunity				42

IV.	DISCUSSION					47

	A.	Standards of Review				47

		1.	Defendants’ Motion to Dismiss			47

		2.	Plaintiffs’ Motion for Summary Judgment			49

		3.	APA Review of Agency Action			50

	B.	Plaintiffs’ First Claim for Relief: The “Indian Lands” Question				52

		1.	The Meaning of Indian Country			54

			a.	Reservations		55

			b.	Indian Allotments		56

			c.	Dependent Indian Communities		57

			d.	The Requirements for Finding a Dependent Indian Community		59

		2.	Plaintiffs’ Arguments			61

			a.	Congressional Drafting and the Significance of Other Settlement Acts		61

			b.	The Treatment of Trust and Restricted Fee Lands		64

				i.	The Trust Acquisition Statute and Related Cases	65

				ii.	Restricted Fee Land Cases	67

				iii.	Congressional and Agency Treatment of Trust and Restricted Fee Land	69

			c.	The Buffalo Parcel and the Dependent Indian Community Requirements		72

				i.	The Set-Aside Requirement	72

					A.	The SNSA’s Text and Structure		73

					B.	The Judicial Decisions		75

				ii.	Federal Superintendence			80

					A.	The SNSA’s Text		81

						1.	The restricted fee process	81

						2.	The reservation process	85

					B.	The Judicial Decisions		89

			d.	The Import of the Term “Dependent”				95

		3.	The Agency Action and APA Review					97

	C.	Plaintiffs’ Second Claim for Relief: Settlement of a Land Claim The Section 20 Gaming Prohibition and its Exceptions						98

		1.	Land Taken Into Trust					99

		2.	The Settlement of a Land Claim Exception					103

			a.	The Significance of Titles and Headings				103

			b.	The Text of the SNSA				105

			c.	The Nature and Existence of an Enforceable Claim				108

				i.	The Right to Eject Lessees			108

				ii.	The Right to Damages for Inadequate Rental Rates			109

		3.	The Agency Action and APA Review					117

	D.	Defendants Motion to Dismiss all Claims against the DOI and its Secretary						119

	E.	Plaintiffs’ Motion to Supplement the Record						120

V.	CONCLUSION							121

VI.	ORDERS							122

ABBREVIATIONS AND ACRONYMS

The following abbreviations and acronyms are used in this Decision:

STATUTES

APA	Administrative Procedure Act, 5 U.S.C. §§ 701 et seq.

DJA	Declaratory Judgments Act, 28 U.S.C. §§ 2201 et seq.

IGRA	Indian Gaming Regulatory Act, 25 U.S.C. §§ 2701 et seq.

IRA	Indian Reorganization Act, 25 U.S.C. §§ 461 et seq.

Nonintercourse Act	Indian Trade and Intercourse Act, 25 U.S.C. § 177

QTA	Quiet Title Act, 28 U.S.C. § 2409a

SNSA	Seneca Nation Settlement Act of 1990, 25 U.S.C. §§ 1774 et seq.

AGENCIES AND ENTITIES

CACGEC	Citizens Against Casino Gambling in Erie County

Chairman	Chairman of the National Indian Gaming Commission

Commission	Indian Claims Commission

Committee	Select Committee on Indian Affairs

DOI	United States Department of the Interior

NIGC	National Indian Gaming Commission

Secretary	Secretary of the United States Department of the Interior

SILA	Salamanca Indian Lease Authority

SNI	Seneca Nation of Indians

DOCUMENTS

Compact	“Nation-State Gaming Compact between the Seneca Nation of Indians and the State of New York,” deemed approved by the Secretary as of October 25, 2002

Ordinance	“Seneca Nation of Indians Class III Gaming Ordinance,” approved by the Chairman on July 2, 2007

v

I. INTRODUCTION

Plaintiffs Citizens Against Casino Gambling in Erie County, et al. (collectively, “Plaintiffs” or “CACGEC”), commenced this action on July 12, 2007, and filed a First Amended Complaint on November 28, 2007. (Docket No. 49, hereafter “Am. Compl.”) Plaintiffs challenge the National Indian Gaming Commission’s (“NIGC”) decision to approve a Class III Gaming Ordinance that was enacted by the Seneca Nation of Indians (“SNI”) on June 9, 2007. The NIGC’s approval permits the SNI to operate a gambling casino in the City of Buffalo on land the tribe purchased in 2005. Plaintiffs allege that certain determinations on which the NIGC based its approval are arbitrary, capricious, an abuse of discretion and not in accordance with law. They seek declaratory and injunctive relief, and an award of costs and fees, under the Administrative Procedure Act (“APA”), 5 U.S.C. §§ 701-706; the Declaratory Judgments Act (“DJA”), 28 U.S.C. §§ 2201 and 2202; Rule 57 of the Federal Rules of Civil Procedure; and the Indian Gaming Regulatory Act (“IGRA”), 25 U.S.C. §§ 2701 - 2721.

Plaintiffs’ Amended Complaint asserts two claims against NIGC Chairman Hogen, the NIGC, the United States Department of the Interior (“DOI”), and DOI Secretary Kempthorne (collectively, “Defendants” or “the Government”). In the first, Plaintiffs challenge the NIGC’s conclusion that certain SNI-owned land in the City of Buffalo (the “Buffalo Parcel” or “Parcel”) is “Indian lands,” as that term is defined in the IGRA. In the second, they challenge the NIGC’s determination that the Buffalo Parcel was acquired “as part of the settlement of a land claim,” and is thereby excepted from the IGRA’s general prohibition on gaming on lands acquired after October 17, 1988.

There are now three motions before the Court. On September 10, 2007,

Defendants moved to Dismiss the Complaint or in the alternative for Summary Judgment, pursuant to Rules 12(b)(1), 12(b)(6) and 56 of the Federal Rules of Civil Procedure.(1) Defendants urge that Plaintiffs lack Article III and prudential standing to sue, the Court lacks jurisdiction over this suit because the United States has not waived its sovereign immunity, and Defendants are entitled to judgment as a matter of law. Defendants alternatively seek summary judgment, but only if the Court does not agree with their contention that the Amended Complaint presents solely legal questions that can be resolved on a motion to dismiss. Docket No. 28-2 at 8-9.

Plaintiffs responded to Defendants’ motion to dismiss, and also affirmatively moved, on October 10, 2007, for summary judgment on the merits of their claims that Defendants’ actions were arbitrary, capricious, an abuse of discretion, and not in accordance with law.(2) Plaintiffs later moved, on January 10, 2008, for Leave to Supplement the Record.(3)

All motions were fully briefed as of January 25, 2008,(4) and are now ready for

(1) In support of their Motion, Defendants filed a 1 Memorandum of Law, the Declaration of Gina L. Allery, Esq., and a Local Rule 56.1 Statement of Material Facts. (Docket No. 28.) Plaintiffs filed an opposing Memorandum of Law, the Affidavit of Joel Rose, the Affidavit of Rev. G. Stanford Bratton, the Affidavit of Gregory Lodinsky, the Affidavit of John McKendry, the Affidavit of Joel A. Giambra, and a Response to Defendants’ Statement of Material Facts. (Docket No. 37.) Defendants filed a Reply Memorandum of Law. (Docket No. 44.)

(2) In support of their Motion, Plaintiffs filed a Memorandum of Law, a Local Rule 56.1 Statement of Undisputed Facts, and the Affidavit of Cornelius D. Murray, Esq., with annexed exhibits 1-15. (Docket No. 36.) Defendants filed an Opposing Memorandum of Law and a Response to Plaintiffs’ Statement of Facts. (Docket No. 45.) Plaintiffs filed a Reply Memorandum of Law, and the Reply Affidavit of Cornelius D. Murray, Esq. with annexed exhibits A and B. (Docket No. 52.)

(3) Plaintiffs filed a Memorandum of Law in Support, and the Declaration of Cornelius D. Murray, Esq. with annexed exhibits A and B. (Docket No. 56.) Defendants filed a Memorandum in Opposition to Plaintiffs’ Motion. (Docket No. 59.)

(4) The Court granted the SNI leave to file a Brief Amicus Curiae to address the issues raised in the parties’ respective dispositive motions, and the amicus brief was filed on January 17, 2008. (Docket No. 58.) Plaintiffs were granted leave to expand their reply memorandum to respond to the SNI’s brief. (Docket Nos. 50 and 51.)

disposition. The Court heard extensive oral argument on essentially the same questions in a previous action by Plaintiffs, and recently found that no additional argument is necessary. For the reasons set forth below, the Court finds that one or more plaintiffs has standing to sue and the Court has subject matter jurisdiction over this dispute. On the substantive disputes, the Court finds that, as a matter of law, the Buffalo Parcel is “Indian lands” within the meaning of the IGRA. However, the Parcel was not acquired “as part of the settlement of a land claim,” and this exception to the IGRA’s general prohibition against gaming on land acquired after October 17, 1988, does not apply to make the Parcel gaming-eligible.

II. BACKGROUND

An understanding of the parties’ respective arguments and the context in which they arise requires more than a passing familiarity with the SNI’s historical relationship to land in western New York and its prior dealings with the federal government.(5) In addition, resolution of the pending motions requires an understanding of the IGRA, 25 U.S.C. §§ 2701 - 2721, and other relevant statutes such as the Seneca Nation Settlement Act of 1990 (“SNSA”), 25 U.S.C. §§ 1774-1774h, and the Indian Trade and Intercourse Act (the “Nonintercourse Act”), 25 U.S.C. § 177. Accordingly, the Court begins with a discussion

(5) “To understand twenty-first century Native American legal issues, one must be familiar with developments often dating back to the sixteenth, seventeenth and eighteenth centuries. A wealth of seemingly non-legal data affects the legal relationship between Indians and the federal government.” COHEN’S HANDBOOK OF FEDERAL INDIAN LAW, Matthew Bender (2005 ed.) (hereinafter “COHEN’S”) at 7.

of the historical, legal, and procedural background of this case and these statutes.(6)

A.                                  The Aboriginal Tribes and their Territories

In aboriginal times, the SNI was one of five nations comprising the Iroquois Confederacy, or Haudenosaunee (“People of the Longhouse”), believed to have been formed in the fifteenth century.(7) Seneca Nation of Indians v. New York, 206 F. Supp. 2d 448, 458 n.12 (W.D.N.Y. 2002), aff’d, 382 F.3d 245 (2d Cir. 2004), cert. denied, 547 U.S. 1178, 126 S. Ct. 2351, 165 L. Ed. 2d 278 (2006) (citation omitted). The SNI was the westernmost tribe of the Confederacy and, at the time of the first European contact, its villages were all east of the Genesee River, extending from the Genesee Valley eastward to the watershed between Seneca and Cayuga Lakes. Id. at 458. The area to the west of the SNI’s villages was occupied by three separate but allied groups—the Neutral Nation of Indians (territory encompassing both sides of the Niagara River), the Wenros (east along the south shore of Lake Ontario), and the Eries (south of present-day Buffalo and along the southeast shore of Lake Erie into Ohio). Id. at 457-58.

Between 1638 and 1680, the SNI engaged in warfare with, and defeated, first the Wenros, then the Neutrals, and finally, the Eries. Id. at 458-59. After driving these groups from the region, the SNI did not permanently occupy land west of the Genesee River, but apparently did use the area for hunting and fishing. Id. at 459. For the most part, the SNI continued to permanently reside between the Genesee River and Seneca Lake until the

(6) Defendants contend that this case does not 6 require an examination of historical documents and developments; it involves nothing more than a straightforward interpretation of one recent statute. Docket No. 45 at 5-6. For reasons that will become clear, this Court disagrees.

(7) The five nations included the Senecas, the Cayugas, the Onondagas, the Oneidas and the Mohawks. In the early eighteenth century, the Tuscaroras joined the Confederacy, which then became known as the Six Nations of the Iroquois. Id.; see also, Cayuga Indian Nation of New York v. Cuomo, 413 F.3d 266, 269 n.1 (N.D.N.Y. 1983).

Revolutionary War. Id. The Senecas who moved west to the Niagara region in the early 1700s did so to work for the French, carrying goods over the escarpment portage there. Id. at 463.

B.                                  British Dominance and Rights of Extinguishment and Preemption

Through the mid-1700s, both the French and the British sought to claim land in present-day New York State. In 1763, following several British military victories, France and Great Britain entered into the Treaty of Paris, whereby France ceded to Great Britain all its claims to territories east of the Mississippi River. Id. at 464-65. On October 7, 1763, King George III issued a Royal Proclamation prohibiting the purchase or settlement of Indian lands west of the crest of the Appalachian Mountains by anyone, including the colonial governors, without permission of the Crown. Id. at 465. The Crown held the right to extinguish Indian title to land and the right of preemption—i.e., the right to acquire Indian land once Indian title had been extinguished.(8) Oneida Indian Nation v. New York, 649 F. Supp. 420, 425 (N.D.N.Y. 1986), aff’d, 860 F.2d 1145, 1167 (2d Cir. 1988), cert. denied, 493 U.S. 871, 110 S. Ct. 200, 107 L. Ed. 2d 154 (1989). Great Britain’s centralization of Indian affairs by the Proclamation of 1763 eventually became one of the grievances leading to the American Revolution. Id.

C.                                  The Revolutionary War and Articles of Confederation

In 1776, the year after the Revolutionary War began, the colonies formally declared their independence as a new nation. In 1777, the Delegates of the thirteen states agreed

(8) Under the “doctrine of discovery,” the discovering European nations held fee title to Indian land, subject to the Indians’ right of occupancy and use. That right was called Indian title or aboriginal title. County of Oneida v. Oneida Indian Nation of New York, 470 U.S. 226, 234 & n.3, 105 S. Ct. 1245, 84 L. Ed. 2d 73 (1985). Indian tribes could enter into agreements to dispose of the land they occupied but, under the right of preemption, a tribe could only dispose of holdings to the country holding fee title.

to Articles of Confederation providing for perpetual union between the states. Provisions relative to land and Indian affairs in clauses 2 and 4 of Article IX state, in pertinent part, that:

[N]o State shall be deprived of territory for the benefit of the United States.

. . . .

The United States in Congress assembled shall also have the sole and exclusive right and power of . . . regulating the trade and managing all affairs with the Indians, not members of any of the States, provided that the legislative right of any State within its own limits be not infringed or violated

. . . .

U.S.C.A. Art of Confed. art. IX, cls, 2 and 4. So, while control over Indian affairs was centralized in the new government, as it had been under the British, the thirteen states won two important guarantees. First, clause 2 protected their territories from encroachment by the national government and, second, clause 4 confirmed their right to purchase Indian lands within their borders without the consent of Congress. Oneida Indian Nation v. New York, 860 F.2d 1145, 1155-58 (2d Cir. 1988).

Ratification of the Articles of Confederation was delayed for several years, until 1781. This was due in part to a controversy over “western lands” to which seven of the thirteen states, including New York and Massachusetts, laid claim. Seneca Nation of Indians, 206 F. Supp. 2d at 472. States without such claims and the national government wanted to limit states’ boundaries to their traditional borders. Id. In particular, the national government wanted to secure the western lands to finance the war debt. Id. A compromise was finally reached whereby the landed states ceded their western land claims to the United States in exchange for the recognition of favorable state boundaries. Id. at 472-73. In 1781 and 1785, respectively, New York and Massachusetts ceded their claims to lands north and west of the Ohio River. Seneca Nation of Indians v. United States, 12 Ind. Cl. Comm. 755, 757 (1963). This “Northwest Territory” (present-day Ohio) comprised the first land of the federal public domain. Id. at 758. Lands to the east remained the property of the states, individually,(9) and land retained by New York never became part of the federal public domain. Id. Thus, legal title to lands occupied by the SNI in New York has never been in the United States. Seneca Nation of Indians v. United States, 12 Ind. Cl. Comm. 552, 561 (1963).

During the Revolutionary War, the SNI allied with the British. United States v. Oneida Nation of New York, 576 Ct. Cl. 870, 876 (1978). In 1779, the Continental Army retaliated for that allegiance by invading the SNI’s Genesee Valley villages and destroying homes and crops. Seneca Nation of Indians, 206 F. Supp. 2d at 470. The Senecas were dispersed and many fled to Fort Niagara seeking British protection. Id. at 470-71. They did not return to the Genesee Valley, and settled instead along the banks of Buffalo Creek (formerly Neutral Nation territory, now known as the Buffalo River). Id. at 471.

D.                                  The Treaties of Paris and Fort Stanwix

The 1783 Treaty of Paris between the United States and Great Britain ended the Revolutionary War. It confirmed the sovereignty of the United States and established boundaries between the United States and British North America, but did not include any reservation of Indian rights. Id. at 474. With no peace treaty in place between the United States and Britain’s wartime Indian allies, the threat of hostilities continued. Of particular concern were the possibilities that the Indians would again ally with the British (who had

(9) Britain’s fee title in land to which Indian title ha 9 d been extinguished and its right of preemption had passed to the individual states at the time of the Revolutionary War. James v. Watt, 716 F.2d 71, 74 (1st Cir. 1983), cert. denied, 467 U.S. 1209, 104 S. Ct. 2396, 81 L. Ed. 2d 353 (1984).

refused to vacate some of their forts in the United States), various tribes would unite to mount a war against the United States, and hostilities would delay the settlement of western lands. Id.; Oneida Indian Nation, 649 F. Supp. at 443.

George Washington urged that the United States negotiate a peace treaty with the Six Nations and establish boundary lines for their lands. Seneca Nation of Indians, 206 F. Supp. 2d at 475. The Continental Congress’s Committee for Indian Affairs made a similar recommendation. Id. Shortly thereafter, the Congress adopted the Commitee’s report and elected commissioners to negotiate with the Six Nations. Id. at 475-476. Formal treaty sessions began on October 12, 1784, at Fort Stanwix (now Rome, New York). The Six Nations ultimately relinquished claims to the Northwest Territory, to a four-mile- wide strip of land running from Johnston’s Landing Place on Lake Ontario southward along the Niagara River to Buffalo Creek on Lake Erie, and to a six-mile-square area around Fort Oswego in exchange for goods and the peaceful possession of the lands they retained. Treaty with the Six Nations, art. III, Oct. 22 1784, 7 Stat. 15.

Of the Six Nations, the SNI lost the most land at Fort Stanwix, resulting in tribal dissatisfaction and potential unrest. Seneca Nation of Indians, 206 F. Supp. 2d at 480-81, 487. In 1789, the government attempted to quell possible instability by compensating the Six Nations for the land they had relinquished. Id. at 481; Treaty with the Six Nations, Jan. 9, 1789, 7 Stat. 33. This approach was largely ineffective and the SNI’s dissatisfaction was exacerbated by an unfavorable geographical error in a survey later done in connection with the Fort Stanwix treaty. Seneca Nation of Indians, 206 F. Supp. 2d at 483-84. The 1784 Treaty described the western boundary of the Six Nations as running from the mouth of Buffalo Creek to the northern border of Pennsylvania. It was thought that this line was coterminous with the western boundary of New York State. Id. at 483. However, when New York ceded to the United States its claim to land in the Northwest Territory in 1781, the state’s actual boundary was established much farther west. Id. The boundary line described in the 1784 Treaty cut off all of present-day Chautauqua County and parts of Erie and Cattaraugus Counties, greatly diminishing the land base retained by the Six Nations, and particularly the SNI. Id.

E.                                    The Indian Trade and Intercourse Act

The United States Constitution, which became effective on March 4, 1789, granted the federal government authority over Indian affairs. Its adoption removed any doubt as to whether, under the Articles of Confederation, certain rights over Indians continued to be reserved to the states. United States v. City of Salamanca, 27 F. Supp. 541, 543 (W.D.N.Y. 1939). The new federal government initially pursued a policy protective of Indians and sought to secure tribal rights to reserved lands. City of Sherrill v. Oneida Indian Nation of N.Y., 544 U.S. 197, 204, 125 S. Ct. 1478, 161 L. Ed. 2d 386 (2005). In furtherance of that policy, Congress passed the first Indian Trade and Intercourse Act (“Nonintercourse Act”), which declared, in relevant part:

That no sale of lands made by any Indians, or any nation or tribe of Indians within the United States shall be valid to any person or persons, or to any state, whether having the right of preemption to such lands or not, unless the same shall be made and duly executed at some public treaty, held under the authority of the United States.

Act of July 22, 1790, ch. 33, 1 Stat. 137. In passing the Nonintercourse Act, Congress exercised its authority under the Indian Commerce Clause, U.S. CONST., art. I, § 8, cl. 3, to ban the states from purchasing or acquiring Indian lands without the federal government’s approval. Federal Power Comm’n v. Tuscarora Indian Nation, 362 U.S. 99,

119, 80 S. Ct. 543, 4 L. Ed. 2d 584 (1960) (“The obvious purpose of the Nonintercourse Act is to prevent unfair, improvident, or improper disposition by Indians of lands owned or possessed by them to other parties . . . [by enabling the federal government] to vacate any disposition of their lands made without its consent.”) (citations omitted) (alteration added).

The Nonintercourse Act was renewed periodically and remains substantially in force today. Last modified in 1834, the Act is currently codified in 25 U.S.C. § 177. Seneca Nation of Indians v. United States, 173 Ct. Cl. 917, 924 n.6 (1965) (tracing amendments). The current version provides, in pertinent part, that:

No purchase, grant, lease or other conveyance of lands, or of any title or claim thereto, from any Indian nation or tribe of Indians, shall be of any validity in law or equity, unless the same be made by treaty or convention entered into pursuant to the Constitution.

25 U.S.C. § 177.

F.                                    The Treaty of Canandaigua

Hostilities between the United States and Indian tribes located west of New York and Pennsylvania continued well after the Revolutionary War. Seneca Nation of Indians, 206 F. Supp. 2d at 486. Attempts to treat with the western tribes ultimately failed and, in 1794, rumors began to circulate that the Six Nations, or at least the SNI, might join with the western tribes against the United States. Id. Largely due to concerns over the likelihood that the SNI would go to war, the United States again sought a treaty with the Six Nations. Id. at 486-87. In the 1794 Treaty of Canandaigua, the United States described and acknowledged a vast tract of land in western New York as belonging to the “Senekas” (the

SNI),(10) and the Six Nations, in turn, each agreed never to claim “any other lands within the boundaries of the United States.” Treaty of Canandaigua, art. III and IV, Nov. 11, 1794, 7 Stat. 44. However, it was not long before land recognized by the Treaty of Canandaigua as belonging to the SNI was largely lost due to the government’s shift away from a policy protective of Indian land rights.

G.            Subsequent Treaties and SNI Land Cessions

Prior to 1786, sovereignty over most of what is now western and central New York was claimed by both New York and Massachusetts under conflicting grants from the Crown. Seneca Nation of Indians, 12 Ind. Cl. Comm. at 759. In 1786, New York entered into a convention agreement with Massachusetts (the Hartford Compact) by which it proposed to grant that state the preemption rights to some 6,000,000 acres in western New

(10) One of the purposes of the Treaty of Canandaigua was to correct the geographical error in the boundaries allotted to the Six Nations in the 1784 Treaty of Fort Stanwix. Seneca Nation of Indians, 173 Ct. Cl. at 922 n.5. Article III of the Treaty provides that:

The land of the Seneka nation is bounded as follows: Beginning on Lake Ontario, at the north-west corner of the land they sold to Oliver Phelps, the line runs westerly along the lake, as far as O-yong-wong-yeh Creek, at Johnson’s Landing-place, about four miles eastward from the fort of Niagara; then southerly up that creek to its main fork, then straight to the main fork of Stedman’s creek, which empties into the river Niagara, above fort Schlosser, and then onward, from that fork, continuing the same straight course, to that river; (this line, from the mouth of O-yong-wong-yeh Creek to the river Niagara, above fort Schlosser, being the eastern boundary of a strip of land, extending from the same line to Niagara river, which the Seneka nation ceded to the King of Great-Britain, at a treaty held about thirty years ago, with Sir William Johnson;) then the line runs along the river Niagara to Lake Erie; then along Lake Erie to the north-east corner of a triangular piece of land which the United States conveyed to the state of Pennsylvania, as by the President’s patent, dated the third day of March 1792; then due south to the northern boundary of that state; then due east to the south-west corner of the land sold by the Seneka nation to Oliver Phelps; and then north and northerly, along Phelps’s line, to the place of beginning on Lake Ontario. Now, the United States acknowledge all the land within the aforementioned boundaries, to be the property of the Seneka nation; and the United States will never claim the same, nor disturb the Seneka nation, nor any of the Six Nations, or of their Indian friends residing thereon and united with them, in the free use and enjoyment thereof: but it shall remain theirs, until they choose to sell the same to the people of the United States, who have the right to purchase.

This Treaty returned to the SNI the land west and south of the mouth of Buffalo Creek, to the Pennsylvania border.

York,(11) in exchange for which Massachusetts relinquished its claim to sovereignty over the land. Id. at 759-60; City of Salamanca, 27 F. Supp. at 544; Seneca Nation of Indians, 206 F. Supp. 2d at 481. In 1796, Robert Morris, American statesman and “financier of our Revolution,”(12) acquired from Massachusetts the preemption rights to the westerly portion of that land.(13) City of Salamanca, 27 F. Supp. at 544. On September 15, 1797, by the Treaty of Big Tree, the federal government approved Morris’ purchase of the bulk of the SNI’s land holdings.(14) 7 Stat. 601. Morris, in turn, conveyed the land and his remaining rights to the Holland Land Company. Federal Power Comm’n, 362 U.S. at 123 n.18. In 1810, the Holland Land Company sold all right, title and interest in the SNI’s remaining land to David A. Ogden for the Ogden Land Company, subject only to the rights of the SNI. Seneca Nation of Indians, 12 Ind. Cl. Comm. at 766. The SNI thereafter ceded most of its reserved land to the Ogden Land Company. Seneca Nation of Indians v. United States,

(11) As previously noted, the right to purchase Indian lands had been reserved to the original states by the Articles of Confederation, which was in effect at the time of the Hartford Compact.

(12) Croxall v. Shererd, 72 U.S. 268, 18 L. Ed. 572, 5 Wall. 268 (1867).

(13) Preemption rights to the entire acreage had earlier been sold to Phelps and Gorham who, in 1788, purchased from the Iroquois land in the Genesee Valley and eastward. Seneca Nation of Indians,  12 Ind. Cl. Comm. at 760. They were financially unable to carry out the entire purchase, however, and later conveyed the westerly lands back to Massachusetts. Id. at 759-61, 764. The preemption rights to the remaining land were then sold to Morris.

(14) The total area then held by the SNI encompassed approximately 4,250,000 acres which included modern-day Chautauqua, Cattaraugus, Erie (except a strip along the northern section of the Niagara River), Niagara, Orleans and Wyoming counties, most of Allegany and Genesee counties, and portions of Monroe and Livingston counties. Seneca Nation of Indians v. United States, 28 Ind. Cl. Comm. 12, 15 (May 3, 1972); Banner v. United States, 238 F.3d 1348, 1350 n.1 (Fed. Cir. 2001) (“Banner II”). A total of 4,030,325 acres was ceded at Big Tree. Seneca Nation of Indians, 28 Ind. Cl. Comm. at 16. The approximately 200,000 acres reserved for the SNI included the Allegany Reservation (in Cattauraugus County), the Cattaraugus Reservation (in Erie, Chautauqua and Cattaraugus Cos.), the Buffalo Creek Reservation (in Erie Co.), the Canadaway Reservation (in Chautauqua Co.), the Tonawanda Reservation (in Erie, Genesee and Niagara Cos.) and six smaller reservations in the Genesee Valley: Caneadea, Squaky Hill, Little Beard’s Town, Big Tree, Canawagus, and Gardeau. 7 Stat. 601; City of Salamanca, 27 F. Supp. at 544.

28 Ind. Cl. Comm. 12, 29 (May 3, 1972).

In 1823, the SNI ceded 16,720 acres of its Gardeau Reservation. Id. at 30. Three years later, in 1826, the SNI relinquished a total of 87,526 acres from eight reserves, including portions of its Cattaraugus (5,120 acres), Tonawanda (33,409 acres), and Buffalo Creek Reservations (33,637 acres). Id. at 32-36. In 1838, certain chiefs of the Six Nations, including chiefs from the SNI, entered into a treaty at Buffalo Creek that provided for the sale of all remaining tribal lands to the Ogden Land Company and the withdrawal of the Iroquois Confederacy tribes to land in Kansas. Treaty with the New York Indians, Jan. 15, 1838, 7 Stat. 550. Serious differences arose among the SNI leadership regarding the circumstances and terms of the 1838 treaty, and that dissension led to a “compromise” treaty with the SNI only, in 1842. Treaty with the Senecas, May 20, 1842, 7 Stat. 586. Under the 1842 treaty, the SNI confirmed the cession of its Tonawanda and Buffalo Creek reservations, but retained title to the Allegany (30,469 acres) and Cattaraugus (21,680 acres) Reservations.(15) The SNI also retained title to a one-mile square tract (640 acres) of land at Oil Spring, straddling Allegany and Cattauraugus counties, on which no Senecas

(15) The SNI has what is referred to as “recognized” title to its reservation 15 land. Recognized title is based on a tribe’s claim to immemorial rights, arising prior to white settlement, that has been recognized by federal treaty or statute. Deere v. State of New York, 22 F.2d 851, 854 (N.D.N.Y. 1927), aff’d sub nom. Deere v. St. Lawrence River Power Co., 32 F.2d 550 (2d Cir. 1929). This is in contrast to land received in the form of a grant from the federal government. Id. By the Treaty of Fort Stanwix, “the right of occupation of the lands [inhabited by the Six Nations] . . . was not granted, but recognized and confirmed.” Id. (alterations added); 7 Stat. 15, 15-16. Later, in the Treaty of Canandaigua, the United States acknowledged all the land described in article III “to be the property of the Seneka nation.” 7 Stat. 44, 45. Similarly, the Treaty of Big Tree “reserved” eleven specified parcels of land to the SNI, which were “clearly and fully understood to remain [SNI] property.” 7 Stat. 601, 602 (alteration added). Finally, the second Treaty of Buffalo Creek acknowledged the SNI’s continued right to occupy and enjoy the Cattaraugus and Allegany Reservations “with the same right and title in all things, as they had and possessed therein immediately before the [first Treaty of Buffalo Creek].” 7 Stat 586, 587 (alteration added). Recognized title has the advantage of relative permanence and constitutes “property” within the meaning of the Fifth Amendment to the Constitution of the United States. United States v. Creek Nation, 295 U.S. 103, 109- 11, 55 S. Ct. 681, 79 L. Ed. 1331 (1935).

resided but which encompasses a spring the SNI valued for its purported medicinal qualities.

The SNI’s treaty cessions to Morris and Ogden reflect the changes then taking place in federal Indian policy. First, the nation’s rapid growth in the late eighteenth and early nineteenth centuries created a demand for westward expansion and a corresponding pressure on the government to extinguish Indian title by treaty. Later, as Indian tribes became increasingly resistant to requests that they cede their territories, the government moved toward a policy of removing Indians to lands in the western states in exchange for their existing lands. See, e.g., Banner v. United States, 238 F.3d 1348, 1351 (Fed. Cir. 2001) (“Banner II”).

In 1871, the federal government abandoned formal treaty-making with Indian tribes altogether, Act of March 3, 1871, § 1, 16 Stat. 544 (codified in 25 U.S.C. § 71), and moved toward a policy of allotment(16) and assimilation.

H.            The Allegany Reservation

Early on, the SNI’s Allegany Reservation was considered of little value. City of Salamanca, 27 F. Supp. at 544. That assessment changed when railroads extended through it to the west. Railroad construction purportedly was authorized by an Act of Legislature of the State of New York, May 12, 1836, Laws 1836, c. 316. This Act permitted

(16) The General Allotment Act of 1887, commonly referred to as the Dawes Act, opened the door to further losses of Indian lands. 25 U.S.C. §§ 331 et seq., 24 Stat. 388. Under the Act, tribe members gave up their ownership interest in commonly held reservation land for an individual land allotment that either was held by the government in “trust” for the Indian, or by the Indian in “restricted fee,” for a specified number of years, after which it was conveyed to the individual by fee patent, without restriction on allenation. United States v. Ramsey, 271 U.S. 467, 470, 46 S. Ct. 559, 70 L. Ed. 2d 1039 (1926). Under the Dawes Act, existing reservations were diminished. Typically, only a portion of reservation land was parceled into individual allotments, with the remainder made available for sale to white settlers. Oklahoma Tax Comm’n v. Sac and Fox Nation, 508 U.S. 114, 117, 113 S. Ct. 1985, 124 L. Ed. 2d 30 (1993).

the use of certain reservation land for railroad purposes only, but provided that fee should not vest in the railroads. City of Salamanca, 27 F. Supp. at 544. Inevitably, along with railroads came the growth of settlements, and settlers residing on the Allegany Reservation leased land from the SNI. Id.

Sometime prior to 1875, the Supreme Court of New York found that these leases had been taken without federal authority and declared them invalid based on the Nonintercourse Act, 25 U.S.C. § 177. City of Salamanca, 27 F. Supp. at 544; Banner v. United States, 44 Fed. Cl. 568, 570 (1991) (“Banner I”). New York State petitioned Congress to ratify the leases, and Congress responded by enacting the Act of February 19, 1875, ch. 90, 18 Stat. 330. City of Salamanca, 27 F. Supp. at 544. That Act provided that existing leases would be valid and binding for a period of five years from its date of passage (to February 19, 1880), after which the SNI:

through its councillors shall be entitled to the possession of the said lands, and shall have the power to lease the same: Provided, however, That at the expiration of said period, or the termination of said leases, as hereinbefore provided, said leases shall be renewable for periods not exceeding twelve years, and the persons who may be at such time the owner or owners of improvements erected upon such lands, shall be entitled to such renewed leases and to continue in possession of such lands, on such conditions as may be agreed upon by him or them and such councillors; and in case they cannot agree upon the conditions of such leases, or the amount of annual rents to be paid, then the said councillors shall appoint one person, and the other party or parties shall choose one person, as referees to fix and determine the terms of said lease and the amount of annual rent to be paid; and if the two so appointed and chosen cannot agree, they shall choose a third person to act with them, the award of whom, or the major part of whom, shall be final or binding upon the parties . . . .

18 Stat. 330, § 3 (12 year leases to expire February 19, 1892). Congress later passed the Act of September 30, 1890, ch. 1132, 26 Stat. 558, which extended the lease renewal period from twelve years to “a term not exceeding ninety-nine years” (to February 19, 1991), and incorporated “all other terms and conditions of the [Act of 1875].” (alteration added). Throughout these leasing periods, the SNI’s ownership of the leased land was not disputed.

Following its final treaty cession in 1842, the SNI’s Allegany land base remained intact until 1963. Then, the United States, by condemnation, acquired flowage rights and other easements on some 10,000 acres in the Allegheny Reservation (approximately onethird of the reserved land), as part of the Allegheny River Reservoir (Kinzua Dam) Project in southwestern New York State and Pennsylvania. United States v. 1132.5 Acres of Land, 441 F.2d 356, 357 (2d Cir.), cert. denied, 404 U.S. 850, 92 S. Ct. 86, 30 L. Ed. 2d 89 (1971). Because of its recognized title to the land, the SNI was entitled to receive, and did receive, compensation for the taking. Id.

I.              The Indian Reorganization Act

In 1934, yet another shift in federal Indian policy was evidenced by Congress’s enactment of the Indian Reorganization Act (“IRA”), 48 Stat. 984-88, codified as amended in 25 U.S.C. §§ 461 et seq. The government was moving from a policy of assimilation to one of Indian self-determination and the reinvigoration of tribal governments. To that end, the IRA encouraged tribes to adopt constitutions and authorized the Secretary to issue charters of incorporation as means by which tribes could govern their internal affairs and engage in economic development. 48 Stat. at 987-88, 25 U.S.C. §§ 469, 476-477. The IRA was also directed toward stemming the loss of Indian land. It did not reactivate the federal restrictions on alienation that had been removed by fee transfers. However, the IRA did put an end to the granting of allotments, extended indefinitely the trust or restriction periods on remaining allotments, and authorized the Secretary of the Interior to restore surplus lands (reservation land previously opened up for sale) to tribal ownership, acquire land in trust in the name of the United States to provide land for Indians, and proclaim new reservations on lands acquired pursuant to the IRA. 48 Stat. at 984-86, 25 U.S.C. §§ 461- 465, 467. Consistent with the IRA’s goal of self-governance, Congress did not impose its provisions on Indian tribes:

This Act shall not apply to any reservation wherein a majority of the adult Indians, voting at a special election duly called by the Secretary of the Interior, shall vote against its application. It shall be the duty of the Secretary of the Interior, within one year after the passage and approval of this Act, to call such an election, which election shall be held by secret ballot upon thirty days’ notice.

48 Stat. at 988, 25 U.S.C. § 478.

Voting was held among the Iroquois nations in June 1935, and the nations, including the SNI, overwhelmingly rejected the IRA due to concerns over maintaining their sovereignty and their remaining land base. LAURENCE M. HAUPTMAN, THE IROQUOIS AND THE NEW DEAL 56-59 (1981). The SNI, who alone among the Six Nations already had an elective system of government, saw the IRA as superfluous. Wilcomb E. Washburn, A Fifty-Year Perspective on the Indian Reorganization Act, 86 AMERICAN ANTHROPOLOGIST 279, 286 (June 1984).

J.             The Indian Claims Commission and the SNI’s Claims for Damages

It was not long before federal policy once again did an about face and turned to tribal termination and the relocation of individual Indians. COHEN’S at 89-92 (period lasting 1943-1961). Advocates of termination sought to, among other things, bring finality to tribal complaints about the erosion of their land bases. Id. at 92. In 1946, Congress passed the Indian Claims Commission Act, which established the Indian Claims Commission (the

“Commission”) to hear and resolve certain claims by Indian tribes against the federal government. Act of August 13, 1946, ch. 959, 60 Stat. 1049. Specifically, the Commission was given jurisdiction over:

(1) claims in law or equity arising under the Constitution, laws, treaties of the United States and Executive orders of the President; (2) all other claims in law or equity, including those sounding in tort, with respect to which the claimant would have been entitled to sue in a court of the United States if the United States was subject to suit; (3) claims which would result if the treaties, contracts, and agreements between the claimant and the United States were revised on the ground of fraud, duress, unconscionable consideration, mutual or unilateral mistake, whether of law or fact, or any other ground cognizable by a court of equity; (4) claims arising from the taking by the United States, whether as the result of a treaty of cession or otherwise, of lands owned or occupied by the claimant without payment for such lands of compensation agreed to by the claimant; and (5) claims based upon fair and honorable dealings that are not recognized by any existing rule of law or equity.

60 Stat 1049, 1050, § 2. The Commission was authorized to hear only claims that accrued prior to enactment of the statute and were filed within five years thereafter—no later than August 13, 1951. Id. at § 12 (claims falling outside those parameters could not “thereafter be submitted to any court or administrative agency for consideration, nor will such claim thereafter be entertained by the Congress”). The only redress available in a Commission proceeding was a monetary award, and the Commission’s orders were appealable to the Court of Claims.(17) Seneca Nation of Indians, 206 F. Supp. 2d at 499. The Commission was originally intended to exist for ten years, but Congress authorized extensions until September 30, 1978. Id. At that time, all remaining cases were transferred to the Court of Claims. Id.; Act of July 20, 1977, Pub. L. No. 95-69, 91 Stat. 273.

On August 11, 1951, the SNI filed a petition with the Commission seeking an award

(17) The Court of Claims was succeeded by the United States Claims Court in 1982, and the United States Court of Federal Claims in 1992.

for damages for the United States’ alleged failure to ensure that the SNI received conscionable consideration in the sale and leasing of its land under various treaties, agreements and statutes. See Seneca Nation of Indians v. United States, 39 Ind. Cl. Comm. 355, 355 (1977). The SNI sought redress for, among other things, the 1788 Phelps Gorham purchase, the 1797 Morris purchase, the cessions to the Ogden Land Company in 1823, 1826 and 1838, and the Allegany Reservation land leases validated by the Act of 1875 and extended pursuant to the Act of 1890. On January 20, 1958, the Commission directed the SNI to file separate petitions for a number of their claims. Id. at 355.

In Seneca Nation of Indians v. United States, 12 Ind. Cl. Comm. 780 (1963), the Commission considered several of the SNI’s land cession claims and determined that the United States was not liable for injuries the SNI purportedly suffered from the sales to Phelps and Gorham in 1788, Morris in 1797, and the Ogden Land Company in 1826 and 1838. In the Commission’s view, the United States could not be responsible for the allegedly unlawful taking of SNI land because it has never held title to Indian land in New York State. Id. at 782. The Commission found that no treaty imposed a duty on the United States that would render it liable for the alleged injuries, nor did the Nonintercourse Act. Id. 783-93. The SNI appealed.

The Court of Claims affirmed the Commission as to the Phelps Gorham purchase, but reversed as to all others. Seneca Nation of Indians, 173 Ct. Cl. 917. With respect to the Phelps Gorham purchase, the Court of Claims agreed that the Continental Congress had not assumed any fiduciary role toward the SNI under the Articles of Confederation, which then controlled. Id. at 920-21. However, the Court found a compelling distinction between the sale of land to Phelps and Gorham and all later sales—to wit, Congress’s adoption of the Nonintercourse Act in 1790. Id. at 922. By that Act, the United States assumed a special fiduciary responsibility to protect and guard Indians against unfair treatment in transactions with respect to the disposition of their lands. Id. at 925. The Court held that wherever the Nonintercourse Act applies, it necessarily follows that “the United States is liable, under the Indian Claims Commission Act, for the receipt by the Indians of an unconscionably low consideration.” Id. at 925-26. On remand, the Commission awarded the SNI $5,649,585.04 for various claims relating to its post-1790 land cessions. Seneca Nation of Indians, 28 Ind. Cl. Comm. at 41 (Docket Nos. 342-A, B, C, E, F, I, 368 and 368-A).

On November 20, 1958, the SNI refiled its claim relating to the Allegany leases (which had been the Tenth Claim of its original petition) as Docket No. 342-G. Seneca Nation of Indians, 39 Ind. Cl. Comm. at 356. The Commission did not make a determination on liability with respect to the SNI’s claim for damages from its leases to non-Indians during the period 1870 to 1951. Id. at 358 (Docket No. 342-G). Instead, that claim was settled in 1977 by stipulation for entry of final judgment in the amount of $600,000. Id. at 358, 360, 364. The stipulation was “by way of compromise and settlement,” and the United States did not admit liability. Id. at 357, 364. The final judgment disposed of all claims the SNI “asserted, or could have asserted in Docket No. 342-G, including, but not limited to, all claims for the leasing of [its] reservation lands for any purpose.” Id. at 364.

In the 1960s, during the pendency of the SNI’s claims, national Indian policy was once again in the process of reversal—this time returning to the goals of tribal self-determination, self-governance, and the federal-Indian trust relationship that are hallmarks of the IRA. This policy era continues to date. COHEN’S at 97-113.

K.            The Salamanca Indian Lease Authority (“SILA”)

The SNI’s 99-year land leases to non-Indians, which were the subject of Commission Docket No. 342-G, were set to expire on February 19, 1991. In 1969, while the SNI’s claim was still pending, the New York State legislature created the Salamanca Indian Lease Authority (“SILA”) as a public benefit corporation authorized to negotiate and enter into a new “master lease” with the SNI for all reservation lands underlying the city of Salamanca (“the city”). N.Y. PUB. AUTH. LAW §§ 1790-99. Nearly twenty years of lease negotiations ensued, and during the latter course of negotiations, the “master lease” concept was rejected. Fluent v. Salamanca Indian Lease Authority, 847 F. Supp. 1046, 1049 (W.D.N.Y. 1994). SILA then received authorization from an overwhelming majority of lessees to negotiate for the terms and provisions of a renewal of their individual leases. Id. SILA explained to the lessees, in September 1987, that individual lessees were each required to affirmatively renew their “99-year leases;” SILA would negotiate the renewal terms and each lessee would then decide whether to sign the lease. Id.

By letter dated May 21, 1990, SILA notified lessees that lease negotiations had concluded. Id. at 1050. The renewal agreement between the city of Salamanca and the SNI offered new leases for a term of 40 years, with the right to renew for an additional 40 years. Annual rents would be based on the fair market value of the land, without improvements. Id. A total of $800,000 was to be collected by the city from lessees and paid to the SNI, subject to adjustment based on yearly reappraisal. Id. One of the conditions of the renewal agreement was that the federal and state governments agree to pay to the SNI a total of $60 million, an amount believed to approximate the difference between the rents the SNI had actually received over the previous 99 years and the fair market rental value of the leased land over that same time period. The federal government was to pay $35 million, and the state government $25 million. Id.; see also, S. REP. NO. 101-511, at 23 (1990).

L.            The Seneca Nation Settlement Act of 1990 (“SNSA”)

In 1990, Congress considered the city and SNI’s request that it implicitly ratify the lease renewal agreement and went on to enact the Seneca Nation Settlement Act of 1990, PUB. L. 101-503, 104 Stat. 1292 (codified in 25 U.S.C. §§ 1774-1774h).

The SNSA’s background is set forth in committee reports to the Senate and House.(18) The Select Committee on Indian Affairs (“Committee”) reported that the SNI had lost the use of “significant portions of its Allegany Reservation” during a 99-year lease period with terms that were “grossly unfair.” S. REP. NO. 101-511, at 4-5. As for the non-Indian lessees, the Committee noted that an increase in lease payments to a fair market rate would be “a great financial shock” in a community that has been in severe economic decline, and that “if a major disaster is to be averted for the city of Salamanca . . . further congressional legislation is needed.” Id. at 5-6. The Committee was of the opinion that passage of the SNSA, by which the renewal agreement would become effective, would provide stability to the lessees, fair rents to the SNI going forward, and compensation for a past unfairness. Id. at 6, 33.

The Executive Branch, by the DOI, strongly opposed passage of the SNSA, in part because it would commit the United States to pay $35 million to address past inequities when “it is not clear whether the United States could be held legally liable for the low rental

(18) Because the reports do not differ in any relevant respect, citations are to the Senate Report only.

rates for the use of tribal property.” Id. at 39. As previously noted, there had been no determination of liability by the Claims Commission on this issue, nor had the United States conceded liability. While acknowledging the DOI’s objection, the Committee was of the opinion that “the $60 million which is to be paid to the [SNI] is a fair and equitable compensation for the losses sustained by [it].” Id. at 32 (combined federal and state payments). The Committee recommended passage of the bill “to permit a renewal of the leases at fair market value and provide[ ] compensation to the [SNI] from the United States and the State for the loss of the fair market value of their lands during the last 99 years due to the action of the United States.” Id. at 6, 31.

In enacting the SNSA,(19) Congress found that:

An analysis of historic land values indicates that the payments made under the original [99-year] lease agreement and under the [Claims Commission] settlement described in paragraph (2)(E) were well below the actual lease value of the property.

25 U.S.C. § 1774(a)(3) (alterations added). Congress further found that the federal government had “a moral responsibility . . . to help secure a fair and equitable settlement for past inequities.” Id. § 1774(a)(6). To assist in resolving inequities relating to the 1892 leases, the SNSA provided that the United States would pay the SNI $35 million. Id. §§ 1774(b)(2), 1774d(b).(20) The United States sought “to avoid the potential legal liability on the part of the United States that could be a direct consequence of not reaching a settlement.” Id. § 1774(b)(8).

(19) The “Seneca Nation Settlement Act of 1990” is the short title for Public Law 101-503, entitled “An Act to provide for the renegotiation of certain leases of the Seneca Nation, and for other purposes.” 104 Stat. 1292 (1990).

(20) New York passed legislation in July 1991, in which it agreed to pay the SNI $25 million. See Fluent, 847 F. Supp. at 1050.

Also among SNSA’s purposes was the promotion of stability and security for city residents, economic growth of the city, economic self-sufficiency of the SNI, and cooperative economic and community development efforts between them. Id. § 1774(b)(4)-(7). To that end, $5 million of the $35 million paid to the SNI was earmarked for “economic and community development of the Seneca Nation, including the city of Salamanca, which is an integral part of the Seneca Nation’s Allegany Reservation.” Id. § 1774d(b)(2)(A). Use of the remaining $30 million was to be determined by the SNI in accordance with its constitution and laws. Id. § 1774d(b)(1).

One of the SNSA’s miscellaneous provisions permits the SNI, in its discretion, to acquire land with funds received under the SNSA:

Land within its aboriginal area in the State or situated within or near proximity to former reservation land may be acquired by the Seneca Nation with funds appropriated pursuant to this subchapter. State and local governments shall have a period of 30 days after notification by the Secretary or the Seneca Nation of acquisition of, or intent to acquire such lands to comment on the impact of the removal of such lands from real property tax rolls of State political subdivisions. Unless the Secretary determines within 30 days after the comment period that such lands shall not be subject to the provisions of section 2116 of the Revised Statutes (25 U.S.C. 177), such lands shall be subject to the provisions of that Act [the Nonintercourse Act] and shall be held in restricted fee status by the Seneca Nation. Based on the proximity of the land acquired to the Seneca Nation’s reservations, land acquired may become a part of and expand the boundaries of the Allegany Reservation, the Cattaraugus Reservation, or the Oil Spring Reservation in accordance with the procedures established by the Secretary for this purpose.

Id. § 1774f(c) (alteration added). The intent of the SNSA generally, and this land acquisition provision in particular, are in dispute here.

M.           The Indian Gaming Regulatory Act (“IGRA”)

Two years prior to passing the SNSA, on October 17, 1988, Congress enacted the Indian Gaming Regulatory Act (“IGRA”), 25 U.S.C. §§ 2701-2721.

Games of chance have a historic connection to tribal ceremonies and celebrations. Such gaming was not a subject of government scrutiny until 1979, when the Seminole Tribe of Florida opened a “high stakes” bingo hall on its reservation lands. The State of Florida, expressing concerns over the possible infiltration of Indian gaming by “criminal elements,” attempted to shut down the tribe’s bingo hall and the Seminoles sought injunctive relief. In Seminole Tribe of Florida v. Butterworth, the Fifth Circuit affirmed the district court’s grant of relief to the tribe, concluding that the State of Florida did not prohibit bingo games as against public policy and the state’s civil statute regulating bingo could not be enforced on tribal sovereign land. 658 F.2d 310, 313-16 (5th Cir. 1981), cert. denied, 455 U.S. 1020, 102 S. Ct. 1717, 72 L. Ed. 2d 138 (1982). The reasoning of Seminole v. Butterworth and other circuit court cases that followed was affirmed by the Supreme Court in Calfornia v. Cabazon Band of Mission Indians, which upheld the sovereign right of Indians to engage in gaming on tribal lands. 480 U.S. 202, 107 S. Ct. 1083, 94 L. Ed. 2d 244 (1987). Underlying the Court’s ruling is the long-standing principle that a state has no jurisdiction over Indian lands unless Congress has expressly ceded that jurisdiction. Id. at 207. In short, states had no means of restricting or regulating gaming on Indian lands within their borders.

After Cabazon, Congress sought to address the increasing prevalence of bingo and other high stakes gaming on Indian land. Some members advocated for gaming as a means to tribal economic self-reliance, while others expressed concerns over the unregulated operation of activities that were not otherwise permitted in most states.

These concerns are reflected in the IGRA’s various purposes:

(1) to provide a statutory basis for the operation of gaming by Indian tribes as a means of promoting tribal economic development, self-sufficiency, and strong tribal governments;

(2) to provide a statutory basis for the regulation of gaming by an Indian tribe adequate to shield it from organized crime and other corrupting influences, to ensure that the Indian tribe is the primary beneficiary of the gaming operation, and to assure that gaming is conducted fairly and honestly by both the operator and players; and

(3) to declare that the establishment of independent Federal regulatory authority for gaming on Indian lands, the establishment of Federal standards for gaming on Indian lands, and the establishment of a National Indian Gaming Commission are necessary to meet congressional concerns regarding gaming and to protect such gaming as a means of generating tribal revenue.

25 U.S.C. § 2702.

The IGRA provides for three classes of gaming, and each is subject to a different level of regulation. 25 U.S.C. § 2710. With respect to each class, the IGRA “seeks to balance the competing sovereign interests of the federal government, state governments and Indian tribes, by giving each a role in the regulatory scheme.” Artichoke Joe’s v. Norton, 216 F. Supp. 2d 1084, 1092 (E.D. Cal. 2002), aff’d, 353 F.3d 712 (9th Cir. 2003), cert. denied, 543 U.S. 815, 125 S. Ct. 51, 160 L. Ed. 2d 20 (2004).

Class I gaming is not subject to any type of regulation and includes “social games solely for prizes of minimal value or traditional forms of Indian gaming [associated] with tribal ceremonies or celebrations.” 25 U.S.C. § 2703(6), 2710(a)(1) (alteration added).

Class II gaming includes bingo, pull-tabs, punch boards and other similar games, as well as card games not prohibited by state law. Id. § 2703(7)(A). Class II games are authorized if conducted under a gaming ordinance approved by the NIGC Chairman and located in a state that permits such gaming for any purpose by any entity. Id. § 2710(a)(2), (b)(1)(A) and (B). The federal government regulates, monitors and audits class II gaming.

Id. § 2706.

Class III gaming, the category at issue in this case, is the “most heavily regulated and most controversial form of gambling” under the IGRA. Artichoke Joe’s Cal. Grand Casino v. Norton, 353 F.3d 712, 715 (9th Cir. 2003). It is comprised of all forms of gaming not in classes I or II, including slot machines, games such as baccarat, blackjack, roulette, and craps, and sport betting, parimutuel wagering and lotteries. 25 U.S.C. § 2703(8) and (7)(B); 25 C.F.R. § 502.4. Class III gaming is lawful only if: (1) the governing body of the tribe having jurisdiction over the Indian land on which gaming is to take place authorizes class III gaming by adopting an ordinance or resolution that is then approved by the NIGC Chairman; (2) the gaming is located in a state that permits such gaming; and (3) the gaming is conducted in conformance with a “tribal-state compact” that regulates such gaming. 25 U.S.C. § 2710(d)(1).

An IGRA requirement applicable to all three classes is that the gaming operation be sited on Indian land within the tribe’s jurisdiction. 25 U.S.C. § 2710(a)(1), (b)(1), (d)(1)(A)(i) and (d)(2)(A). For purposes of the IGRA, “Indian lands” include:

(A) all lands within the limit of any Indian reservation; and

(B) any lands title to which is either held in trust by the United States for the benefit of any Indian tribe or individual or held by any Indian tribe or individual subject to restriction by the United States against alienation and over which an Indian tribe exercises governmental power.

Id. § 2703(4); see also, 25 C.F.R. § 502.12.(21)

(21) Section 502.12 of Title 25 of the Code of Federal Regulations defines Indian lands as follows:

(a) Land within the limits of an Indian reservation; or

(b) Land over which an Indian tribe exercises governmental power and that is either—

(1) Held in trust by the United States for the benefit of any Indian tribe or individual; or

(2) Held by an Indian tribe or individual subject to restriction by the United States against alienation.

However, the IGRA expressly prohibits gaming on land “acquired by the Secretary in trust for the benefit of an Indian tribe after October 17, 1988”(22) unless a defined statutory exception applies. 25 U.S.C. § 2719. Among the exceptions are where:

lands are taken into trust as part of—

(i) a settlement of a land claim,

(ii) the initial reservation of an Indian tribe acknowledged by the Secretary under the Federal acknowledgment process, or

(iii) the restoration of lands for an Indian tribe that is restored to Federal recognition.

Id. § 2719(b)(1)(B). If none of these exceptions apply, gaming can occur on after-acquired lands only if:

(A) the Secretary, after consultation with the Indian tribe and appropriate State, and local officials, including officials of other nearby Indian tribes, determines that a gaming establishment on newly acquired lands would be in the best interest of the Indian tribe and its members, and would not be detrimental to the surrounding community, but only if the Governor of the State in which the gaming activity is to be conducted concurs in the Secretary’s determination[.]

Id. § 2719(b)(1)(A).

N.                                  The SNI’s Pursuit of Class III Gaming

In 2002, the SNI sought and obtained the state and federal approvals required by the IGRA for a class III gaming operation.

On August 18, 2002, the SNI and the State of New York executed a Tribal-State Gaming Compact (the “Compact”) for the conduct of class III gaming at three sites in New York State, one of which was a then-unidentified area to be purchased within the City of

(22) This provision is often referred to as the “after-acquired lands prohibition on gaming.”

Buffalo. AR00233;(23) Murray Aff., Ex. 15 at ¶ 11(a)(2). The Compact reflects the SNI’s intent to use funds it received under the SNSA to purchase land in Buffalo. AR00237; Murray Aff., Ex. 15 at ¶ 11(b)(4) and (c).

The Tribal-State Compact was forwarded to the DOI and received on September 10, 2002. AR00233. Within 45 days thereafter, the Secretary of the Interior(24) did not affirmatively approve or disapprove the Compact, thereby allowing it to be deemed approved as of October 25, 2002, pursuant to section 11(d)(8)(C) of the IGRA, 25 U.S.C. § 2710(d)(8)(C).(25) The Secretary explained her reasons for taking no action on the Compact in a subsequent letter, dated November 12, 2002. AR00233-240. In that letter, the Secretary opined that land the SNI intended to purchase with SNSA funds would be “Indian lands” within the meaning of the IGRA and would fall within the “settlement of a land claim” exception to the IGRA’s general prohibition on gaming on lands acquired after 1988. Id. On December 9, 2002, the DOI published a notice in the Federal Register stating that the Compact “is considered approved, but only to the extent the compact is consistent with the provisions of IGRA.” 67 Fed. Reg. 72,968.

On August 1, 2002, the SNI adopted the “Seneca Nation of Indians Class III Gaming Ordinance of 2002” and submitted the ordinance to the NIGC for review and approval. AR00050. Following the NIGC’s initial review, the SNI amended its ordinance and

(23) Citations to “AR        ” are to the Government’s Administrative Record relative to the NIGC’s July 2, 2007 approval of the SNI’s Class III Gaming Ordinance. Docket No. 27.

(24) Gale A. Norton was Secretary of the Interior when the Compact was submitted to the DOI for approval. She was replaced by Dirk Kempthorne following his confirmation by the Senate on May 26, 2006.

(25) The IGRA equates 45 days of silence with approval, so the Secretary’s nonaction results in a compact taking effect by operation of law.

submitted its “Seneca Nation of Indians Class III Gaming Ordinance of 2002, as Amended” to the NIGC on November 25, 2002. The NIGC Chairman approved the amended ordinance on November 26, 2002. AR00050, Docket No. 28-4 ¶ 10; Docket No. 37-7 ¶ 10. Notice of the ordinance approval was published in the Federal Register. 68 Fed. Reg. 70048 (Dec. 16, 2003).

Almost three years later, on October 3, 2005, the SNI purchased approximately nine (9) acres of land in the City of Buffalo (the Buffalo Parcel) and notified the State of New York and local governments of its acquisition. AR00025, 28, 77-78 and 228; Docket No. 28-4 ¶ 13; Docket No. 37-7 ¶ 13. Under the SNSA, state and local governments had thirty (30) days after receiving such notice to comment on the impact of the removal of the land from real property tax rolls. 25 U.S.C. § 1774f(c). The Secretary had 30 days after the expiration of the comment period to decide that the land should not be subject to the Nonintercourse Act’s restrictions on alienation. Id. and AR00025. The Secretary did not make such a finding and the Buffalo Parcel assumed restricted fee status by operation of law on December 2, 2005. 25 U.S.C. § 1774f(c) and AR00025, 54.

On January 3, 2006, Citizens against Casino Gambling in Erie County and other plaintiffs commenced an action challenging the Government’s decisions and actions permitting the construction and operation of a gambling casino on the Buffalo Parcel. Citizens Against Casino Gambling in Erie County v. Norton, 06-CV-0001S, 471 F. Supp. 2d 295 (W.D.N.Y.) (“CACGEC I”), amended in part on reconsideration, 2007 WL 1200473 (2007). On January 12, 2007, this Court found no evidence in the administrative record that the NIGC Chairman was aware of and relied on the Secretary’s November 12, 2002 “Indian lands” opinion letter, or that he independently considered the threshold jurisdictional question of whether the SNI was proposing to engage in gaming in Buffalo on gamingeligible Indian lands. Id. Absent consideration of this jurisdictional issue, the Court found the NIGC’s approval of the SNI’s ordinance was arbitrary and capricious, and the ordinance approval was vacated and remanded to the extent it pertained to gaming on land to be acquired in the City of Buffalo. Id.

Following the remand, on June 9, 2007, the SNI enacted an amended Seneca Nation of Indians Class III Gaming Ordinance (the “Ordinance”) that modified the definition of “Nation Lands” to include a site-specific legal description of the Buffalo Parcel. AR00131, 179-80. NIGC Chairman Hogen approved the Ordinance on July 2, 2007. AR00009-13. In his approval letter, Hogen concluded that the Buffalo Parcel meets the IGRA’s “Indian lands” definition, and is exempt from the general prohibition on gaming on land acquired after October 17, 1988 because it was acquired “as part of the settlement of a land claim.” Id. Hogen cited certain authority on which he relied and stated that, in regard to both issues, he “defer[red] to the Secretary’s existing interpretation.” AR00012.

This action, challenging Chairman Hogen’s conclusions, was commenced ten days after the Ordinance was approved. Plaintiffs allege that Hogen’s decision to approve the SNI’s Ordinance violates the IGRA because: (1) the Buffalo Parcel is not “Indian lands” within the meaning of the IGRA; and (2) the SNSA did not “settle a land claim” such that the Buffalo Parcel would fall within that exception to the IGRA’s prohibition on gaming on lands acquired after October 17, 1988. Plaintiffs further allege that, even assuming the Buffalo Parcel is Indian lands, the only exception to the IGRA’s prohibition on gaming potentially applicable to the Parcel is section 20(b)(1)(A), 25 U.S.C. § 2719(b)(1)(A), which requires a finding by the Secretary that a casino on the Buffalo Parcel would not be detrimental to the surrounding community. Am. Compl. ¶¶ 71-2. They allege that there was no attempt by the Secretary or the NIGC to comply with this provision and they now seek its enforcement. Id. at ¶ 72 and Prayer for Relief ¶ 5.

On July 3, 2007, one day after the Ordinance was approved, the SNI opened its Seneca Buffalo Creek Casino on the Buffalo Parcel in a temporary, 5,000-square-foot facility housing 124 slot machines. David Staba & Ken Belson, Temporary Casino Opens in Downtown Buffalo, N.Y. TIMES, July 4, 2007; Press Release, Seneca Gaming Corporation, Seneca Buffalo Creek Casino Opens for Business (July 3, 2007), http://www.senecagamingcorporation.com/SBCC/press.cfm. The SNI plans to open permanent structures on the Buffalo Parcel in Spring 2010, including a 90,000-square-foot casino housing 2,000 slot machines and 45 table games, and a 22-story hotel. Sharon Linstedt, Work starts on Senecas’ $333 million casino-hotel complex in Buffalo, BUFFALO NEWS, Feb. 8, 2008; So Much To Offer, Seneca Gaming Corporation homepage, http://www.senecagamingcorporation.com/SBCC/press.cfm, Feb. 19, 2008.

III. THE GOVERNMENT’S JURISDICTIONAL CHALLENGES

Defendants contend, in their motion to dismiss, that the Court lacks jurisdiction to consider the merits of Plaintiffs’ claims because Plaintiffs lack standing to sue and, furthermore, the Government has not waived its immunity to suit.

A.                                    Standard of Review

Defendants’ arguments relative to the Court’s jurisdiction are appropriately reviewed under the Rule 12(b)(1) standard. A case is properly dismissed for lack of subject matter jurisdiction under Rule 12(b)(1) when the district court lacks the statutory or constitutional power to adjudicate it. Makarova v. United States, 201 F.3d 110, 113 (2d Cir. 2000). The plaintiff bears the burden of establishing the existence of federal jurisdiction. Lujan v. Defenders of Wildlife, 504 U.S. 555, 560-61, 112 S. Ct. 2130, 119 L. Ed. 2d 351 (1992).

Where, as here, the jurisdictional challenges are raised at the pleading stage, the court accepts as true all factual allegations in the complaint. It is “presume[d] that general [fact] allegations embrace those specific facts that are necessary to support the claim.” Lujan v. Nat’l Wildlife Fed’n, 497 U.S. 871, 889, 110 S. Ct. 3177, 111 L. Ed. 2d 695 (1990) (alterations added). The court also may consider affidavits and other evidence outside the pleadings to resolve the jurisdictional issue, but it may not rely on conclusory or hearsay statements contained in affidavits. J.S. v. Attica Cent. Schs., 386 F.3d 107, 110 (2d Cir. 2004), cert. denied, 544 U.S. 968, 125 S. Ct. 1727, 161 L. Ed. 2d 616 (2005).

B.                                    Plaintiffs’ Standing to Sue

1.                                      Constitutional and Prudential Standing

Standing is an essential component of the case or controversy requirement of Article III, section 2 of the United States Constitution. The Supreme Court has articulated the following “irreducible constitutional minimum” for standing: 1) the plaintiff must have suffered an “injury in fact;” 2) the injury must be fairly traceable to the defendant; and 3) it must be “likely,” rather than “speculative,” that the injury will be redressable by the court. Defenders of Wildlife, 504 U.S. at 560-61; see also, Hein v. Freedom from Religion Found., Inc.,        U.S.       , 127 S. Ct. 2553, 2562, 168 L. Ed. 2d 424 (2007) (confirming wellestablished requisite elements of Article III standing). An “injury in fact” is “an invasion of a legally protected interest which is (a) concrete and particularized and (b) actual or imminent, not conjectural or hypothetical.” Defenders of Wildlife, 504 U.S. at 560 (internal citations, footnote and quotation marks omitted). These requirements “tend[ ] to assure that the legal questions presented to the court will be resolved, not in the rarified atmosphere of a debating society, but in a concrete factual context conducive to a realistic appreciation of the consequences of judicial action.” Valley Forge Christian Coll. v. Ams. United for Separation of Church & State, Inc., 454 U.S. 464, 472, 102 S. Ct. 752, 70 L. Ed. 2d 700 (1981) (alteration added). The party invoking federal jurisdiction bears the burden of establishing its existence. Defenders of Wildlife, 504 at 561 (citing FW/PBS, Inc. v. Dallas, 493 U.S. 215, 231, 110 S. Ct. 596, 107 L. Ed. 2d 603 (1990)).

In addition to the constitutional limitations on federal court jurisdiction, the prudential doctrine of standing encompasses judicially-imposed limits on its exercise. United Food & Commercial Workers Union Local 751 v. Brown Group, Inc., 517 U.S. 544, 551, 116 S. Ct. 1529, 134 L. Ed. 2d 758 (1996). Among the prudential considerations is “the requirement that a plaintiff’s complaint fall within the zone of interests protected by the law invoked.” Allen v. Wright, 468 U.S. 737, 751, 104 S. Ct. 3315, 82 L. Ed. 2d 556 (1984).

Defendants contend that Plaintiffs cannot meet their burden of establishing the constitutional elements of standing, and do not fall within the zone of interests necessary for prudential standing. For purposes of the standing analysis, Plaintiffs fall into three general categories: individual citizens, associations, and legislators. For the reasons discussed below, the Court concludes that at least some of these plaintiffs have standing to assert claims that the NIGC’s Ordinance approval violates the IGRA. To reach the merits of Plaintiffs’ claims, the Court need only find that one plaintiff has constitutional and prudential standing to bring them. Rumsfeld v. Forum for Academic & Inst’l Rights, Inc., 547 U.S. 47, 52 n.2, 126 S. Ct. 1297, 164 L. Ed. 2d 156 (2006); Watt v. Energy Action

Educ. Found., 454 U.S. 151, 160, 102 S. Ct. 205, 70 L. Ed. 2d 309 (1981); Animal Legal Def. Fund v. Glickman, 154 F.3d 426, 429 (D.C. Cir. 1998), cert. denied, 526 U.S. 1064, 119 S. Ct. 1454, 143 L. Ed. 2d 541 (1999).

2.                                      The Individual Plaintiffs

Ten of the fourteen individual plaintiffs allege that they either reside or operate businesses within the Buffalo Parcel neighborhood, and that a gambling facility will negatively impact them by causing blight, increased crime, lack of parking, and increased traffic, air pollution, and noise. Am. Compl. ¶¶ 13, 14, 16-20, 22. One of these plaintiffs attests that he and his employees are already negatively impacted by traffic and parking issues when events are scheduled at a nearby arena, and that the operation of a gambling casino will compound parking problems, traffic delays, and the difficulty to customers in reaching his company. Docket No. 35-5, Affidavit of John McKendry. Plaintiffs Richardson and Rush allege that they live directly to the east of the Buffalo Parcel and already have been impacted by construction dust and the threat of asbestos from the SNI’s demolition work at the site, as well as the blockage of streets and sidewalks relating to the site’s redevelopment. Am. Compl. ¶ 22.

To allege an injury in fact sufficient for constitutional standing, a plaintiff must first have a legally protected interest that is threatened by Defendants’ actions. Defenders of Wildlife, 504 U.S. at 572-73 nn.7-8. The IGRA, under which Plaintiffs bring their claims, provides that in certain circumstances the Secretary must make a determination that a gambling facility will not be detrimental to the surrounding community before gaming can lawfully occur. 25 U.S.C. § 2719(b)(1)(A); TOMAC v. Norton, 193 F. Supp. 2d 182, 190 (D.D.C. 2002), aff’d in relevant part, 433 F.3d 852 (D.C. Cir. 2006). Plaintiffs contend that the Secretary was required to make such a determination in this case,(26) but failed to do so. Am. Compl. ¶¶ 71-72; Docket No. 35 at 13-14. Thus, Plaintiffs have identified a legally protected interest that involves a procedural right.

The identified interest is “concrete and particularized” to these ten plaintiffs—i.e., it affects them in a personal and individual way, as opposed to having a generalized impact on all members of the public. Defenders of Wildlife, 504 U.S. at 560 n.1. All ten allege that they live, work and/or own property in the immediate vicinity of the Buffalo Parcel and that a gambling facility will cause a distinct risk to the physical integrity, safety, and environmental quality of their neighborhood. Their close, day-to-day proximity to the site makes the alleged injury—the Secretary’s failure to make the requisite determination regarding possible detriment to their neighborhood—particular to these plaintiffs for purposes of standing. See, e.g., City of Roseville v. Norton, 219 F. Supp. 2d 130, 157-58 (D.D.C. 2002) (organization plaintiff sufficiently alleged standing to bring claim under IGRA where its members lived in close proximity to proposed gaming site and claimed the facility would negatively impact their health and security), aff’d, 348 F.3d 1020 (D.C. Cir. 2003), cert. denied, 541 U.S. 974, 124 S.Ct. 1888, 158 L. Ed. 2d 470 (2004); Nulankeyatmonen Nkihtaqmikin v. Impson, 503 F.3d 18, 27 (1st Cir. 2007) (tribe members had particularized and concrete interest in Bureau of Indian Affairs’ purported failure to follow requisite statutory procedures before approving lease of tribal land to developer where members lived and worked near the lease site and used the land and surrounding waters for

(26) The Secretary is required to make such a determination for lands acquired after October 17, 1988, if the land does not fall within one of the three statutory exceptions in 25 U.S.C. § 2719(b)(1)(B). Plaintiffs argue that the settlement of a land claim exception does not apply to the Buffalo Parcel, thereby requiring this “no detriment” determination by the Secretary.

ceremonial and community purposes); TOMAC, 193 F. Supp. 2d at 186, 187-88 n.1 (plaintiffs living adjacent to a proposed casino project that would “significantly and permanently alter the physical environment of their neighborhood” alleged sufficiently personal, individual injury to meet standing requirements for IGRA and other claims); Committee for Auto Responsibility v. Solomon, 603 F.2d 992, 997-98 (D.C. Cir. 1979), cert. denied, 445 U.S. 915 (1980) (plaintiffs had standing to challenge government’s lease of property for use as parking facility as violative of the National Environmental Policy Act where they alleged that they lived and/or regularly traveled in the immediate vicinity of the facility and were affected by noise, air pollution and congestion from vehicles using it).

Where, as here, a plaintiff’s legally protected interest involves a procedural right, the plaintiff need not meet “all the normal standards for redressibility and immediacy;” the focus is on whether a plaintiff who has suffered personal and particularized injury has sued a defendant who has caused that injury. Defenders of Wildlife, 504 U.S. at 572 n.7. For example, under Supreme Court case law:

[O]ne living adjacent to the site for proposed construction of a federally licensed dam has standing to challenge the licensing agency’s failure to prepare an environmental impact statement, even though he cannot establish with any certainty that the statement will cause the license to be withheld or altered, and even though the dam will not be completed for many years.

Id. In the instant case, these ten plaintiffs need not show that the alleged harm to their neighborhood is imminent,(27) and they have otherwise sufficiently alleged an injury in fact.

To demonstrate the causation element of constitutional standing, Plaintiffs must show that their alleged injury from the SNI’s construction and operation of a gaming facility

(27) Even were these plaintiffs required to make this showing, certain of them have alleged or attested that some harm has occurred already.

is fairly traceable to Defendants. That causal link is readily identified here. NIGC approval of a tribal gaming ordinance is a necessary, final prerequisite to the operation of a class III gaming facility. Plaintiffs allege Defendants acted contrary to law in permitting gaming on the Buffalo Parcel because the Parcel is not Indian lands, it was acquired after October 17, 1988, none of the three land exceptions of 25 U.S.C. § 2719(b)(1)(B) apply, and the Secretary did not make the determination of no detriment required by 25 U.S.C. § 2719(b)(1)(A). Plaintiffs’ allegations of injury from a gambling facility that could not lawfully operate absent Defendants’ purportedly erroneous approval are sufficient to satisfy the causation element. Simon v. Eastern Kentucky Welfare Rights Org., 426 U.S. 26, 41-42, 96 S. Ct. 1917, 48 L. Ed. 2d 450 (1976) (a plaintiff satisfies the causation prong by alleging that the challenged agency action authorizes the conduct that caused or will cause the plaintiff’s injuries, when that conduct would be illegal without such authorization).

As already noted, these ten neighborhood plaintiffs need not show the redressibility element of constitutional standing—i.e., that the Secretary would ultimately make a determination of detrimental impact, thereby preventing the NIGC’s approval of gaming on the Buffalo Parcel. Even were the plaintiffs required to make that showing, their challenge to the Ordinance approval would be sufficient to establish that a decision in their favor would likely redress their injury. Specifically, were the Court to agree that the Buffalo Parcel is not “Indian lands” within the meaning of the IGRA, no SNI gaming can lawfully occur on that restricted fee land. 25 U.S.C. §§ 2703(4), 2710(d)(1). If the Buffalo Parcel is “Indian lands” but the “settlement of a land claim” exception does not apply, the Secretary will be required to make a determination that a gaming facility “would not be detrimental to the surrounding community” before gaming can occur. 25 U.S.C. § 2719(b)(1)(A).

The Court presumes, at this juncture, that the Secretary would make a supportable decision in that regard.

For the reasons stated, the Court concludes that these ten neighborhood plaintiffs have sufficiently alleged the existence of constitutional standing.

For essentially the same reasons as support constitutional standing, the Court finds that the claims in the Amended Complaint are within the “zone of interest” protected by the IGRA such that these plaintiffs have prudential standing, as well.

The “zone of interest” test is a guide for deciding whether, in view of Congress’ evident intent to make agency action presumptively reviewable, a particular plaintiff should be heard to complain of a particular agency decision. In cases where the plaintiff is not itself the subject of the contested regulatory action, the test denies a right of review if the plaintiff’s interests are so marginally related to or inconsistent with the purposes implicit in the statute that it cannot reasonably be assumed that Congress intended to permit the suit. The test is not meant to be especially demanding; in particular there need be no indication of congressional purpose to benefit the would-be plaintiff.

Clarke v. Securities Indus. Ass’n, 479 U.S. 388, 399-400, 107 S. Ct. 750, 93 L. Ed. 2d 757 (1987) (citation and footnotes omitted); see also, Bennett v. Spear, 520 U.S. 154, 163, 117 S. Ct. 1154, 137 L. Ed. 2d 281 (1997) (zone of interest test applies to suits under the APA involving review of administrative action, unless expressly negated by statute). The focus of the test is “‘not on those who Congress intended to benefit, but on those who in practice can be expected to police the interest that the statute protects.’” TOMAC, 193 F. Supp. 2d at 188 (quoting Mova Pharm. Corp. v. Shalala, 140 F.3d 1060, 1075 (D.C. Cir. 1998)). Here, nearby residents, businesses, and property owners are precisely the type of plaintiffs who could be expected to police whether a particular section 20 exception applies to the Buffalo Parcel and whether procedural requirements for an exception have been met. See

Citizens Exposing Truth about Casinos v. Kempthorne, 492 F.3d 460, 464-65 (D.C. Cir. 2007) (plaintiff’s challenge to Secretary’s interpretation of IGRA’s “initial reservation” exception was sufficiently congruent with congressional purpose to place it within IGRA’s “zone of interest” where claim sought to enforce provision requiring determination regarding affected communities).

The Court has considered Defendants’ arguments challenging standing and finds them unpersuasive. In their principal and reply memoranda, Defendants rely on Defenders of Wildlife, 504 U.S. at 562, for the proposition that where a plaintiff is not the object of the challenged agency action or inaction, it is substantially more difficult to establish standing. Docket Nos. 28-2 at 15-16, and 44 at 8-9. Justice Scalia’s comments focused on the difficulty a plaintiff may have establishing causation and redressability in such a circumstance. Id. But Defendants’ reliance on this general principal ignores Justice Scalia’s further acknowledgment that where, as here, a plaintiff is accorded a procedural right to protect his or her interests, the normal standards for redressability need not be met. 504 U.S. at 572 n.7. That leaves causation. Defendants have not articulated any basis from which the Court can conclude that causation is not sufficiently alleged here, particularly where the activity Plaintiffs complain of cannot lawfully occur absent the challenged agency action.

In their reply memorandum, Defendants urge that Plaintiffs have not established an injury in fact because they have “asserted no actual harm,” the alleged injuries are “not supported by any evidence,” and Plaintiffs fail to offer any support that “the injuries are imminent.” Docket No. 44 at 8-9. Evidence of harm is not required here. The question for the Court at the pleading stage is whether Plaintiffs have sufficiently alleged injury caused by Defendants’ conduct; it is not whether they ultimately can make an evidentiary showing on each element of standing. Bennett, 520 U.S. at 168 (citing Defenders of Wildlife, 504 U.S. at 561 (quoting Nat’l Wildlife Fed’n, 497 U.S. at 889)). Defendants’ remaining contentions—that the alleged harm is too speculative to support standing and Plaintiffs have not shown that the injuries are imminent—misunderstand the injury-in-fact showing applicable to this case, where the alleged harm arises from Defendants’ purported failure to follow required procedures. Defenders of Wildlife, 504 U.S. at 572 n.7. Defendants do not explain how the harm identified here differs from that alleged in City of Roseville (anticipated harm from proposed casino), TOMAC (same), or Nulankeyutmonen Nkihtaqmikon (anticipated harm from proposed construction of terminal), where standing was found to exist.

Defendants attempt to distinguish the instant action from the cases on which Plaintiffs rely by stating that none of the cited cases involved a challenge to the NIGC’s approval of a tribal gaming ordinance. Defendants do not explain why the substance of the final agency action challenged here would alter the standing analysis articulated in analogous cases or require a different result, and the Court can discern no such reason.

For the reasons stated, the Court finds that these ten individual plaintiffs have both constitutional and prudential standing to assert the claims set forth in the Amended Complaint.

3.                                      The Remaining Plaintiffs

There are four individual plaintiffs in this case who were not included in the above discussion. One alleges concern over the impact of a casino on all the poor and vulnerable residents of Erie County, one alleges that he moved out of the Buffalo Parcel neighborhood to remove himself from the anticipated future effects of a casino, one alleges that he ministers to the spiritual and social needs of persons residing close to the Buffalo Parcel but does not describe any effect the casino will have on his ministry, and one expresses concern as an Erie County resident and taxpayer that a casino will result in increased county government costs and decreased sales tax revenues. Am. Compl. ¶¶ 5, 15, 21, 24; Docket No. 36-6, Affidavit of Joel A. Giambra. Based on the standard articulated above, the Court concludes that none of these four has alleged an injury that is sufficiently particularized and personal to support constitutional standing.

As previously noted, however, the Court need only find that one plaintiff has both constitutional and prudential standing to reach the merits of Plaintiffs’ claims. See, e.g., Forum for Academic & Inst’l Rights, Inc., 547 U.S. at 52 n.2. Having determined that ten of the individual plaintiffs do have standing, it does not matter that four do not. There also is no need to determine whether the association and legislator plaintiffs have standing as they are asserting precisely the same claims as the individual plaintiffs.

C.                                    The Quiet Title Act and Sovereign Immunity

Relying on the Quiet Title Act (“QTA”), 28 U.S.C. § 2409a, Defendants next contend that the Court does not have jurisdiction over this action because the United States has not waived its sovereign immunity from suit. The Government made the same arguments it presents here in the CACGEC I action. Those arguments were rejected on a motion to dismiss and again on a motion for reconsideration. Nevertheless, the Court will address them here in the interest of finality in this action.(28)

(28) Defendants acknowledge the Court’s prior rejection of these arguments, but raise them again to preserve the issue for appeal. Docket No. 28-2 at 17 fn. 5.

The QTA provides, in pertinent part, as follows:

§ 2409a. Real property quiet title actions

(a) The United States may be named as a party defendant in a civil action under this section to adjudicate a disputed title to real property in which the United States claims an interest, other than a security interest or water rights. This section does not apply to trust or restricted Indian lands . . . .

(emphasis supplied).

The Buffalo Parcel is owned by the SNI and is held in restricted fee status, which means that the SNI cannot sell, lease or otherwise convey the Parcel to another without the federal government’s approval.(29) Plaintiffs expressly state that they “do not challenge the SNI’s restricted fee title to the Buffalo Parcel[ ].” Am. Compl ¶ 33. Despite this disclaimer, Defendants contend that if Plaintiffs prevail on their claims, the Buffalo Parcel will lose its restricted fee status. Docket No. 28-2 at 17. They urge that the QTA bars challenges to the status of trust or restricted fee land even where there is no dispute over title. The Court disagrees.

The QTA operates as a limited waiver of sovereign immunity in cases where a party seeks “to adjudicate a disputed title to real property in which the United States claims an interest.” 28 U.S.C. § 2409a(a). However, this limited waiver does not apply where the dispute is over ownership of “trust or restricted Indian lands.” Id. As is clear from the plain language of the statute, for the QTA to provide a jurisdictional basis for suit: “(1) the United States must claim an interest in the property at issue, and (2) there must be a disputed title to real property. If either condition is absent, the [QTA] in terms does not apply . . . .”

(29)  The Buffalo Parcel is held in restricted fee status because it was acquired with SNSA funds, 25 U.S.C. § 1774f(c), and the Secretary did not determine that the land should not be subject to the Nonintercourse Act, 25 U.S.C. § 177.

Leisnoi, Inc. v. United States, 170 F.3d 1191 (9th Cir. 1999) (alteration added); see also, CACGEC I, 2007 WL 1200473, at *6 (quoting Lesnoi and citing additional cases). Here, Defendants are attempting to assert the QTA’s shield against suit in an action for which the QTA does not provide a jurisdictional basis in the first place because, as the parties agree, Plaintiffs’ claims do not give rise to any express or implied dispute over title to the Buffalo Parcel.(30)

Defendants urge, as they did in CACGEC I, that courts of appeal routinely have applied the QTA to preclude review of the status of Indian lands, even when the plaintiff is not seeking to quiet title. Docket No. 44 at 2; see also, CACGEC I, 2007 WL 1200473, at *5 (quoting Government’s brief on motion for reconsideration). They now cite to additional cases they claim support that argument. The Court has reviewed each of Defendants’ cases and finds that none stand for the proposition advanced.

Defendants once again rely on Neighbors for Rational Dev., Inc. v. Norton, 379 F.3d 956 (10th Cir. 2004). The plaintiffs in Neighbors sought a judgment declaring the United States’ trust acquisition of real property null and void. 379 F.3d at 961. The Circuit Court held that “to the extent Neighbors[‘] requested relief would divest the United States of title to the property the [QTA] precludes Neighbors’ suit.” Id. at 958 (alterations and emphasis added). (31)

(30)  Plaintiffs bring suit under the IGRA and the APA. 25 U.S.C. §§ 2701 et seq. and 5 U.S.C. §§ 701-706. Section 702 of the APA waives sovereign immunity for suits against federal agencies or officers in which the plaintiff seeks nonmonetary relief. However, the APA waiver does not apply if “any other statute that grants consent to suit expressly or impliedly forbids the relief which is sought.” 5 U.S.C. § 702. Thus, if the subject matter of this suit requires that it be brought under the QTA, the QTA’s prohibitions would also apply.

(31)  There is an important distinction between trust and restricted fee land to be noted here. Trust land is acquired by the United States for the purpose of providing land for Indians and is held by the government in trust for the benefit of a tribe. Status and ownership are intertwined and a challenge to trust status calls into question the government’s acquisition of title for that very purpose. In Neighbors, the United States held fee title, so a challenge to its trust acquisition, if successful, could have divested the United States of its title. Not so with restricted fee land. Title to the land is held by a tribe or individual Indian in fee and restricted status is offered by the government as a means of protecting the land. Title and status are separate. While a successful challenge to the land’s restricted status could remove governmental restrictions, lifting those restrictions would not have the effect of divesting the tribe of its fee title.

Next, Defendants cite to Shawnee Trail Conservancy v. United States Dep’t of Agric., which does not involve trust or restricted Indian lands and does not discuss land status at all. 222 F.3d 383 (7th Cir. 2000), cert. denied, 531 U.S. 1074, 121 S. Ct. 768, 148 L. Ed. 2d 668 (2001). The Seventh Circuit affirmed dismissal of that suit for lack of jurisdiction because the plaintiffs’ constitutional claim challenged the United States’ ownership of the land in question, and suits that require resolution of a disputed claim to real property in which the United States claims an interest must be brought under the QTA. Id. at 386-88. In short, the plaintiffs did not allege a proper jurisdictional basis for suit.

In Metropolitan Water Dist. of S. Cal. v. United States, the plaintiffs challenged a tribe’s acreage-based right to increased water from the Colorado River after the government corrected the tribe’s reservation boundaries, thereby increasing its land base by 3,500 acres. 830 F.2d 139, 140 (9th Cir. 1987), aff’d sub nom. California v. United States, 490 U.S. 920, 109 S. Ct. 2273, 104 L. Ed. 2d 981 (1989). The Ninth Circuit determined that the case should be dismissed for lack of jurisdiction because plaintiffs were seeking a determination of the boundaries of the reservation, and the effect of a successful challenge would be to quiet title in others than the tribe. Id. at 143.

The plaintiffs’ suit in Florida Dep’t of Bus. Regulation v. United States Dep’t of Interior was barred by sovereign immunity under the QTA where they sought “an order divesting the United States of its title to land held [in trust] for the benefit of an Indian tribe.”

768 F.2d 1248, 1254 (11th Cir. 1985), cert. denied, 475 U.S. 1011, 106 S. Ct. 1186, 89 L. Ed. 2d 302 (1986) (emphasis and alteration added).

Likewise, the defendants’ claim against third-party defendant United States in Shivwits Band of Paiute Indians v. Utah was barred by the Indian lands exception to the QTA because “underlying the [defendants’] claim is a challenge to the government’s title to the land.” 185 F. Supp. 2d 1245, 1251 (D. Utah 2002), aff’d, 428 F.3d 966 (10th Cir. 2005), cert. denied,        U.S.       , 127 S. Ct. 38, 166 L. Ed. 2d 17 (2006) (emphasis and alteration added). The district court held that while the defendants could not challenge the title to property held in trust, they could challenge the procedures the government followed or failed to follow in reaching the decision to hold land in trust. Id. at 1252.

This Court finds that the QTA applied in each of the cited cases because each involved an express or implied dispute over the title to real property. Contrary to Defendants’ assertion, none stands for the proposition that the QTA shields the government from suit when there is no underlying dispute over the right to or ownership of land.

Defendants next urge that “[i]n an Indian law context, jurisdiction and title are not separate concepts,” and that to hold otherwise would undermine the Settlement Act (SNSA) process. Docket No. 44 at 3. This assertion is presented without analysis or supporting authority, as it was in CACGEC I. 2007 WL 1200473, at *5. While Defendants’ declaration may have validity with regard to a challenge to trust status, it does not apply to restricted fee status. See fn. 31, supra. The SNI purchased the Buffalo Parcel in 2005 with funds appropriated pursuant to the SNSA.(32) Thereafter, the property attained restricted fee status, which prevents the SNI from selling, leasing or otherwise conveying the Parcel without the federal government’s approval. 25 U.S.C. § 177. Even were the Court to assume, solely for purposes of this argument, that Plaintiffs’ success on their IGRA claims would remove these restrictions, Defendants’ have not explained, nor can the Court discern, how such a decision would quiet title to the Buffalo Parcel in anyone other than the SNI. Regardless of the outcome of this action, the SNI will retain title to the Parcel, and its ownership is not challenged here.

[A]djudicating the question of whether a tract of land constitutes “Indian lands” for Indian gaming purposes is conceptually quite distinct from adjudicating title to the land. One inquiry has little to do with the other as land status and land title are not congruent concepts in Indian law. A determination that a tract of land does or does not qualify as “Indian lands” within the meaning of IGRA in no way affects title to the land. Such a determination would merely clarify sovereignty over the land in question.

Kansas v. United States, 249 F.3d 1213, 1225 (10th Cir. 2001) (internal citations and quotation marks omitted) (finding that regardless of court’s determination on status of land leased by tribe, title would remain vested in current property owners).

For the reasons stated here and in CACGEC I, the Court finds that the QTA does not apply and the Court has jurisdiction over this action under the APA.

IV. DISCUSSION

A.                                    Standards of Review

1.                                      Defendants’ Motion to Dismiss

As previously noted, Defendants have moved to dismiss the Amended Complaint,

(32)  Plaintiffs’ suit does not question whether the Buffalo Parcel was purchased with SNSA funds.

and seek summary judgment only to the extent the Court believes their motion should be converted. “[W]hen a party seeks review of agency action under the APA, the district judge sits as an appellate tribunal. The ‘entire case’ on review is a question of law.” Am. Bioscience, Inc. v. Thompson, 269 F.3d 1077, 1083 (D.C. Cir. 2001) (citations omitted). More specifically, “[t]he question whether an agency’s decision is arbitrary and capricious . . . is a legal issue.” Connecticut v. United States DOC, 04cv1271, 2007 U.S. Dist. LEXIS 59320, at *2 (D. Conn. Aug. 15, 2007). Thus, in the agency review context, Plaintiffs’ claims that Defendants acted in an arbitrary and capricious manner, or made determinations that are contrary to law, are legal questions that can be resolved on review of the agency record and/or the governing statutes, regardless of whether the questions are presented in the context of a motion to dismiss or in a motion for summary judgment. University Med. Ctr. v. Shalala, 173 F.3d 438, 441 n.3 (D.C. Cir. 1999) (citing Marshall County Health Care Auth. v. Shalala, 988 F.2d 1221, 1225-26 (D.C. Cir. 1993) (holding that in agency review context there is no real distinction between questions presented in motion to dismiss and motion for summary judgment)). Accordingly, the Court finds there is no reason to convert Defendants’ motion to one for summary judgment. See City of Roseville, 219 F. Supp. 2d at 138 (treating parties’ filings as motions to dismiss where issues raised were questions of law).

In considering a motion to dismiss pursuant to Rule 12(b)(6), the Court must liberally construe the claims, accept all factual allegations in the complaint as true, and draw all reasonable inferences in favor of the plaintiff. See Roth v. Jennings, 489 F.3d 499, 510 (2d Cir. 2007). However, to withstand a motion to dismiss, a plaintiff’s “allegations must be enough to raise a right to relief above the speculative level, on the assumption that all

the allegations in the complaint are true (even if doubtful in fact).” Bell Atlantic Corp. v. Twombly,      U.S.     , 127 S. Ct. 1955, 1965, 167 L. Ed. 2d 929 (May 21, 2007) (internal quotation marks, citations, and alterations omitted). “[C]onclusory allegations or legal conclusions masquerading as factual conclusions will not suffice to prevent a motion to dismiss.” Joblove v. Barr Labs., Inc., 466 F.3d 187, 204 n.17 (2d Cir. 2006), cert. denied,      U.S.     , 127 S. Ct. 3001, 168 L. Ed. 2d 726 (2007) (internal quotation marks and citation omitted).

When determining the sufficiency of a plaintiff’s claim for Rule 12(b)(6) purposes, courts may consider the factual allegations in the plaintiff’s complaint, documents attached to the complaint as an exhibit or incorporated in it by reference, matters of which judicial notice may be taken, or documents that were either in plaintiff’s possession or of which plaintiff had knowledge and relied on in bringing suit. Brass v. American Firm Technologies, Inc., 987 F.2d 142, 150 (2d Cir. 1993); see also, Cortec Ind., Inc. v. Sum Holding L.P., 949 F.2d 42, 47-48 (2d Cir. 1991), cert. denied, 503 U.S. 960, 112 S. Ct. 1561, 118 L. Ed. 2d 208 (1992) (documents must be integral to the complaint).

2.                                      Plaintiffs’ Motion for Summary Judgment

When deciding a motion for summary judgment under Rule 56, the court must draw all justifiable inferences from the record in favor of the non-moving party. Anderson v. Liberty Lobby, Inc., 477 U.S. 242, 255, 106 S. Ct. 2505, 91 L. Ed. 2d 202 (1986); Vann v. City of New York, 72 F.3d 1040, 1048-49 (2d Cir. 1995). Summary judgment will be granted when the moving party demonstrates that there are no genuine issues of material fact and that it is entitled to judgment as a matter of law. FED. R. CIV. P. 56(c); Celotex Corp. v. Catrett, 477 U.S. 317, 330, 106 S. Ct. 2548, 91 L. Ed. 2d 265 (1986). While a

material question of fact is to be reserved for a jury, questions of law are appropriately decided on a motion for summary judgment. Scott v. Harris,       U.S.      , 127 S. Ct. 1769, 1776 n.8, 167 L. Ed. 2d 686 (Apr. 30, 2007).

3.                                      APA Review of Agency Action

Plaintiffs bring their claims primarily under the APA, and request that the Court review statutory interpretations and determinations by the NIGC and the Secretary that they claim are deficient or erroneous. The APA provides that a reviewing court must “set aside agency action” that is “arbitrary, capricious, an abuse of discretion or otherwise not in accordance with the law.” 5 U.S.C. § 706(2)(a).

Where the agency decisions at issue involve interpretations of federal statutes the agency administers, the court’s review is guided by the principles announced in Chevron, U.S.A., Inc. v. Natural Res. Defense Council, Inc., 467 U.S. 837, 842-43, 104 S. Ct. 2778, 81 L. Ed. 2d 694 (1984). Chevron confirmed that “[t]he judiciary is the final authority on issues of statutory construction and must reject administrative constructions which are contrary to clear congressional intent.” Id. at 843 n.9. Thus, courts are to look first to “whether Congress has directly spoken to the precise question at issue.” Id. at 842.

If the intent of Congress is clear, that is the end of the matter; for the Court, as well as the agency, must give effect to the unambiguously expressed intent of Congress. If, however, the court determines Congress has not directly addressed the precise question at issue, the court does not simply impose its own construction on the statute, as would be necessary in the absence of an administrative interpretation. Rather, if the statute is silent or ambiguous with respect to the specific issue, the question for the court is whether the agency’s answer is based on a permissible construction of the statute.

Id. at 842-43.

Where an agency has been delegated authority to elucidate the statute by regulation, its “regulations are given controlling weight unless they are arbitrary, capricious, or manifestly contrary to the statute.” Id. at 844. However, the Chevron deference that is accorded to regulations adopted by formal rule-making does not apply to all forms of agency interpretations. Schneider, 345 F.3d at 142 (citing Christensen v. Harris County, 529 U.S. 576, 586-87, 120 S. Ct. 1655, 146 L. Ed. 2d 621 (2000)). Interpretations such as opinion letters, policy statements, agency manuals and enforcement guidelines lack the force of law and do not warrant Chevron-style deference. Christensen, 529 U.S. at 587. Rather, interpretations contained in such formats are entitled to respect under the Supreme Court’s decision in Skidmore v. Swift & Co., 323 U.S. 134, 65 S. Ct. 161, 89 L. Ed. 124 (1944), but only to the extent that, through the writer’s thoroughness, logic, expertise, consideration of prior interpretations and the like, the interpretation at issue has the power to persuade. United States v. Mead Corp., 533 U.S. 218, 235, 121 S. Ct. 2164, 150 L. Ed. 2d 292 (2001).

Although the APA’s arbitrary and capricious standard is ordinarily a deferential one, such deference is “not unfettered nor always due.” Citizens to Preserve Overton Park, Inc. v. Volpe, 401 U.S. 402, 415, 91 S. Ct. 814, 28 L. Ed. 2d 136 (1971), overruled on other grounds by Califano v. Sanders, 430 U.S. 99, 97 S. Ct. 980, 51 L. Ed. 2d 192 (1977). When a court is asked to review the reasonableness of an agency’s decision-making action, its inquiry is governed by Motor Vehicle Mfrs. Ass’n v. State Farm Mut. Auto. Ins. Co.:

The scope of review under the arbitrary and capricious standard is narrow and a court is not to substitute its judgment for that of the agency. Nevertheless, the agency must examine the relevant data and articulate a satisfactory explanation for its action . . . . Normally, an agency [action] would be arbitrary and capricious if the agency has relied on factors which

Congress has not intended it to consider, entirely failed to consider an important aspect of the problem, offered an explanation for its decision that runs counter to the evidence before the agency, or is so implausible that it could not be ascribed to a difference in view or the product of agency expertise.

463 U.S. 29, 43, 103 S. Ct. 2856, 77 L. Ed. 2d 443 (1983) (citations and quotation marks omitted) (alteration added). Additionally, “courts may not accept . . . counsel’s post hoc rationalizations for agency action. It is well established that an agency’s action must be upheld, if at all, on the basis articulated by the agency itself.” Id. at 50 (citations omitted).

B.                                    Plaintiffs’ First Claim for Relief: The “Indian Lands” Question

In approving the SNI’s Ordinance, NIGC Chairman Hogen acknowledged that the Secretary of the Interior is charged with administering the SNSA. AR00010. He therefore accepted the Secretary’s verification that the Buffalo Parcel was acquired by the SNI and taken into restricted fee status pursuant to the SNSA. AR00010, AR00025-37. The Buffalo Parcel’s status as restricted fee land is not in dispute.

Hogen went on to find that, by virtue of the federal government’s restrictions against alienation, the Parcel is “Indian country” over which the SNI has inherent jurisdiction. He also found that the SNI has exercised governmental authority over the Parcel since acquiring it in 2005.(33) AR00010-12. In sum, Chairman Hogen concluded that the IGRA’s “Indian lands” criteria has been met. 25 U.S.C. § 2703(4)(B) (title is “held by an Indian tribe . . . subject to restriction by the United States against alienation and over which an Indian tribe exercises governmental power”). In reaching this conclusion, Hogen considered and

(33)  After acknowledging that there is no statutory or regulatory criteria for determining how a tribe demonstrates the exercise of governmental authority, Hogen concluded that the SNI had manifested sufficient indicia of same because its Marshal’s office patrols the Parcel, and it has fenced the site, posted signs indicating the site is subject to the SNI’s jurisdiction, and enacted ordinances and resolutions applying its laws to the Parcel. AR00012.

deferred to the Secretary’s November 12, 2002 opinion letter to the SNI.(34) AR00011-12, AR00233-40.

Plaintiffs’ sole assertion, in their first claim for relief, is that property purchased with SNSA funds and held in restricted fee is not “Indian country.” They contend that Hogen did not consider all relevant aspects of this inquiry and that his determination that the SNI can exercise sovereign jurisdiction over the Buffalo Parcel is arbitrary, capricious, an abuse of discretion, and not in accordance with law. Am. Compl. ¶¶ 49, 53-58.(35)

Both sides seek judgment in their favor as a matter of law and their arguments are summarized as follows. Defendants urge, in their motion to dismiss, that the Buffalo Parcel qualifies as “Indian country” because it was acquired and placed in restricted fee status pursuant to a process established by Congress. According to Defendants, Indian tribes have inherent sovereignty over Indian country and there is nothing in the SNSA’s land

(34)  The Secretary’s letter states, in relevant part:

IGRA permits a tribe to conduct gaming activities on Indian lands if the tribe has jurisdiction over those lands, and only if the tribe uses that jurisdiction to exercise governmental power over the lands. There is no question that the Settlement Act (the SNSA) requires the parcels to be placed in “restricted fee” status. As such, these parcels will come within the definition of “Indian lands” if the Nation exercises governmental power over them. The Department assumes that the Nation will exercise governmental powers over these lands when they are acquired in restricted fee. It is our opinion that the Nation will have jurisdiction over these parcels because they meet the definition of “Indian country” under 18 U.S.C. § 1151. Historically, Indian country is land that, generally speaking, is subject to the primary jurisdiction of the Federal Government and the tribe inhabiting it. As interpreted by the courts, Indian country includes lands which have been set aside by the Federal Government for the use of Indians and subject to federal superintendence. In this regard, it is clear that lands placed in restricted status under the Settlement Act are set aside for the use of the Nation and that such restricted status contemplated federal superintendence over these lands. Finally, the Settlement Act authorizes land held in restricted status to expand the Nations’ [sic] reservation boundaries, or become part of the Nation’s reservation. Accordingly, we believe that the Settlement Act contemplates that lands placed in restricted status be held in the same legal manner as existing Nation’s lands are held and thus, subject to the Nation’s jurisdiction. AR00238.

(35)  “For the purposes of this lawsuit and without prejudice, Plaintiffs are not challenging the Government’s assertion that the SNI complied with the procedures for holding of title to the Buffalo Parcel[ ] in restricted fee.” Docket No. 36-2 at 25. Likewise, Plaintiffs do not challenge the adequacy of the SNI’s efforts to exercise governmental power. Their sole argument in claim one is that the SNI does not have sovereign authority to do so.

acquisition provision that limits the SNI’s sovereignty over land held in restricted fee status. Plaintiffs, in their motion for summary judgment, contend that “Indian country” can be created only by an express act of Congress. They argue that the SNSA is not such an act; it merely allowed the SNI to purchase the Buffalo Parcel as a protected economic asset, exempt from property taxes but with no other indicia of sovereignty. The SNI, in its amicus brief, urges that land held in restricted fee status is the jurisdictional equivalent of land held in trust status, which has long been understood to be “Indian country.”

There is one point of commonality here: Chairman Hogen, the parties, and amicus agree that to qualify as “Indian lands” within the meaning of the IGRA, the Buffalo Parcel must be “Indian country.” So, the Court starts with the meaning of that term.

1.                                      The Meaning of Indian Country

Indian country is defined as:

(a) all land within the limits of any Indian reservation under the jurisdiction of the United States Government, notwithstanding the issuance of any patent, and, including rights-of-way running through the reservation, (b) all dependent Indian communities within the borders of the United States whether within the original or subsequently acquired territory thereof, and whether within or without the limits of a state, and (c) all Indian allotments, the Indian titles to which have not been extinguished, including rights-of-way running through the same.

18 U.S.C. § 1151. On its face, § 1151 is concerned only with criminal jurisdiction. Nonetheless, the Supreme Court has “recognized that it also generally applies to questions of civil jurisdiction.” Alaska v. Native Village of Venetie Tribal Gov’t, 522 U.S. 520, 527, 118 S. Ct. 948, 140 L. Ed. 2d 30 (1998) (citing Decoteau v. District County Court for Tenth Judicial Dist., 420 U.S. 425, 427 n.2, 95 S. Ct. 1082, 43 L. Ed. 2d 300 (1975)); see also, Cabazon Band of Mission Indians, 480 U.S. at 208. “Generally speaking, primary jurisdiction over land that is Indian country rests with the Federal Government and the Indian tribe inhabiting it, not with the States.” Native Village of Venetie, 522 U.S. at 527 n.1 (citation omitted); see also, Oklahoma Tax Comm’n v. Citizen Band Potawatomi Indian Tribe of Oklahoma, 498 U.S. 505, 509, 511, 111 S. Ct. 905, 112 L. Ed. 2d 1112 (1991) (tribes are “domestic dependent nations” that have inherent sovereign authority over their members and the Indian country that is validly set apart for their use).

Prior to § 1151’s enactment, the question of sovereignty over land occupied by Indians was a frequent subject of litigation. Section 1151 codified three categories of land—reservations, dependent Indian communities, and Indian allotments—that the Supreme Court had determined were embraced by the term Indian country.

a.                                      Reservations

The first category, reservations, was at issue in Donnelly v. United States, 228 U.S. 243, 33 S. Ct. 449, 57 L. Ed. 820 (1913). A white man had been convicted under a federal statute for the murder of an Indian on a reservation. Among other things, it was argued that the federal court was without jurisdiction over the crime because the term “Indian country” is limited to lands to which Indians retain their original right of possession; it does not extend to land set apart out of the public domain that was not previously occupied by the tribe. Id. at 268.

The Supreme Court noted that numerous statutes relating to Indians use the term Indian country without providing a definition for it. Id. In fact, the Court could identify only one historical definition of the term that had appeared in the Indian Intercourse Act of June 30, 1834, but was thereafter repealed:

That all that part of the United States west of the Mississippi, and not within the states of Missouri and Louisiana, or the territory of Arkansas, and not within any state to which the Indian title has not been extinguished, for purposes of this act, be taken and deemed to be the Indian country.

Id. at 268-69; 4 Stat. 729. The Supreme Court found that absent subsequent guidance from Congress, that historical definition “may be considered in connection with changes which have taken place in our situation, with a view of determining from time to time what must be regarded as Indian country where it is spoken of in the statutes.” Id. at 269. The changes in federal-Indian relations were deemed to be “so numerous and so material, that the term cannot now be confined to land formerly held by the Indians, and to which their title remains unextinguished.” Id. Accordingly, the Supreme Court held that Indian country includes any “tract of land that, being a part of the public domain, is lawfully set apart as an Indian reservation.”

b.                                      Indian Allotments

In United States v. Pelican, a murder occurred on an individual Indian allotment which was held in trust by the United States and located on former reservation land that had since been “diminished”—i.e., Congress had placed a portion of the reservation in the public domain in order to open it to non-Indian settlement. 232 U.S. 442, 444-46, 34 S. Ct. 396, 58 L. Ed. 676 (1914). Each Indian who resided on the former reservation land received an 80-acre parcel that was held in trust for 25 years for the allottee’s sole benefit, after which it was to be conveyed to the allottee, or his heirs, in fee simple. Id. The question for the Supreme Court was whether a statute extending the federal government’s criminal jurisdiction to “Indian county” applied to a crime occurring on a non-reservation trust allotment. Id. at 449. In holding that it did, the Supreme Court found no distinction between reservation land and non-reservation trust allotments; both had been “set apart for the use of the Indians as such, under the superintendence of the Government.” Id.

Some twelve years later, the Supreme Court was again faced with the question of whether a crime had occurred in “Indian country.” This time, the murder took place on an allotment carved out of a reservation and conveyed in fee to the allottee, subject to a 25- year restriction against alienation. United States v. Ramsey, 271 U.S. 467, 470, 46 S. Ct. 559, 70 L. Ed. 1039 (1926). The court below found there was a sufficient difference between trust allotments and restricted allotments that the latter was not embraced within the term “Indian country.” Id. at 470. The Supreme Court reversed, reasoning that until the end of the trust or restricted period, the government possessed supervisory control over the land and could take measures to ensure that it inured to the sole use and benefit of the allottee. Id. at 471. “[I]t would be quite unreasonable to attribute to Congress an intention to extend the protection of the criminal law to an Indian upon a trust allotment and withhold it from one upon a restricted allotment.” Id. at 471-72. Accordingly, the term Indian country applied to both.

These cases are codified in 25 U.S.C. § 1151(c), which makes no distinction between trust and restricted allotments.

c.                                       Dependent Indian Communities

The case of United States v. Sandoval involved land owned by the Pueblo Indians in fee simple. 231 U.S. 28, 39, 34 S. Ct. 1, 58 L. Ed. 107 (1913). The question before the Supreme Court was whether that land was Indian country such that Congress could prohibit the introduction of intoxicating liquor there. Id. at 38. The Court found that the tribe’s title was not fee simple, as that term is commonly understood, because Congress had recognized the Pueblos’ title to ancestral lands by statute and declared the Pueblos’

fee property exempt from taxation, and the United States had continuously assumed a protective role with respect to the Pueblo people. Id. at 39-40 n.1, 47-48.(36) Based on these findings, the Supreme Court held that Congress could exercise federal jurisdiction over Pueblo lands under its general power over “all dependent Indian communities within its borders.” Id. at 46, 48.

In 1938, the Supreme Court decided United States v. McGowan, which involved a forfeiture proceeding relating to the introduction of intoxicants into the Reno Indian Colony. 302 U.S. 535, 536, 58 S. Ct. 286, 82 L. Ed. 410 (1938). The Colony was situated on lands owned by the United States and held in trust for the benefit of the Indians residing there, who had no reservation land. Id. at 537 and n.4. Recognizing that there was little historic consistency in the way the government had afforded protection to Indians, the Court noted that “Congress alone has the right [at any particular time] to determine the manner in which this country’s guardianship over the Indians shall be carried out.” Id. at 538. After finding that the Reno Colony had been validly set apart for the use of the Indians and was under federal superintendence, the Supreme Court held it was immaterial whether Congress chose to designate the parcel a “reservation” or a “colony”; the land was Indian country. Id. at 538-39.

The “dependent Indian communities” category, 25 U.S.C. § 1151(b), codified the Supreme Court’s decisions in Sandoval and McGowan. The parties and the SNI agree that the Buffalo Parcel is neither a reservation nor an allotment. Therefore, whether the SNI has sovereignty turns on whether the Buffalo Parcel is a dependent Indian community.

(36)  In a later decision, the Supreme Court also found the Nonintercourse Act’s restriction on alienation to be applicable to the Pueblos. United States v. Candelaria, 271 U.S. 432, 441-42, 46 S. Ct. 561, 70 L. Ed. 2d 1023 (1926).

d.                                      The Requirements for Finding a Dependent Indian Community

Although 25 U.S.C. § 1151 was enacted in 1948, the Supreme Court did not interpret the term “dependent Indian communities” until some fifty years later. In Native Village of Venetie, the Court considered whether land in northern Alaska was “Indian country,” such that the tribe could tax a contractor conducting business activities on it. 522 U.S. at 523. The land at issue was not within the limits of an Indian reservation and did not involve any Indian allotments. Id. at 527. Rather, the tribal government owned the land in fee simple, with no federal restrictions on land transfers. Id. at 524. The Ninth Circuit held that the land was a dependent Indian community. The Supreme Court reversed.

After reviewing its prior Indian country decisions, the Supreme Court noted that in both the allotment and non-reservation cases (regardless of whether land was held in trust or restricted fee), it had concluded that lands are “Indian country” only if they satisfy two requirements: (1) they are set aside by the Federal Government for the use of the Indians as Indian land, and (2) they are under federal superintendence. Id. at 527. Congress, in enacting section 1151, did not alter this definition of Indian country, “but merely list[ed] the three different categories of Indian country mentioned in [the Court’s] prior cases.” Id. at 530 (alterations added and citations omitted). Therefore, the Court reasoned, land can be found to be a “dependent Indian community” only if the same two requirements are satisfied. Id. “The federal set-aside requirement ensures that the land in question is occupied by an ‘Indian community’; the federal superintendence requirement guarantees that the Indian community is sufficiently ‘dependent’ on the Federal Government that the Federal Government and the Indians involved, rather than the States, are to exercise primary jurisdiction over the land in question.” Id. at 531.

The Supreme Court concluded that land held in fee simple by the Venetie tribal government did not meet either requirement. Id. at 532. Among the factors it found significant were: the absence of any restrictions on alienation, the tribe’s freedom to use the land for non-Indian purposes, the intent of the statute(37) that permitted the tribe to take title to the land—a primary goal of which was to avoid “permanent racially defined institutions, rights, privileges or obligations, without creating a reservation system or lengthy wardship,” id. at 524 (citing 43 U.S.C. § 1601(b)) (alteration in original deleted), and the absence of explicit congressional action to create Indian country.(38) 522 U.S. at 532-33. The Supreme Court also emphasized the tribe’s own view of the Alaska Native Claims Settlement Act’s purpose as effecting Native self-determination and ending paternalism in federal Indian relations. Id. at 534.

The countervailing factors—the land’s exemption from adverse possession claims, property taxes and certain judgments only for so long as the land was not developed, leased, or sold—did not, in the Court’s view, approach the level of superintendence over Indian lands that existed in cases where it had found land to be Indian country. Id. at 533 (citing 43 U.S.C. § 1601(b)).

Although the Buffalo Parcel is held in restricted fee status, not in fee simple,

(37)  Congress enacted the Alaska Native Claims Settlement Act (“ANCSA”) in 1971. 43 U.S.C. §§ 1601 et seq. ANSCA revoked the various reserves set aside for Native use and completely extinguished all aboriginal claims to Alaska Land. Id. §§ 1603, 1618(a). It transferred 44 million acres of Alaska land to state-chartered private business corporations, all shareholders of which were required to be Alaska Natives. Id. §§ 1605, 1607, 1613. The corporations received title in unrestricted fee simple.

(38)  “The federal set-aside requirement . . . reflects the fact that because Congress has plenary power over Indian affairs, . . . some explicit action by Congress (or the Executive, acting under delegated authority) must be taken to create or to recognize Indian country.” Native Village of Venetie, 522 U.S. at 531 n.6. The most recent Congressional action with respect to the Venetie land had been to revoke its reservation status.

Plaintiffs urge that the land is not a dependent Indian community for many of the same reasons given by the Supreme Court in Native Village of Venetie.

2.             Plaintiffs’ Arguments(39)

Plaintiffs’ various arguments fall into four main categories. First, Plaintiffs maintain that the SNSA’s language does not reflect an intent to create Indian country, and that a comparison of the SNSA with other statutes codified in Title 25, Chapter 19 of the United States Code (“Indian Land Claims Settlements”), support this conclusion. Docket No. 36-2 at 40. Second, they urge that the characteristics of restricted fee land are distinguishable from those of Indian country generally, and trust land in particular. Id. at 30-32. Third, Plaintiffs claim that the Buffalo Parcel does not meet either of the dependent Indian community requirements. The SNSA is not a federal set-aside, Plaintiffs contend, because the SNI can acquire restricted fee title “with no federal input.” Id. at 41. Also, the SNSA’s restriction on alienation is of such limited effect that it cannot support a finding of federal superintendence. Id. at 30-33. Fourth and finally, Plaintiffs urge that the SNSA’s goals of tribal economic self-sufficiency preclude a finding that the SNI is a “dependent.” Docket No. 52 at 6-8. Each of these contentions is addressed, in turn.

a.                                      Congressional Drafting and the Significance of Other Settlement Acts

Chapter 19 of Title 25 of the United States Code contains fourteen subchapters, one being the SNSA, and each of the others a congressional act relating to a different Indian tribe or nation. Plaintiffs contend that eight of the thirteen other acts qualify as purposeful federal “set-asides” of land for the use of a tribe because they either identify a specific

(39)  The discussions that follow are framed primarily in terms of Plaintiffs’ arguments on summary judgment. An analysis of Plaintiffs’ arguments will necessarily take into account the countervailing arguments set forth in Defendants’ motion to dismiss.

parcel of land to be taken for Indian use or earmark funds for land acquisition. Plaintiffs maintain that the SNSA does not meet the federal set-aside requirement due to the absence of like provisions.

Defendants have chosen not to address the individual acts cited by Plaintiffs. Instead, they take the position that the SNSA is more appropriately compared to the IRA’s trust acquisition provision, 25 U.S.C. § 465, which leaves the location and amount of land to be acquired for any particular tribe to the Secretary’s discretion. Docket Nos. 44 at 13- 15; 45 at 17-18. The parties’ positions relative to restricted fee versus trust acquisitions are discussed fully infra. Here, the focus is on the language of other settlement acts.

The Court has examined the eight acts cited by Plaintiffs(40) and first concludes that their reliance on comparative congressional drafting is based on a faulty assumption—i.e., that the primary intent of the cited acts is to create Indian country. In fact, just like the SNSA, six of the eight acts were passed primarily for the purpose of effectuating agreements to which the United States was not a party, but whose terms would become effective only upon passage of implementing federal legislation.(41)  The SNSA and these six other acts were each crafted to give effect to specific provisions in discrete agreements, making the value of their comparison dubious at best. Even assuming there is value to such a comparison, the Court finds that the SNSA is not so different from the other acts as Plaintiffs contend.

(40)  Although Defendants have declined to address these acts, the Court must do so in order to determine whether Plaintiffs are entitled to judgment as a matter of law on the ground that the Buffalo Parcel does not meet the dependent Indian community requirements.

(41)  Compare 25 U.S.C. § 1774(b)(1) (SNSA) and §§ 1701(d) (Rhode Island), 1741(4) (Florida (Miccosukee)), 1751(d) (Connecticut), 1771(4) (Massachusetts), 1772(4) (Florida (Seminole)), 1775(a) (8) (Mohegan (Connecticut)).

In the six acts involving third-party agreements, and in one other involving a claim against the United States, the underlying agreement or related state legislation either specified land that would be transferred to the United States in trust or identified geographic areas in which land would be purchased.(42)  Thus, the ensuing federal legislation simply gave effect to terms and conditions for land acquisition that already had been agreed to or legislated by others. In contrast, the “Agreement between the Seneca Nation of Indians and the City of Salamanca” did not identify any specific parcels or impose geographic limits for land acquisition (other than a discrete exclusion). There, the parties agreed that:

The funds appropriated under Section VI.C. above (payments from the United States and the State of New York required for the Agreement to become effective) may be used at the Nation’s option, to acquire lands to increase the land base of the Seneca Nation, provided that such lands shall be outside of that portion of the City of Salamanca that is within the Allegany Reservation (which land was already owned by the SNI).

S. REP. NO. 101-511 at 24 (parentheticals added). Section 1774f(c) of the SNSA does not give wholesale effect to this provision.(43) Rather, Congress chose to limit such acquisitions to “land within [the SNI’s] aboriginal area in the State or situated within or near proximity to former reservation land,” 25 U.S.C. § 1774f(c), thereby paralleling provisions appearing

(42)  25 U.S.C. §§ 1702(d) and (e) (Rhode Island); 1724(d) (Maine); 1747(a) (Florida (Miccosukee)); 1752(3) and 1754(b)(7) (Connecticut); 1771c(a)(1)(A) and 1771d(a) (Massachusetts); 1772d(a) and (c) (Florida) (Seminole)); and 1775c (Mohegan (Connecticut)).

(43)  It is difficult to imagine how the city of Salamanca, much of which is located within the Allegany Reservation, could have identified land over which it has no jurisdiction as appropriate for purchase by the SNI. In the other acts on which Plaintiffs rely, it was the state government that either transferred land or identified lands within its borders for purchase. In this regard, the SNSA is unique, and any geographic restriction on the SNI’s ability to increase its land base would, of necessity, have had to come from the state or federal government.

in other acts on which Plaintiffs rely.(44)

Plaintiffs’ reliance on the eighth settlement act, not yet discussed, is also somewhat curious. In the Cherokee, Chocktaw, and Chickasaw Nations Claims Settlement, 25 U.S.C. §§ 1779 et seq., three tribes brought lawsuits against the federal government which were resolved by monetary settlements. As with the SNSA, each tribe could use settlement funds to purchase land, but was not required to do so. Id. § 1779d(b)(1)(A). Like the SNSA, the Secretary had discretion to take land into trust or not.(45) Id. Except for Plaintiffs’ argument that there is a fundamental difference between trust and restricted fee status, discussed infra, it is difficult to fathom why Plaintiffs contend that this act evidences the creation of Indian country, while the SNSA does not.

Based on these and other similarities among the various settlement acts, the Court disagrees with Plaintiffs’ contention that a comparison of § 1774f(c) to other land acquisition provisions compels the conclusion that Congress did not intend to create Indian country in the SNSA.

b.             The Treatment of Trust and Restricted Fee Lands

Plaintiffs urge that restricted fee land is not Indian country and is distinguishable from all types of Indian country, including trust lands. Therefore, some discussion of the historical treatment of trust and restricted lands is warranted before discussing the Buffalo Parcel in particular.

(44)  Contrary to Plaintiffs’ assertion, not all other acts precisely define all tracts of land to be acquired or set meager geographic limits. Some, like the SNSA, establish broad geographic bounds within which lands may be transferred or purchased. See, e.g., 25 U.S.C. §§1772d(a) and (c) (Florida Seminole) (providing for transfer of specific tracts of land into trust with possibility for transfer of additional land located anywhere within State of Florida).

(45)  Under the SNSA, the Secretary has discretion to deny restricted fee status.

i.              The Trust Acquisition Statute and Related Cases

The IRA’s trust provision states, in relevant part, that:

The Secretary of the Interior is authorized, in his discretion, to acquire, through purchase, relinquishment, gift exchange, or assignment, any interest in lands, water rights, or surface right to lands, within or without existing reservations, including trust or otherwise restricted allotments, whether the allottee be living or deceased, for the purpose of providing land for Indians.

* * * *

Title to any lands or rights acquired pursuant to this Act . . . shall be taken in the name of the United States in trust for the Indian tribe or individual Indian for which the land is acquired, and such lands or rights shall be exempt from State and local taxation.

25 U.S.C. § 465.

Courts have long held that non-reservation trust lands are Indian country even though they are not specifically referenced in 25 U.S.C. § 1151 because they are validly set apart for the use of Indians and are under federal superintendence. In Potawatomi Indian Tribe, the state of Oklahoma argued that it had authority to tax all sales made at a tribal convenience store located on non-reservation trust land. 498 U.S. 505. Then-Chief Justice Rehnquist, writing for a unanimous Court, stated that:

[no] precedent of this Court has ever drawn the distinction between tribal trust land and reservations that Oklahoma urges. In United States v. John, . . .. we stated that the test for determining whether land is Indian country does not turn upon whether that land is trust land or reservation. Rather, we ask whether the area has been validly set apart for the use of the Indians as such, under the superintendence of the Government.

Id. at 511 (quoting John, 437 U.S. 634, 648-48, 98 S. Ct. 2541, 57 L. Ed. 2d 489 (1978)) (internal quotation marks omitted). The Supreme Court went on to find that “this trust land is ‘validly set apart’ and thus qualifies as a reservation for tribal immunity purposes.” Potowatomi Tribe, 498 U.S. at 511 (citation omitted). See also, Oklahoma Tax Comm’n

v. Sac and Fox Nation, 508 U.S. 114, 123, 113 S. Ct. 1985, 124 L. Ed. 2d 30 (1993) (rejecting state’s contention that it had complete taxing jurisdiction over non-reservation trust land, noting the deeply rooted policy in our Nation’s history of leaving Indians free from state jurisdiction and control, and finding the land at issue to be Indian country); McGowan, 302 U.S. at 538-39 (holding that non-reservation trust land was Indian country; it was validly set apart for the use of Indians under federal superintendence); United States v. Roberts, 185 F.3d 1125, 1129, 1133 (10th Cir. 1999), cert. denied, 529 U.S. 1108, 120 S. Ct. 1960, 146 L. Ed. 2d 792 (2000) (rejecting tribal chief’s argument that trust status alone is not sufficient to establish Indian country and finding that the non-reservation trust land at issue met the two requirements articulated in Native Village of Venetie and Potawatomi Indian Tribe); Langley v. Ryder, 778 F.2d 1092, 1095 (5th Cir. 1985) (land the Secretary accepted in trust for the tribe was Indian country, despite the fact that it had not been proclaimed a reservation); Santa Rosa Band of Indians v. Kings County, 532 F.2d 655, 666 (9th Cir. 1975), cert. denied, 429 U.S. 1038, 97 S. Ct. 731, 50 L. Ed. 2d 748 (1977) (“We are confident that when Congress in 1934 authorized the Secretary to purchase and hold title to lands for the purpose of providing land for Indians, it understood and intended such lands to be held in the legal manner and condition in which trust lands were held under applicable [Supreme Court] decisions—free of state regulation.”).

Some Circuit Courts have sought to articulate a rationale for what the Supreme Court generally considers self-evident. In Buzzard v. Oklahoma Tax Comm’n, the Tenth Circuit reasoned that trust land is validly set apart for the use of Indians by the federal government because it can be obtained only by filing a request with the Secretary of the Interior, who weighs a number of factors relative to the land and has discretion to approve or reject the request. 992 F.2d 1073, 1076 (10th Cir.) (citing 25 C.F.R. §§ 15.9-.10), cert. denied, 510 U.S. 994, 114 S. Ct. 555, 126 L. Ed. 2d 456 (1993). “Thus, land is ‘validly set apart for the use of Indians as such’ only if the federal government takes some action indicating that the land is designated for use by Indians.” Id. Likewise, federal superintendence is shown by some action indicating that the government is prepared to exert jurisdiction. Id. Relying on Buzzard, the First Circuit held that the taking of land into trust meets the Indian country requirements because it is an affirmative action by the Secretary that involves considered evaluation and the government’s acceptance of responsibility. Narragansett Indian Tribe of Rhode Island v. Narragansett Electric Co., 89 F.3d 908, 920-21 (1st Cir. 1996) (tribal fee land did not constitute dependent Indian community where tribe’s trust application was pending, but status had not yet been granted; “[w]ere the land placed in trust with the United States, this factor would have been met.”).

ii.            Restricted Fee Land Cases

Plaintiffs concede that trust land is Indian country, but have declined to acknowledge the cases Defendants and the SNI rely on for the proposition that restricted fee land is the jurisdictional equivalent of trust land and therefore Indian country, as well.

Sandoval, a seminal case discussed fully above, stands for the proposition that even fee simple land can be Indian country if there is sufficient indicia of a federal set-aside and federal superintendence. In Sandoval, the Supreme Court found that congressional legislation prohibiting taxation of the Pueblo people’s real and personal property was one such indicator, and went on to hold that the Pueblo people and their lands were under the power of Congress, not the state. 231 U.S. at 40, 48-49.

More recently, in Indian Country, U.S.A., Inc. v. State of Oklahoma, the Tenth Circuit was presented with a similar case. 829 F.2d 967 (10th Cir. 1987). The United States had granted property to the Creek Nation in fee simple and, by treaty, had recognized tribal title and guaranteed the tribe quiet possession. Id. at 974; see also, United States v. Creek Nation, 925 U.S. 103, 109, 55 S. Ct. 681, 79 L. Ed. 1331 (1935). The State maintained that it could tax and regulate the tribe’s bingo operations because its land was not a reservation and title was not held in trust by the federal government. Indian Country, U.S.A., 829 F.2d at 973. The Tenth Circuit found that Indian fee title and reservation status are not inconsistent concepts, and that the fee land at issue was Indian country:

Patented fee title is likewise not an obstacle to either reservation or Indian country status of Creek Nation lands. The federal government’s role as guardian and protector of Creek lands was recognized by the Supreme Court long after Oklahoma became a state. Indeed, it would be anomalous to adopt the State’s position suggesting that the treaties conferring upon the Creek Nation a title stronger than the right of occupancy have left the tribal land base with less protection, simply because fee title is not formally held by the United States in trust for the Tribe.

Id. at 975-76 (internal citation omitted) (emphasis in original). In sum, the land was Indian country because it had been validly set apart under federal superintendence.

The restricted allotment cases have held likewise. In Ramsey, the Supreme Court rejected a purported jurisdictional distinction between trust allotments—where title is held by the government, and restricted allotments—where title is held by a tribe or individual Indian subject to restrictions on alienation:

[I]n one class [of allotment] as much as the other the United States possesses a supervisory control over the land and may take appropriate measure to make sure that it inures to the sole use and benefit of the allottee . . . throughout the original or any extended period of restriction. In practical effect, the control of Congress, until the expiration of the trust or the restricted period, is the same.

271 U.S. at 471 (internal citation and quotation marks omitted) (alternation added).

Numerous cases since Ramsey have stated that trust and restricted allotments have the same jurisdictional status for a variety of purposes. See, e.g., West v. Oklahoma Tax Comm’n, 334 U.S. 717, 726-27, 68 S. Ct. 1223, 92 L. Ed. 1676 (1948) (“We fail to see any substantial difference for estate tax purposes between restricted property and trust property. The power of Congress over both types of property is the same . . . Congress has given no indication whatever that trust properties in general are to be given any greater tax exemption than restricted properties.”); Board of County Comm’rs of Creek County v. Seber, 318 U.S. 705, 717-18 & n.21, 63 S. Ct. 920, 87 L. Ed. 1094 (1943) (The power of Congress over both trust and restricted allotments is the same. Congressional acts “intended to protect the Indians in their land purchases . . . are appropriate means by which the federal government protects its guardianship . . . . The fact that the [a]cts withdraw lands from the tax rolls and may possibly embarrass the finances of a state or one of its subdivisions is for the consideration of Congress, not the courts.”); Yankton Sioux Tribe v. Gaffey, 188 F.3d 1010, 1022 (8th Cir. 1999) (both trust and restricted allotments are Indian country regardless of whether they are on or off an Indian reservation).

iii.           Congressional and Agency Treatment of Trust and Restricted Fee Land

Congress has treated trust land and restricted fee land as jurisdictional equivalents in a number of Indian statutes of general applicability.(46) For example, Section 323 of Title 25 involves rights-of-way across “any Indian lands” and provides that:

The Secretary of the Interior be, and he is empowered to grant rights-of-way for all purposes . . . over and across any lands now or hereafter held in trust

(46)  Many statutes relating to Indians are tribe specific and those will not be discussed here. The Court simply notes that similar definitions and descriptions appear in the tribe-specific legislation, as well.

by the United States for individual Indians or Indian tribes . . . or any lands now or hereafter owned, subject to restrictions against alienation, by individual Indians or Indian tribes . . . . including the lands belonging to the Pueblo Indians of New Mexico, and any other lands heretofore or hereafter acquired or set aside for the use and benefit of the Indians.

25 U.S.C. § 323 (emphasis added).

In another statute relating to Indian lands, Congress authorizes the Secretary to charge purchasers of timber on Indian lands that are held by the United States in trust, or that are subject to restrictions against alienation or encumbrance imposed by the United States, for special services requested by the purchasers in connection with . . . activities under the contract of purchase that are in addition to the services otherwise provided by the Secretary . . . .

25 U.S.C. § 407d (emphasis added).

Likewise, in statutes permitting states, with the Indian tribe’s consent, to assume criminal and civil jurisdiction over offenses committed on, or private actions arising in, Indian country, Congress states that:

Nothing in this section shall authorize the alienation, encumbrance, or taxation of any real or personal property . . . belonging to any Indian or any Indian tribe . . .. that is held in trust by the United States or is subject to a restriction against alienation imposed by the United States . . . .

25 U.S.C. §§ 1321-1322 (emphasis added). The import of these statutes is that where land is held in trust or is subject to a restriction on alienation imposed by law, a state is without jurisdiction over the land except as permitted by the federal government.

In a chapter relating to Indian energy, the term “tribal land” is defined as “any land or interest in land owned by any Indian tribe, title to which is held in trust by the United States, or is subject to a restriction against alienation under laws of the United States.” 25 U.S.C. § 3501(12) (emphasis added). Likewise, a chapter relating to Indian agricultural resource management defines “Indian land” as “land that is —(A) held in trust by the United

States for an Indian tribe; or (B) owned by an Indian or Indian tribe and is subject to restrictions against alienation.” 25 U.S.C. § 3703 (emphasis added).

Of course, central to this action is the IGRA’s jurisdictional provision defining “Indian lands”(47) as including trust or restricted fee lands “over which an Indian tribe exercises governmental power.” 25 U.S.C. § 2703(4). Here, too, trust and restricted fee status are treated equivalently.

The understanding that both trust lands and congressionally-designated restricted fee lands are subject to federal control is also reflected in regulations promulgated by the Secretary of the Interior. For example, 25 C.F.R. § 1.4 states that:

(a) Except as provided in paragraph (b) of this section, none of the laws, ordinances, codes, resolutions, rules or other regulations of any State or political subdivision thereof limiting, zoning or otherwise governing, regulating, or controlling the use or development of any real or personal property, including water rights, shall be applicable to any such property leased from or held or used under agreement with and belonging to any Indian or Indian tribe, band, or community that is held in trust by the United States or is subject to a restriction against alienation imposed by the United States.

(b) The Secretary of the Interior or his authorized representative may in specific cases or in specific geographic areas adopt or make applicable to Indian lands all or any part of such laws, ordinances, codes, resolutions, rules or other regulations referred to in paragraph (a) of this section as he shall determine to be in the best interest of the Indian owner or owners in achieving the highest and best use of such property. In determining whether, or to what extent, such laws, ordinances, codes, resolutions, rules or other regulations shall be adopted or made applicable, the Secretary or his authorized representative may consult with the Indian owner or owners and may consider the use of, and restrictions or limitations on the use of, other property in the vicinity, and such other factors as he shall deem appropriate.

(47)  Congress appears to use the terms “Indian country” and “Indian lands” interchangeably. Indeed, this is consistent with the parties’ assertions that to qualify as “Indian lands” within the meaning of the IGRA, the Buffalo Parcel must be “Indian country.” The Supreme Court has also used these terms interchangeably. See, e.g., Venetie, 522 U.S. at 520-21 (a dependent Indian community is one category of “Indian lands”) (emphasis added).

Plaintiffs arguments relative to the SNSA and the Buffalo Parcel are considered against this backdrop of Supreme Court decisions, congressional action, and agency interpretation. As previously indicated, Plaintiffs suggest that the process Congress defined in the SNSA is different from the methods by which reservations are created, lands are acquired in trust, and allotments are made. The differences, Plaintiffs contend, are significant enough to compel the conclusion that the Buffalo Parcel does not meet the requirements for Indian country.

c. The Buffalo Parcel and the Dependent Indian Community Requirements

i. The Set-Aside Requirement

Plaintiffs urge that the Buffalo Parcel does not meet the federal set-aside requirement because “[t]he SNI [simply] purchased the Buffalo Parcel[ ] in fee simple, but subject to the restraint on alienation in 25 U.S.C. § 177.” Docket No. 52 at 9. This and other of Plaintiffs’ statements(48) imply that land the SNI purchases with SNSA funds attains restricted fee status automatically or by the SNI’s unilateral action. In response, Defendants maintain that when Congress authorized the taking of land purchased with SNSA funds into restricted fee status, it affirmatively acted to establish a mechanism for setting land apart for the SNI’s use that otherwise did not exist. Docket No. 45 at 11.

Both the text of the SNSA and the decisional authority support Defendants’ position

(48)  Plaintiffs also state that land purchased by the SNI with SNSA proceeds can be “wrested from local jurisdiction and control by the simple, unilateral actions of the Tribe in erecting a fence and proclaiming the property sovereign Indian soil,” Docket No. 36-2 at 4, that the SNI can acquire restricted fee title “with no federal input,” Id. at 41, and that reading a set-aside intent into the SNSA would permit the SNI “almost at will to transform any land it chose across literally thousands of square miles of New York State into Indian country, divesting New York State and its municipalities of their jurisdiction,” Id. at 39.

that the SNSA sets land apart for the SNI.

A. The SNSA’s Text and Structure

The first sentence of 25 U.S.C. § 1774f(c) permits the SNI to purchase land with SNSA funds, within a specified geographic region. The second sentence requires that either the SNI or the Secretary notify state and local governments of such a land acquisition, or of the SNI’s intent to acquire particular land, and provide the governments 30 days in which to comment on the impact of removing such lands from real property tax rolls of state political subdivisions. The third sentence provides the Secretary a period of 30 days after the comment period to determine that the land “should not be subject to the provisions of section 2116 of the Revised Statutes (25 U.S.C. 177).” If the Secretary does not so conclude, “such lands shall be subject to the provisions of [the Nonintercourse] Act and shall be held in restricted fee status by the Seneca Nation.”

Contrary to Plaintiffs’ assertion, land acquired by the SNI with SNSA funds is not purchased subject to restrictions on alienation. Qualifying acquisitions become subject to the Nonintercourse Act and are held in restricted fee status only after impacted governments have been given the opportunity to comment and only if the Secretary does not determine that such status is inappropriate. If the Secretary decides that the Nonintercourse Act should not apply, the SNI can hold title in unrestricted fee simple only. There is no other mechanism, outside the SNSA, by which the SNI can hold fee simple purchases in restricted fee status.(49)

(49)  The SNI states that, to its knowledge, the SNSA “is the only modern statute authorizing the acquisition of congressionally designated restricted fee lands.” Docket No. 58 at 53 fn. 29. The Court, in its review of Title 25, agrees. In 1990, the Secretary clearly had authority under the IRA to acquire new land for Indians in trust status. 25 U.S.C. § 465. However, there appears to be no other statute then in effect or since enacted that contemplates taking land into restricted fee status.

In enacting the SNSA, Congress expressly determined that restricted fee status is generally appropriate for all land purchased with SNSA funds and located within the SNI’s “aboriginal area in [New York] State or situated within or near proximity to former reservation land.” Once a purchase is made, the Secretary is required to consider the impact of restricted fee status and has discretion to deny that status for any particular parcel. This tribe-specific legislation is an affirmative act by Congress that first defines geographic boundaries for land acquisition and then provides for the Secretary’s considered evaluation of specific purchases made within those bounds. In short, the SNSA includes the precise elements for a valid federal set-aside that were identified by both the Buzzard and Narragansett Indian Tribe courts. The Court considers the text of the SNSA alone sufficient to compel the conclusion that a valid set-aside exists, but notes that the SNSA’s structure also evidences Congress’s intent to set land apart for the SNI.

What is readily apparent from a plain reading of the SNSA’s land acquisition provision is that, in drafting 25 U.S.C. § 1774f(c), Congress adhered closely to the language of the IRA’s trust provision and its related regulations. The IRA and the SNSA permit unrestricted fee land owned by a tribe to be taken into, respectively, trust status and restricted fee status. 25 U.S.C. § 465; 25 C.F.R. § 151.4; 25 U.S.C. § 1774f(c). The Secretary has discretion, under both the IRA and the SNSA, to deny a tribe’s request in this regard. The procedure the Secretary follows for trust acquisitions starts with a request from a tribe, 25 C.F.R. § 151.9, requires notification to the state and local governments then having jurisdiction over the land, Id. §§ 151.10-151.11, and provides those governments 30 days to comment on the potential impacts, Id. This same procedure was incorporated in the SNSA.(50) In sum, Congress appears to have taken particular care to ensure that land accorded restricted fee status be recognized, in the same manner as land acquired by the United States and held in trust status, as having been validly set apart for the SNI’s use. When the SNI seeks restricted fee status, it signals its desire to give up the freedom of unfettered ownership in exchange for the tax exemptions and governmental protections the restriction provides.

B. The Judicial Decisions

Plaintiffs point to numerous decisions, including recent Supreme Court authority, holding that land cannot be validly set apart as Indian country by a tribe’s unilateral actions. They urge that the SNI’s acquisition of the Buffalo Parcel is just such a unilateral act. The Court already has determined that Plaintiffs’ assertion is contrary to the SNSA’s plain text and, for the reasons discussed below, also rejects the contention that caselaw supports a finding of no federal set-aside here.

Because Plaintiffs maintain that the “distinction between lands held in restricted fee and Indian Country was squarely addressed in Buzzard,” Docket No. 36-2 at 30, a detailed discussion of that case is warranted. While focused on the set-aside requirement, this discussion necessarily foreshadows the federal superintendence issue, as well.

In Buzzard, the United Keetoowah Band (the “UKB”) held title to land in fee simple on which it operated smokeshops. 922 F.2d at 1076. Its tribal charter prohibits the disposition of fee simple land without the Secretary’s approval. Id. at 1075. The UKB also

(50)  The SNSA does not expressly require that the SNI notify the Secretary of its desire to have land taken into restricted fee status, but this requirement is clearly implicit. W ithout notification, there would be no means for triggering the Secretary’s duties and the requisite time periods for comment and consideration.

asserted that its fee simple purchases are subject to the Nonintercourse Act. Id. Based on these purported restrictions, the tribe urged that its smokeshops were located in Indian country and were not subject to state taxing jurisdiction. Id. Oklahoma argued that the Nonintercourse Act does not apply to the tribe’s fee simple purchases and, in any event, fee simple land is not Indian country. The Tenth Circuit found that the UKB’s land was not Indian country and affirmed the district court’s grant of summary judgment to the state.

The Circuit Court first noted the requirements for finding Indian country—the federal government must have set aside the land for the UKB and agreed to serve as superintendent of the land. Id. It went on to determine that neither requirement had been met. The land had not been set aside because the UKB acquired the land unilaterally, it held title in fee simple, and “[n]o action has been taken by the federal government indicating that it set aside the land for use by the UKB.” Id. at 1076. Likewise, federal superintendence was absent because the government did not take any action indicating it was prepared to exert jurisdiction over the land. Id.

The Tenth Circuit found it unnecessary to resolve the parties’ dispute over the applicability of the Nonintercourse Act. It held that the tribe’s self-imposed restriction was not sufficient to create Indian country, and absent some affirmative action by the federal government, a purported automatic restriction under the Nonintercourse Act was insufficient as well. Id. at 1077. If an automatic restriction were enough to turn fee simple purchases into Indian country, tribes “could remove land from state jurisdiction and force the federal government to exert jurisdiction over the land without either sovereign having any voice in the matter.” Id. The Tenth Circuit found that nothing in the Supreme Court’s cases indicates an intent that Indian tribes have unilateral power to create Indian country.

Id. In short, the absence of state input and federal involvement was fatal to the UKB’s claim of sovereignty. See also, City of Sherrill, 544 U.S. at 219-20 (holding that the tribe’s unilateral reacquisition of former reservation land in fee simple did not revive tribal sovereignty; “[a] checkerboard of alternating state and tribal jurisdiction in New York State—created unilaterally at [the tribe’s] behest—would seriously burde[n] the administration of state and local governments” (citation and internal quotation marks omitted)); Cass County v. Leech Lake Band of Chippewa Indians, 524 U.S. 103, 114, 118 S. Ct. 1904, 141 L. Ed. 2d 90 (1998) (Tribe’s unilateral fee simple purchase of former reservation land did not render land nontaxable; act of repurchase did not manifest congressional intent to reassume federal protection of the land. Were the Court to hold otherwise, the IRA’s trust provision, which specifically authorizes the Secretary to place land in trust for the benefit of a tribe and exempt from taxation, would be partially superfluous.); Native Village of Venetie, 522 U.S. at 532-33 (no federal set aside existed where tribe held title in unrestricted fee simple and Congress had expressly extinguished the land’s reservation status); Oneida Tribe of Indians of Wisconsin, 2008 U.S. Dist. LEXIS 25169, at *35, 81 (land purchased by tribe in fee simple was subject to state condemnation law; federal protection was not restored by tribe’s fee simple purchase of former reservation land); Kansas v. United States, 249 F.3d 1213, 1218-19, 1229 (10th Cir. 2001) (Where Congress had expressly abrogated tribe’s jurisdiction over former reservation land, the tribe’s unilateral actions—adopting current property owners into tribe and then leasing and developing their land—did not restore sovereignty. “Congress . . . has the power to create tribal rights within a State without the State’s consent. Thus, an Indian tribe may not unilaterally create sovereign rights in itself that do not otherwise exist.”).

While the Buzzard court did not reach the issue of whether the Nonintercourse Act attaches automatically to a tribe’s fee simple land purchases, the Supreme Court implicitly answered that question in the negative in Cass County when it held that the IRA did not automatically attach to a tribe’s unilateral fee simple purchases so as to render the land nontaxable. 524 U.S. at 114. That holding is consistent with the Supreme Court’s observation, just a few months earlier, that “because Congress has plenary power over Indian affairs, see U.S. CONST., art. I, § 8, cl. 3, some explicit action by Congress (or the executive, acting under delegated authority) must be taken to create or to recognize Indian country.” Native Village of Venetie, 522 U.S. at 531 n.6 (discussing the federal set-aside requirement). Prior to both of these Supreme Court decisions, one district court had directly addressed the Nonintercourse Act question and found that the Act did not automatically attach to a tribe’s fee simple purchases of former reservation land to return the land to restricted status. United States v. Saginaw Chippewa Indian Tribe of Michigan, 882 F. Supp. 659, 665-66 (E.D. Mich.), rev’d on other grounds, 106 F.3d 130 (6th Cir. 1995). The Saginaw Chippewa court held that restricted status exists only if Congress creates it or delegates authority to the Secretary to do so. Id.

Like the tribes in many of the foregoing cases, the SNI acquired the Buffalo Parcel in fee simple. That is where the similarity ends. Unlike each of those cases, the SNI does not purport to have obtained restricted fee status for the Parcel through the unilateral act of repurchase or by some automatic occurrence. That status exists only because Congress affirmatively created it and set forth specific criteria to be met, the SNI’s purchase met that criteria,(51) and the Secretary, after receiving comments from state and local governments, did not conclude that the Nonintercourse Act should not apply to the Buffalo Parcel. Once the time for the Secretary’s determination expired, restrictions on alienation were imposed on the Parcel by the express will of Congress.

Plaintiffs’ insistence that federal input was absent and that the SNSA permits the SNI to create Indian country at will appears to arise from their contention, discussed at Point IV.B.2, supra, that to create Indian country, Congress must identify in advance each parcel of land to be acquired or require that the tribe purchase land. As already determined, that assertion is not borne out by the other congressional acts on which Plaintiffs rely and Plaintiffs have cited no decisional authority in support of that proposition. In any event, Congress predetermined, in 1990, that restricted status is appropriate for all land meeting the requirements set forth in the SNSA unless the Secretary concludes otherwise.

For the reasons stated, the Court finds that both the text of the SNSA and relevant judicial decisions support the conclusion that Congress validly set the Buffalo Parcel apart for the SNI’s use. Congress’s application of the Nonintercourse Act to land purchased with SNSA funds is a sufficient statement of its intent that the land be used by the SNI for Indian purposes. See Heckman v. United States, 224 U.S. 413, 438, 32 S. Ct. 424, 56 L. Ed. 820 (1912) (Congress intends that when land is held by Indians subject to restrictions on alienation, they should be secure in their possession and actually hold and enjoy the lands); Ramsey, 271 U.S. at 471 (where land is subject to restrictions on alienation, the

(51) Pursuant to the SNSA, restricted fee status is available only for land that is acquired with SNSA funds and located within the geographic area described in the SNSA, and only where state and local governments have been afforded an opportunity to comment on the property’s removal from the tax rolls.

government possesses a supervisory control over the land and may take measures to ensure that it inures to the sole use and benefit of Indians). Accordingly, the first requirement for a dependent Indian community is met for the Buffalo Parcel.

ii. Federal Superintendence

Plaintiffs next urge that Chairman Hogen failed to consider the final sentence of the SNSA’s land acquisition provision, and that reading § 1774f(c) in its entirety compels the conclusion that Congress did not intend to assume federal superintendence over restricted fee land. The sentence states that “[b]ased on the proximity of the land acquired to the Seneca Nation’s reservations, land acquired may become a part of and expand the boundaries of the Allegany Reservation, the Cattaraugus Reservation, or the Oil Spring Reservation in accordance with the procedures established by the Secretary for this purpose.” It is Plaintiffs’ position that the SNSA’s land acquisition provision contemplates two discrete and unrelated processes. In the first, fee simple land can acquire restricted fee status and this process requires “little or no federal government involvement.” Docket No. 36-2 at 34. In the second, fee simple land can acquire reservation status and this process requires “active and affirmative input and oversight by the Secretary.” Id. at 35. Plaintiffs then declare that only land that becomes part of a SNI reservation is under the level of federal superintendence necessary for a finding of Indian country. They base their conclusion on the SNSA’s text, which purportedly “juxtaposes” the terms “restricted fee status” and “reservation land.” They also cite generally to three-hundred and eleven pages of SNSA and IGRA legislative history as proof of congressional intent to “preserve[ ] the distinction between land that is merely subject to a restraint against alienation and land that is “Indian country.”(52) Finally, according to Plaintiffs, a determination that restricted fee status is Indian country would necessarily render the reservation process superfluous—a result disfavored under principles of statutory interpretation.

Defendants maintain that the SNSA provides but one process for land acquisition. The last sentence of the at-issue provision simply provides that if land acquired by the SNI and held in restricted fee status pursuant to the SNSA “is in close proximity to the Nation’s reservations, the Nation may request that the Secretary declare the acquired land to be a part of and expand existing reservation boundaries.” Docket No. 45 at 14. In response to Plaintiffs’ argument that finding restricted fee land to be Indian country would render the SNSA’s reservation language superfluous, Defendants point to the IRA and the Supreme Court cases holding non-reservation trust land to be Indian country. Docket No. 45 at 15- 16 and fn. 7 (citing, inter alia, Potawatomi Indian Tribe, 498 U.S. at 511). According to Defendants, the distinction the SNSA preserves is that between non-reservation and reservation land; precisely the distinction set out in the IRA. Again, the statutory text and the decisional authority support Defendants’ position.

A.            The SNSA’s Text

1.             The restricted fee process

The SNSA provides that land placed in restricted fee status is removed “from real property tax rolls of State political subdivisions.” 25 U.S.C. § 1774f(c). Plaintiffs view this reference to taxation only as a limitation on federal superintendence, and contend that if

(52) The Court notes that it has reviewed the bulk of the SNSA history as specifically referenced in the legal briefing, and has not found support for Plaintiffs’ assertion. The relevance of the IGRA’s legislative history to the Indian lands question is doubtful since that statute does not concern the creation of Indian country.

Congress intended restricted fee status to divest the state and localities of control over zoning, land use and other incidents of jurisdiction, it would have expressly stated its intent that the federal government exert superintendence in those areas. The problem with this reasoning is that trust status repeatedly has been held to divest states and localities of primary jurisdiction on substantially similar language. Like the SNSA, the IRA’s trust provision simply states that land placed in trust “shall be exempt from state and local taxation.” 25 U.S.C. § 465.

The trust provision was at issue in Santa Rosa Band, where a county sought to enforce its zoning ordinances on trust land. 532 F.2d 655. The Ninth Circuit expressly considered the purportedly “limiting” jurisdictional language of the trust statute. The Court first noted that:

the immunity of Indian use of trust property from state regulation, based on the notion that trust lands are a Federal instrumentality held to effect the Federal policy of Indian advancement and may not therefore be burdened or interfered with by the state, is a product of judicial decision. Each of these judicially defined characteristics of Indian trust property remained implicit in subsequent congressional enactments dealing with trust property. The language used in § 465 must be read against this backdrop, which provides the implicit substance of what the language signifies.

532 F.2d at 666. (internal citation omitted). The Ninth Circuit went on to state that:

Section 465 explicitly exempted the lands acquired from state taxation. Rather than reading the omission of a provision exempting the lands from state regulation as evidencing a congressional intent to allow state regulation, we read the omission as indicating that Congress simply took it for granted that the states were without such power, and that an express provision was unnecessary; i.e., that the exemption was implicit in the grant of trust lands under existing legal principles.

Id. at 666 n.17. See also City of Sault Ste. Marie, Mich. v. Andrus, 532 F. Supp. 157, 166 (D.D.C. 1980) (rejecting city’s argument that “section 465’s express exemption of tribal trust land from state and local taxation yields a negative implication that no additional exemption—for example—exemption from land use regulations—was intended by Congress”); Chase v. McMasters, 573 F.2d 1011, 1018 (8th Cir.), cert. denied, 435 U.S. 965, 99 S. Ct. 453, 58 L. Ed. 2d 423 (1978) (“At the time § 465 was enacted, judicial decisions had established that lands held in trust by the United States for Indians were exempt from local taxation as federal instrumentalities and that federal jurisdiction over tribal trust lands was exclusive and precluded assertion of state or local control. When Congress provided in § 465 for the legal condition in which land acquired for Indians would be held, it doubtless intended and understood that the Indians for whom the land was acquired would be able to use the land free from state or local regulation or interference as well as free from taxation.”) (internal citations omitted).

Despite the IRA and SNSA’s nearly identical language, Plaintiffs maintain that trust and restricted fee status are distinguishable because the Secretary has issued regulations relative to trust acquisitions which require that certain state and local jurisdictional issues be taken into consideration, 25 C.F.R., §§ 151.10, 151.11, whereas the SNSA requires consideration of the impact on tax rolls only. The Court notes that while the IRA was enacted in 1934, the Secretary did not issue regulations for trust acquisitions until 1980. Santa Rosa Band was decided in 1975, and McGowan and other decisions holding trust land to be Indian country were decided even earlier. When those cases were decided, the courts were presented only with the IRA’s statutory language which, like the SNSA, simply states that the land shall be exempt from taxation. On the basis of that language and the historical treatment of lands set apart for Indians, the courts consistently determined that trust lands were under federal superintendence and states did not have regulatory power over them. See also, Roberts, 185 F.3d at 1133-34 (finding that tribal trust land was Indian country even though it was acquired in 1976, prior to the Secretary’s issuance of regulations for trust acquisitions).

Even after the Secretary issued trust regulations, Congress continued to enact legislation which, like the IRA, specifically notes the tax exempt status of trust lands, but is silent as to other aspects of state and local jurisdiction. See, e.g., 25 U.S.C. §§ 2209- 2210 (enacted 1983) (trust land shall be exempt from taxation); 25 U.S.C. § 566(d) (enacted 1986) (land transferred to Secretary in trust shall be exempt from all local, State and Federal taxation); 25 U.S.C. §§ 1750c-e (enacted 1997) (lands accepted in trust(53) as part of claim settlements not taxable under Federal or State law). It seems apparent that Congress understands a reference to taxation alone to be a sufficient statement of intent that trust land be under federal superintendence and subject to the primary jurisdiction of the federal government and the Indian tribe for which the land is acquired.

In light of the settled authority relative to trust status, Plaintiffs rhetorically ask why Congress did not simply provide for the taking of land into trust if it intended in the SNSA to create Indian country. Docket Nos. 36-2 at 27-28; 52 at 17. Congress has not explained, nor was it required to explain, its reasoning.(54) As Plaintiffs concede, Congress has the authority to set land apart for Indians under federal superintendence in whatever

(53) The Florida Indian (Miccosukee) Land Claims Settlement Act discussed civil and criminal jurisdiction over land leased from the State of Florida for the tribe, 25 U.S.C. § 1746, but did not do so with respect to trust land.

(54) Though a response to this rhetorical question is itself conjecture, the SNI points to the fact that its lands historically have been held in restricted fee. Docket No. 58 at 20 fn. 9. “Because New York State was never solely Federal territory, the United States normally does not hold Indian lands in the State in trust for a tribe; rather, such land may be held in restricted fee.” Huron Group, Inc. v. Pataki, 785 N.Y.S.2d 827, 832 (Sup. Ct. 2004). The SNI also notes that it voted to opt out of the IRA and its trust provisions in the 1930s. Docket No. 58 at 20 fn. 9.

manner it chooses. Docket No. 36-2 at 27; U.S. CONST., art. I, § 8, cl. 3.

In the SNSA, Congress chose to create a process for restricted fee status that parallels the language of the IRA’s trust provision and other trust-related statutes. The Court reads that choice as indicative of Congress’s intent that use of the same language have the same effect—i.e., that SNSA restricted fee land is subject to federal superintendence, and states and localities are without regulatory power over land set apart for the SNI. “It is generally presumed that Congress is (a) knowledgeable about existing laws pertinent to later-enacted legislation, (b) aware of judicial interpretations given to sections of an old law incorporated into a new one, and (c) familiar with previous interpretations of specific statutory language.” United States v. Bonanno Organized Crime Family of La Cosa Nostra, 879 F.2d 20, 25 (2d Cir. 1989). Thus, when Congress chooses to adopt substantially identical language in a new statute, it “bespeaks an intention to import the established . . . interpretation . . . into the new statute.” United States v. Johnson, 14 F.3d 766, 770 (2d Cir.), cert. denied, 512 U.S. 1240, 114 S. Ct. 2751, 129 L. Ed. 2d 868 (1994). Such an interpretation, applied to the SNSA, is entirely consistent with the historical treatment of all other land owned by the SNI and held in restricted fee.

2. The reservation process

The SNSA authorizes the Secretary to add certain land to the SNI’s existing reservations “in accordance with the procedures established by the Secretary for this purpose.” 25 U.S.C. § 1774f(c).

The Secretary’s general authority to create reservations is found in the IRA, which provides that “[t]he Secretary of the Interior is hereby authorized to proclaim new Indian reservations on lands acquired pursuant to any authority conferred by [the IRA], or to add such lands to existing reservations.” 25 U.S.C. § 467 (alteration added). The Secretary has not issued regulations setting forth procedures for the creation and expansion of reservations. Therefore, applicable procedures must be drawn from the text of the statute itself. What is clear from the plain language of § 467 is that only land that Congress or the Secretary has already deemed Indian country—by, for example, indefinitely extending allotments, § 462; restoring former reservation land in the public domain to tribal use, § 463; or acquiring land in trust for tribes, § 465—may become reservation land. Applying this procedure to the SNSA requires that, even where land purchased by the SNI is adjacent or in near proximity to an existing reservation such that it qualifies geographically for reservation status, the Secretary still must follow the specified notice and comment requirements and determine that it is not inappropriate for the land to be subject to the Nonintercourse Act before adding that land to an existing SNI reservation.

In a lengthy footnote, Plaintiffs suggest that the Secretary must actually follow the procedure in the IRA’s trust acquisition regulations, rather than the procedure in the SNSA, before SNSA land can become part of a SNI reservation. Docket No. 36-2 at 35 fn. 23. This is an alternative means of arguing that the SNSA reservation process requires the consideration of additional jurisdictional factors which makes reservation land Indian country, while SNSA restricted fee land is not. The Court finds both the assertion and the conclusion to be without support and contrary to the plain text of the very regulations on which Plaintiffs rely:

These regulations set forth the authorities, policy, and procedures governing the acquisition of land by the United States in trust status for individual Indians and tribes. Acquisition of land by individual Indians and tribes in fee simple status is not covered by these regulations even though such land may, by operation of law, be held in restricted status following acquisition.

25 C.F.R. § 151.1 (emphasis supplied). The regulations are expressly limited to the acquisition of land by the United States in trust. They do not apply to tribal fee acquisitions,  even where, as with the Buffalo Parcel, the land may attain restricted fee status under a law of the United States. In addition, the SNSA does not expressly or implicitly incorporate the trust regulations into the reservation process. Finally, this Court notes that application of the trust regulations to SNSA land acquisitions would, in large part, be meaningless. Among other things, the trust regulations require that the Secretary consider whether the tribe needs the land to facilitate tribal self-determination, economic development, or Indian housing, 25 C.F.R. §§ 151.3(a)(3) and 151.10(b), and scrutinize the location of the land relative to state boundaries and its distance from the boundaries of the tribe’s existing reservation, Id. § 151.11(b). However, Congress expressly provided that it is appropriate for the SNI to increase its land base within the geographic area described in the SNSA, leaving nothing for the Secretary to determine in these regards.

As for Plaintiffs’ “superfluous” argument, if one follows the argument to its logical end, then trust land also cannot be Indian country or else the IRA’s reservation provision will be rendered superfluous. As already discussed, it is well-settled that trust land is Indian country whether or not the land has been declared a reservation. The IRA does not “juxtapose” the terms “taken in trust” and “reservations.” The distinction lies solely in whether land that is set apart as Indian country has, in addition, been declared a reservation. At least one Circuit Court has expressly rejected the argument that the reservation process becomes superfluous if trust or restricted fee lands are accorded Indian country status. In Arizona Pub. Serv. Co. v. EPA, the appellants challenged the

EPA’s treatment of off-reservation trust lands and restricted fee Pueblo lands(55) as indistinguishable from formal reservations, urging that such treatment would render the IRA’s reservation provision superfluous. 211 F.3d 1280, 1292 (D.C. Cir. 2000), cert. denied, 532 U.S. 970, 121 S. Ct. 1600, 149 L. Ed. 2d 467 (2001). The Circuit Court disagreed, concluding that there is no relevant distinction between tribal trust land and reservations for the purpose of tribal sovereignty. Id. at 1293-94. Although the Circuit Court did not expressly hold the same for restricted fee land, that appears to have been a function of the appellants “concentrat[ing] their attack on EPA’s interpretation of ‘reservation’ to include tribal trust land.” Id. at 1292.

Plaintiffs have not offered any persuasive explanation why the SNSA’s restricted fee and reservation process should be read differently than the trust and reservation process, particularly where Congress chose to model the SNSA’s land acquisition provision on the IRA and to wholesale incorporate the IRA’s reservation process into the SNSA, as well. Such a reading is not, as Plaintiffs contend, “counterinuitive.”

For essentially the same reasons as stated above, the Court rejects Plaintiffs’ further suggestion that Congress’s bare use of the term “restricted fee status” does not sufficiently state an intent to create Indian country. Plaintiffs contend that Congress is required to expressly declare the land to be “Indian country,” define the manner in which the land will be used, and specify that the state will no longer have primary jurisdiction over the land. Docket No. 36-2 at 38. Plaintiffs premise this argument on the SNSA’s purported jurisdictional distinction between restricted fee land and reservation land. Having already

(55) The Circuit Court referred to the Pueblos as fee simple land, a characterization having its genesis in Sandoval. However, as noted at fn. 36, supra, the Nonintercourse Act subsequently was found to apply to Pueblos. Therefore, the land is owned by the tribe in restricted fee.

rejected the premise, this Court is unmoved by Plaintiffs’ argument that some “magic words” must be employed for the creation of Indian country. See, e.g., Santa Rosa Band, 532 F.2d at 666 (trust land is Indian country and free from state and local regulation, notwithstanding Congress’s failure to expressly say so). Plaintiffs’ argument is further undermined by their acknowledgment that Congress creates “Indian country” when it simply declares that land shall be “held in trust,” without specifying land use or jurisdiction. See generally, Docket No. 36-2 at 40 (citing settlement acts directing or permitting trust acquisitions). Finally, it is well-settled that Congress need not use express jurisdictional language when it creates Indian lands unless it intends to preserve some aspects of state and local jurisdiction over the land. See Oneida Tribe of Indians of Wisconsin, 2008 U.S. Dist. LEXIS 25169, at *46 (state laws may be applied on tribal lands if Congress has expressly so provided) (citation omitted); Artichoke Joe’s, 353 F.3d at 721 (noting the longstanding general rule that a state has jurisdiction over Indian lands only where Congress explicitly cedes that jurisdiction).

B. The Judicial Decisions

In addition to arguing that the SNSA’s text does not sufficiently indicate the existence of federal superintendence, Plaintiffs cite to several cases they claim support the conclusions that: (1) federal superintendence does not exist unless federal control over a tribe is “pervasive,” (2) federal superintendence under the Nonintercourse Act is limited and does not meet the requisite level of control, and (3) the level of federal superintendence sufficient for Indian country status can be acquired only through a trust acquisition. This Court disagrees with each assertion for the reasons discussed below.

Plaintiffs point to Narragansett Indian Tribe for the proposition that federal superintendence exists only “‘where the degree of congressional and executive control over the tribe is so pervasive as to evidence an intention that the federal government, not the state, be the dominant political institution in the area.’” 89 F.3d at 920 (quoting Alaska ex rel. Yukon Flats Sch. Dist. v. Native Village of Venetie Tribal Gov’t, F87-0051 CV (HRH), 1995 WL 462232, at *14 (D. Alaska Aug. 2, 1995), rev’d, 101 F.3d 1286 (9th Cir. 1996), rev’d, 522 U.S. 520 (1998)). This quote originates in the district court decision underlying Native Village of Venetie, 522 U.S. 520. When that case ultimately reached the Supreme Court, the Court did not acknowledge or adopt the district court’s “pervasive” standard,(56) nor did it find a restraint on alienation insufficient to invoke federal and tribal jurisdiction. Quite to the contrary, the Supreme Court expressly cited the Nonintercourse Act as the kind of congressional legislation “with respect to the lands ‘in the exercise of the Government’s guardianship over the [Indian] tribes and their affairs’” that satisfies the federal superintendence requirement and permits the federal government to exercise primary jurisdiction under its general power over “‘all dependent communities.’” Id. at 528 and n.4 (quoting Sandoval, 231 U.S. at 46, 48).

The federal set-aside and superintendence requirements were found not to have been met in Native Village of Venetie, in large part, because Congress had expressly revoked all existing reservations in Alaska and transferred former reservation lands to private, state-chartered Native corporations without any restraints on alienation. Absent

(56) This “pervasive” language also does not appear in any other Supreme Court decision reviewed in connection with this Decision and Order. Quite to the contrary, the Court stated in United States v. John that regardless of the facts that the state’s jurisdiction over the tribe and its lands had gone unchallenged and that federal jurisdiction had not been continuous, federal jurisdiction remained. 437 U.S. at 652-53. In other words, the land was Indian country, subject to the primary jurisdiction of the federal government and the tribe, despite the lack of pervasive or continuous federal oversight.

those restraints, the Native corporations could immediately convey land to non-Natives without governmental approval and could use the lands for non-Native purposes. Id. at 532-33. According to the Supreme Court, “[i]n no clearer fashion could Congress have departed from its traditional practice of setting aside Indian lands.” Id. at 532. The Court went on to note that in cases where federal superintendence has been found, “the Federal Government actively controlled the lands in question, effectively acting as a guardian for the Indians.” Id. at 533 (citations omitted).

In the instant case, Congress affirmatively imposed the Nonintercourse Act’s restrictions against alienation on land purchased with SNSA funds. Under Native Village of Venetie, subjecting land to the Nonintercourse Act’s restrictions sufficiently demonstrates federal superintendence over the land. Id. at 528 and n.4.

Plaintiffs next focus on the Tenth Circuit’s conclusion in Buzzard that “a restraint against alienation requiring the approval of the Secretary of the Interior is insufficient by itself to make land purchased by the [tribe] Indian country.” 992 F.2d at 1077. Relying on this statement, Plaintiffs maintain that a restraint on alienation has the limited effect of requiring that the federal government approve land dispositions and, as a necessary corollary, exempts the land from state and local property taxes. This level of oversight, they urge, is not sufficient to meet the federal superintendence requirement. Docket No. 36-2 at 31-32. The Court rejects Plaintiffs’ contention for two reasons. First, the Tenth Circuit never reached the question of whether the Nonintercourse Act applied to the land at issue in that case; it simply assumed that the Act’s restrictions automatically attached to the tribe’s fee simple land purchase. However, as already discussed, subsequent courts consistently have held that the protections and tax exemptions of the IRA and the

Nonintercourse Act do not attach to a tribe’s unilateral fee simple purchases. There must be an affirmative act by Congress or the Secretary to set the land apart under federal superintendence. The SNI’s Buffalo Parcel is readily distinguished from the fee simple land at issue in Buzzard precisely because Congress passed legislation declaring that lands purchased with SNSA funds and located within a specified geographic area are subject to the Nonintercourse Act’s restraints against alienation (unless the Secretary, after receiving comments from the affected state and local governments, concludes that restricted fee status would be inappropriate). Second, to the extent the Buzzard holding is directed to the Nonintercourse Act, it has been implicitly overruled by the Supreme Court’s subsequent statement to the contrary in Native Village of Venetie.

Plaintiffs have not identified any other support for their contention that congressionally-imposed restricted fee status requires “little or no federal government involvement.” Docket No. 36-2 at 34. The numerous statutes treating trust and restricted fee land as jurisdictional equivalents counsel against such a conclusion. By imposing restraints on alienation in the SNSA, Congress signaled its intent that the federal government supervise the land and ensure that it inures to the sole use and benefit of the SNI, Ramsey, 271 U.S. at 471, and that the federal government assume responsibility for a variety of matters relating to the land including, as applicable, rights-of-way, 25 U.S.C.§ 323; mining and storage leases, 25 U.S.C. §§ 396a and 396g; timber contracts, 25 U.S.C. § 407d; crimes, civil actions and related encumbrances on real and personal property, 25 U.S.C. §§ 1321-1322; energy resource development, 25 U.S.C. § 3501(12); agricultural resource management, 25 U.S.C. § 3703; and gaming regulation, 25 U.S.C. § 2703(4). See Catawba Indian Tribe v. South Carolina, 718 F.2d 1291, 1298-99 (4th Cir. 1983) (“The

Nonintercourse Act creates a trust or fiduciary relationship between the federal government and the tribe somewhat akin to the relationship of guardian and ward.”), rev’d on other grounds, 476 U.S. 498, 106 S. Ct. 2039, 90 L. Ed. 2d 490 (1986). Plaintiffs have identified no basis from which this Court can reasonably conclude that the federal government’s guardianship obligations with respect to the Buffalo Parcel do not meet the federal superintendence requirement.

Finally, Plaintiffs rely on City of Sherrill to urge that Congress should have followed the procedures in 25 U.S.C. § 465 if it wanted to establish Indian land. They argue that the “creation of a discrete 9-1/2 acre island in the middle of downtown Buffalo” presents the very problems of piecemeal jurisdiction the Supreme Court was so concerned about in that case. Docket No. 52 at 17-18. Plaintiffs also maintain that “Congress could not have intended” to grant the SNI the ability to “transfer any land it chose across literally thousands of square miles in New York State into Indian country.” Docket No. 36-2 at 39. This Court already has determined that Congress is not required to utilize the IRA’s trust acquisition provision to create Indian country, and the holding in City of Sherrill does not indicate otherwise.

City of Sherrill involved the question of sovereignty over parcels of land purchased in fee simple by the Oneida Indian Nation of New York (the “OIN”). 544 U.S. 197. The parcels, acquired in 1997 and 1998, were within the OIN’s historic reservation land, but were last possessed by the tribe in 1805. The OIN had been dispossessed of the land in violation of federal law. Id. at 202. Despite the fact that Congress had not officially revoked or diminished its reservation, the Supreme Court held that the OIN could not unilaterally revive its dormant sovereignty by acquiring fee title to its former reservation land in open-market transactions. Id. at 202-03. The Court’s determination rested on the intervening two centuries of state, county and local governance during which the properties were subject to taxation, the doctrine of laches, and the overwhelmingly non-Indian character of the area. Id. at 214-19. The Supreme Court found that the “unilateral reestablishment of present and future sovereign control, even over land purchased at the market price, would have disruptive practical consequences.” Id. at 219. “Recognizing these practical concerns, Congress has provided a mechanism for the acquisition of lands for tribal communities that takes account of the interests of others with stakes in the area’s governance and well-being. Title 25 U.S.C. § 465 authorizes the Secretary of the Interior to acquire land in trust for Indians and provides that the land ‘shall be exempt from State and local taxation.’” Id. at 220 (quoting Cass County, 524 U.S. at 114-15).

To the extent Plaintiffs suggest City of Sherrill stands for the proposition that, for all tribes in all circumstances, Indian country can be established only by a trust acquisition, the Court disagrees. The Supreme Court certainly confirmed that tribes cannot unilaterally or automatically acquire—or in the OIN’s case, reacquire—sovereign control over their fee simple land purchases. Congress, or the Secretary acting on delegated authority, must take some action to set aside the land under federal superintendence. The Supreme Court also recognized that, absent tribe-specific legislation, the IRA’s trust provision is the only mechanism available for that purpose. However, in enacting the SNSA, Congress created an alternative mechanism specific to the SNI. There is nothing inconsistent about finding the existence of Indian country here. The SNI has been provided an avenue other than the trust statute pursuant to which it can seek federal protection over certain land acquisitions.

d.             The Import of the Term “Dependent”

In their final “Indian country” argument, Plaintiffs contend that the term “dependent Indian community” arose in conjunction with a paternalistic attitude toward Native Americans that has long since been abandoned. They urge that statutes designed to promote tribal economic self-sufficiency, such as the SNSA, are not consistent with the concepts of wardship and governmental trust responsibilities inherent to that term. Docket No. 52 at 6-7. They suggest that finding the SNI to be a “dependent” here would perpetrate “paternalistic and anachronistic (if not overtly racist) notions of cultural superiority.” Id. at 8.

Plaintiffs first point to the agricultural, educational and infrastructure assistance provided to the Pueblo people in Sandoval, and urge that the level of support and protection contemplated by the term dependent Indian community is not met unless the federal government insinuates itself into tribal everyday life. Id. at fn. 4. Plaintiffs plainly suggest that the SNI is not sufficiently “dependent,” but have not explained how the SNI differs from the Pueblo in this regard. This Court takes judicial notice of the fact that, like the Pueblo of Santa Clara at issue in Sandoval, the SNI is recognized as a tribal entity by the federal government. 67 Fed. Reg. 46,328 (July 12, 2002).57 By virtue of its government-to-government relationship with the United States, the SNI is eligible for the same funding and services from the Bureau of Indian Affairs and is entitled to the same sovereign immunities and privileges as the Pueblo. Id. To the extent Plaintiffs intend to imply, without evidentiary support, that the federal government’s historical involvement with

(57) See generally, Point II, supra, for a discussion of the United States’ historical recognition of and dealings with the SNI as a sovereign entity.

tribal welfare was greater than that existing today, this Court simply notes that the Supreme Court has never incorporated a “pervasive control” standard into the dependent Indian community requirements.

In Santa Rosa Band, the Ninth Circuit was faced with a policy argument similar to the one advanced by Plaintiffs here. In that case, the county argued that a congressional act, P.L. 280, was written in an assimilationist tone that suggested an intent to grant state and local governments broad jurisdiction over trust lands. 532 F.2d at 661. However, the Ninth Circuit declined to read the statute as extending regulatory jurisdiction to the county “solely on the basis of general expressions of sentiment regarding the desirability of terminating Federal paternalistic supervision of tribes or the need for making Indians equal first class citizens.” Id. There were a number of factors the Ninth Circuit found particularly relevant. First, regardless of whether the legislation reflected an assimilationist slant and an eye toward the eventual termination of federal supervision, it was not itself a termination statute and it did not end the tax exempt status of trust lands. Id. at 662. Here, the SNSA expressly confers federal protection and tax exemption with no provision whatsoever for their termination.

The Ninth Circuit went on to find that a statutory construction denying jurisdiction to local governments “comports with the present congressional Indian policy” of Indian autonomy, self-government, and economic self-development. Id. at 663.

[T]ribal use and development of tribal trust property presently is one of the main vehicles for the economic self-development necessary to equal Indian participation in American life. * * * [S]ubjecting the [land] to local jurisdiction would dilute if not altogether eliminate Indian political control of the timing and scope of the development of [the land], subjecting Indian economic development to the veto power of potentially hostile local non-Indian majorities. * * * [T]hat there may inevitably be some abrasion between Indian communities and local neighbors . . . does not dictate eliminating Indian jurisdiction.

Id. at 664. Here, as in Santa Rosa Band, a federal policy that encourages tribal self-government and economic self-sufficiency supports an interpretation of the SNSA that excludes state and local jurisdiction over land set aside for the SNI’s use.

To the extent Plaintiffs intend to suggest that the “dependent Indian community” is an archaic notion that has no place in present-day Indian policy or the creation of Indian country, that is an argument best presented to Congress, not the courts. This category of Indian country exists and Plaintiffs have not demonstrated that the Buffalo Parcel fails to meet its requirements.

3.             The Agency Action and APA Review

In their first claim for relief, Plaintiffs allege that NIGC Chairman Hogen and then-Secretary Norton, to whom Hogen deferred, erred in finding that land purchased with SNSA funds and held in restricted fee is Indian country, subject to the SNI’s jurisdiction.

The parties requested that this Court interpret the meaning and import of “restricted fee status” as that term is used in the SNSA. To ascertain the plain meaning of a statute, courts look “to the particular statutory language at issue, as well as the language and design of the statute as a whole.” K Mart Corp. v. Cartier, Inc., 486 U.S. 281, 291, 108 S. Ct. 1811, 100 L. Ed. 313 (1988). Having done so here, the Court finds that Congress, in enacting the SNSA, unambiguously intended that land purchased with SNSA funds and made subject to the Nonintercourse Act be set apart for the SNI’s use and placed under federal superintendence. In short, such land is Indian country over which the federal government and the SNI exercise primary jurisdiction.

“If the intent of Congress is clear, that is the end of the matter; for the court, as well as the agency, must give effect to the unambiguously expressed intent of Congress.” Chevron, 467 U.S. at 843-43. The NIGC Chairman’s determination—that the Buffalo Parcel, purchased with SNSA funds and held in restricted fee status, is Indian country over which the SNI has jurisdiction—is entirely consistent with and gives effect to Congress’s expressed intent. Because the NIGC’s “Indian country” determination is in accord with the statutes at issue, with other legislation relating to Indian lands, and with prior court decisions, the Court finds no basis to conclude that the Indian country determination is arbitrary, capricious, an abuse of discretion, or not in accordance with law.

C.            Plaintiffs’ Second Claim for Relief: Settlement of a Land Claim The Section 20 Gaming Prohibition and its Exceptions

In approving the SNI’s Ordinance, NIGC Chairman Hogen first noted that Section 20 of the IGRA, 25 U.S.C. § 2719, generally prohibits gaming on lands acquired in trust after October 17, 1988, and went on to conclude that the Buffalo Parcel (acquired in 2005) is not gaming-eligible land unless it meets one of the statutory exceptions to the prohibition. AR00012.

Hogen then determined that the Buffalo Parcel satisfies the IGRA’s “settlement of a land claim exception.” AR00012-13. He expressly relied on the opinion given by the Secretary in her November 12, 2002 letter to the SNI. AR00012. The entirety of the Secretary’s analysis relative to the “settlement of a land claim” exception is as follows:

The legislative history to the Settlement Act [SNSA] makes clear that one of its purposes was to settle some of the Nation’s land claim issues. Thus, the Nation’s parcels to be acquired pursuant to the Compact and the Settlement Act will be exempt from the prohibition on gaming contained in Section 20 because they are lands acquired as part of the settlement of a land claim, and thus, fall within the exception in 25 U.S.C. § 2719(b)(1)(B)(I).

AR00239 (alteration added). The Secretary did not identify the “land claims” purportedly settled or cite to the legislative history she relied on, nor does Hogen appear to have reviewed legislative history, which is not included in the administrative record. Neither Hogen nor the Secretary explained or interpreted the IGRA’s “settlement of a land claim” provision. Likewise, neither analyzed the text of the SNSA.

In addition to relying on the Secretary’s one-sentence analysis, Hogen opined that the SNSA’s title evinces Congress’s intent to enact the settlement of a land claim, a land claim includes the assertion of any existing right to land, and “[t]he existing right that gave rise to the SNSA was the Nation’s property right to control and define the terms of leases and the use of the land.” AR00013.

1.             Land Taken Into Trust

Section 20 of the IGRA prohibits gaming “on lands acquired by the Secretary in trust for the benefit of an Indian tribe after October 17, 1988, unless” an exception applies. 25 U.S.C. § 2719 (emphasis supplied). The parties agree with Chairman Hogen’s conclusion that this general prohibition also applies to the Buffalo Parcel, even though the Parcel was acquired by the SNI and is held in restricted fee status. Docket Nos. 28-2 at 25; 36-2 at 42. As Hogen explained in his letter approving the SNI’s Ordinance:

Although section 2719 of IGRA refers only to trust land, the NIGC interprets this section to include land held by an Indian tribe in restricted fee. * * * * The section can only sensibly be read to include trust land and restricted fee lands. IGRA permits tribes to game on restricted fee land over which the tribe exerts governmental power. 25 U.S.C. § 2703(4)(b). If section 2719 only applied to trust lands, Tribes could avoid the prohibition against gaming on lands acquired after October 17, 1988, by taking land into restricted fee rather than having the United States take it into trust. It is unlikely that Congress intended to create such an exception.

AR00012 (citing Secretary’s November 12, 2002 opinion letter).

While the parties do not challenge Chairman Hogen’s conclusion in this regard, the SNI does. In its amicus brief, the SNI argues that a plain reading of section 20 compels the conclusion that the IGRA does not prohibit gaming on after-acquired restricted fee land. Rather, the statute’s plain terms unambiguously limit the section 20 prohibition to trust land. Docket No. 58 at 51-52 (citing, inter alia, Connecticut Nat’l Bank v. Germain, 503 U.S. 249, 253-54, 112 S. Ct. 1146, 117 L. Ed. 2d 391 (1992) (when the words of a statute are unambiguous, courts must presume that a legislature says in a statute what it means); United States v. Monsanto, 491 U.S. 600, 610, 109 S. Ct. 2657, 105 L. Ed. 2d 512 (1989), (Congress’s intent is best determined by looking to the statutory language that it chooses); Keweenaw Bay Indian Cmty. v. United States, 136 F.3d 469, 474 (6th Cir.), cert. denied, 525 U.S. 929, 119 S. Ct. 335, 142 L. Ed. 2d 277 (1998) (“Absent an ambiguity or a result at odds with a statute’s purposes, we must interpret a statutory provision according to its plain meaning.”) (citing United States v. Ron Pair Enters., Inc., 489 U.S. 235, 242, 109 S. Ct. 1026, 103 L. Ed. 2d 290 (1989)).

Were the Court to start and end with the ordinary and common meaning of the terms employed in section 20, devoid of statutory and historical context, it might arrive at the reading advanced by the SNI. However, as the SNI has urged throughout its brief, issues relating to Indian law cannot be considered without historical context. See Sac & Fox Tribe v. Licklider, 576 F.2d 145, 147 (8th Cir.), cert. denied, 439 U.S. 955, 99 S. Ct. 353, 58 L. Ed. 2d 346 (1978) (“Federal Indian law is a subject that cannot be understood if the historical dimension of existing law is ignored.”) (quotations omitted). Moreover, statutory interpretation requires consideration of the entire statute, not an isolated provision or phrase. Statutory language should be given a meaning that is most in accord with context and ordinary usage, and also most compatible with the surrounding body of law. Green v. Bock Laundry Mach. Co., 490 U.S. 504, 528, 109 S. Ct. 1981, 104 L. Ed. 2d 557 (1989) (Scalia, J., concurring).

As the historical discussion at Point II, supra, makes clear, during the almost two centuries of federal-Indian relations prior to the IGRA’s enactment, lands were set aside for or held by Indians in a number of ways, including reservations, non-reservation trust land, non-reservation restricted fee land, and allotments. However, well before the IGRA’s enactment, federal Indian policy had stabilized. By 1988, there remained a single statutory mechanism for the acquisition of new land for Indians; the IRA’s trust provision, enacted in 1934. 25 U.S.C. § 465. There was no statutory mechanism in 1988 for taking land into restricted fee status.

Courts “assume that Congress is aware of existing law when it passes legislation.” Miles v. Apex Marine Corp., 498 U.S. 19, 32, 111 S. Ct. 317, 112 L. Ed. 2d 275 (1990) (citation omitted). As the IRA’s trust provision was the only legally recognized manner in which new land could be acquired for Indians when the IGRA was enacted, the section 20 prohibition was all-inclusive on its face. After setting out what was then an all-inclusive prohibition, Congress carefully defined specific exceptions thereto. Given the existing state of the law and Congress’s careful construction, the Court finds that Congress intended to prohibit gaming on all after-acquired land, unless one of the section 20 exceptions applies. The alternative interpretation suggested by the SNI—Congress intended that if there were a subsequent change in the law regarding the manner in which lands could be set aside for Indians, section 20 would be inapplicable and newly acquired Indian land automatically would be gaming-eligible, without restriction—is clearly at odds with section 20’s purpose.

Where “the literal application of a statute will produce a result demonstrably at odds with the intent of the drafters... the intention of the drafters, rather than the strict language, controls.” Ron Pair Enters., 489 U.S. at 242 (internal citation and quotation marks omitted).

The Court also rejects the SNI’s contention that Congress’s use of the phrase “trust or restricted status” within section 20 is dispositive of congressional intent to limit the prohibition to trust land only. The provision on which the SNI relies states, in relevant part, that:

(a) [G]aming regulated by this chapter shall not be conducted on lands acquired by the Secretary in trust for the benefit of an Indian tribe after October 17, 1988, unless—

* * * *

(2) the Indian tribe has no reservation on October 17, 1988, and— (A) such lands are located in Oklahoma and—

* * * *

(ii) are contiguous to other land held in trust or restricted status by the United States for the Indian tribe in Oklahoma; . . . .

25 U.S.C. § 2719(a)(2)(A) (emphasis supplied). Stated another way, section 20 does not apply to the Secretary’s future acquisition of trust land in Oklahoma if, at the time of the IGRA’s enactment, the Indian tribe had no reservation land but did have non-reservation trust or restricted fee land in Oklahoma, and if the newly-acquired trust land is contiguous to that existing non-reservation trust or restricted fee land. The use of the term “restricted fee” in this context expresses nothing more than Congress’s understanding of history and the law. The IRA’s trust provision was the only existing mechanism for post-1988 acquisitions of land for Indians in Oklahoma, while prior set-asides or acquisitions for a tribe may have been accorded non-reservation, restricted fee status. Congress’s acknowledgment of this historical and legal reality does not suggest an intent to exclude future acquisitions of land held in restricted fee status from section 20’s global prohibition. As the SNI itself points out, there was no statutory mechanism for the creation of restricted fee land in 1988. Docket No. 58 at 53, fn. 29. It is highly unlikely that a future restricted fee acquisition would have been contemplated by Congress at all, much less been the subject of intentional statutory drafting.

For the reasons stated, the Court rejects the SNI’s argument that the section 20 gaming prohibition does not apply to “Indian lands” created in a manner that was not statutorily available in 1988. Such a result would be at odds with section 20’s clear purpose. Therefore, the Court is in full agreement with the parties’ united position on this point. Chairman Hogen’s conclusion that Congress intended the section 20 prohibition to apply to all after-acquired land is a permissible construction of the statute.

For essentially the same reasons, the Court rejects Plaintiffs’ argument that while the term “trust” includes restricted fee land for purposes of the prohibition against gaming, that same term, when employed in the section 20 exceptions, applies to trust land only.

2.             The Settlement of a Land Claim Exception

Plaintiffs contend that Chairman Hogen’s determination that the Buffalo Parcel falls within the “settlement of a land claim” exception is arbitrary, capricious, an abuse of discretion and not in accordance with law because the Chairman proceeded from two erroneous and insupportable conclusions: (1) that Congress titled the SNSA a “land claims” settlement; and (2) that the SNSA was passed, in part, to settle land claims.

a.             The Significance of Titles and Headings

Chairman Hogen relied on the SNSA’s title as printed in the United States Code -

“Seneca Nation (New York) Land Claims Settlement” - as evincing congressional intent. Plaintiffs are correct in noting that this is not the title given the Act by Congress. As stated at footnote 19, supra, Congress’s title for the SNSA is an Act “To provide for the renegotiation of certain leases of the Seneca Nation, and for other purposes.” Pub. L. No. 101-503, 104 Stat. 1292. Congress gave the Act the short title “Seneca Nation Settlement Act of 1990.” Id. § 1. Congress did not include the term “claim,” much less “land claim,” in the SNSA’s long or short titles.

To the extent Defendants, in their motion to dismiss, suggest that it was reasonable for Chairman Hogen to rely on a title printed in the United States Code as determinative of Congress’s intent, the Court disagrees. First, Title 25 of the Code does not yet appear to have been enacted into positive law. Thus, while the Code is prima facie evidence of laws relating to Indians, the Statutes at Large remain the official source of the law. See 1 U.S.C. § 204(a) and Title 25, Preface XIII (2001 and 2007 Supplement); 104 Stat. 1292. Accordingly, Chairman Hogen did not rely on the correct title in support for his conclusion.

Moreover, as this District recently noted, “‘[f]or interpretative purposes, [headings and titles] are of use only when they shed light on some ambiguous word or phrase. They are but tools available for the resolution of a doubt. But they cannot undo or limit that which the text makes plain.’” Scope, Inc. v. Pataki, 386 F. Supp. 2d 184, 193 (W.D.N.Y. 2005) (quoting Brotherhood of R.R. Trainmen v. Baltimore & O. R. Co., 331 U.S. 519, 528- 29, 67 S. Ct. 1387, 91 L. Ed. 1646 (1947)); see also, Connecticut ex rel. Blumenthal v. U.S. Dep’t of Interior, 228 F.3d 82, 89 (2d Cir. 2000), cert. denied, 532 U.S. 1007, 121 S. Ct. 1732, 149 L. Ed. 2d 657 (2001) (“our reliance is not on the title . . . , but on the structure of the statute”). It is only if ambiguity exists that the given title or heading takes on some significance. Chairman Hogen did not discuss the text of the SNSA at all, much less identify any ambiguity that would justify resort to a title or heading as an interpretive tool.

b.             The Text of the SNSA

Here, as with the Indian lands question, Plaintiffs compare the SNSA to other settlement acts codified at Title 25. They correctly point out that in each act, except the SNSA, Congress expressly acknowledged that the subject tribe(s) had filed or asserted claims alleging the wrongful dispossession of their land.(58) In contrast, the SNSA does not refer to any pending or asserted claim by the SNI, nor is there any reference to a dispute over the ownership of SNI land.

In the SNSA’s statement of findings, Congress notes only the existence of “[d]isputes concerning leases of tribal lands within the city of Salamanca and the Congressional Villages,(59) New York.” 25 U.S.C. § 1774(a)(1). These disputes were between the SNI and its non-Indian lessees, who were parties to land leases that were set

(58) See 25 U.S.C. § 1701(a) (Rhode Island - two consolidated actions pending involving claims to land in the town of Charlestown); § 1721(a)(1) (Maine - claims asserted by tribe for possession of lands allegedly transferred in violation of Nonintercourse Act); § 1741(1) (Florida (Miccosukee) - lawsuit pending concerning claim to certain lands); § 1751(a) (Connecticut - tribe had civil action pending in which it claimed lands within the town of Ledyard); § 1771(1) (Massachusetts - pending lawsuit claiming certain lands within the town of Gay Head); § 1772(1) (Florida (Seminole) - pending lawsuit and other claims asserted but not yet filed involving claims to lands); § 1773(2) (W ashington - tribe claimed right to ownership of specific tracts of land and rights-of-way, and disputed intended reservation boundaries); § 1775(a)(5) (Mohegan (Connecticut) - pending lawsuit by tribe relating to ownership of land); § 1776(b) (Crow Boundary - settling a dispute over the tribe’s unfavorable reservation boundary resulting from an erroneous survey by the federal government); § 1777(a)(1) (Santo Domingo Pueblo) (pending claims by tribe to lands within its aboriginal use area); § 1778(a) (Torres-Martinez Desert - lawsuits brought by U.S. on behalf of tribe, and by tribe directly, claiming trespass by water districts that had permanently flooded reservation land); §§ 1779(a) (8), (12), (14)-(15) (Cherokee, Choktaw and Chickasaw - tribes filed lawsuits against United States challenging the settlement and use of tribal trust land by non-Indians due to federal government’s mistaken belief that land belonged to the state; settlement required that tribes forever disclaim all right, title to and interest in certain lands).

(59) The Congressional Villages include the villages of Carrollton, Great Valley, and Vandalia. These villages are located on the Allegany Reservation and the residents there lease land from the SNI. Though the majority of those leases were also due to expire on February 19, 1991, they were not part of the lease negotiations between the SNI and the city of Salamanca.

to expire on February 19, 1991. Id. § 1774(a)(4). The approaching expiration date “created significant uncertainty and concern” on the part of the non-Indian lessees. Id. Nonetheless, the SNSA quite clearly states that the United States would not be involved in lease renegotiation, nor would it serve in the capacity to approve lease renewals. Id. § 1774c.

While disclaiming any federal involvement in the current “disputes,” Congress did find that the United States had “a moral responsibility” to help secure a fair and equitable settlement for past inequities, Id. § 1774(a)(6), “involving the 1890 leases”(60) which were about to expire, Id. § 1774(b)(2). Congress found that the payments made under those leases “were well below the actual lease value of the property.” Id. § 1774(a)(3). The SNSA is the only settlement act to employ the term “moral responsibility” and, notably, Congress did not “find” the existence of any legal claim or liability.

Although Congress did not acknowledge any pending or asserted legal claim, it went on to state that one of the SNSA’s purposes was to “avoid the potential legal liability on the part of the United States that could be a direct consequence of not reaching a settlement.” Id. at 1774(b)(8) (emphasis added). Congress then directed that the United States provide the SNI with settlement funds “[i]n recognition of the findings and purposes specified in section 1774 of this title.” Id. § 1774d(a) (emphasis added).

Plaintiffs argue that because the SNI had no legal claim pending at the time of the SNSA’s enactment, the SNSA did not settle a claim. Docket No. 36-2 at 45-46.

(60) Congress was referring to the 99-year leases authorized by the Act of September 30, 1890, 26 Stat. 558. See 25 U.S.C. § 1774a(4) (defining “lessee” as the holder of an 1890 lease which expires in 1991). Those leases actually would have commenced in 1892, following the 5-year lease term and subsequent 12-year lease term authorized by the Act of February 19, 1875, 18 Stat. 330. The 99-year leases were set to expire on February 19, 1991.

Defendants, relying on BLACK’S LAW DICTIONARY’S definition of “claim,”(61) urge that Congress’s decision to enter into a settlement prior to the commencement of suit does not negate the existence of a claim; the definition encompasses any enforceable right to relief, whether or not that right has yet been asserted. Docket Nos. 28-2 at 27-28; 45 at 23. The SNI agrees with Defendants and contends that a formal complaint need not be lodged for a “claim” to exist; it is enough that the SNI possessed a legal claim. Docket No. 58 at 55. Of course, the proper focus here is on the agency’s interpretation.

Chairman Hogen stated that “the plain meaning of ‘land claim’ is an assertion of an existing right to the land.” AR00013 (emphasis supplied). Because the SNSA, alone among all the settlement acts, does not acknowledge the existence of a pending or asserted claim, accepting Chairman Hogen’s definition of “claim” compels the conclusion that there was no claim and, therefore, no settlement of a claim. Nevertheless, for purposes of this analysis, the Court will proceed from the assumption that if, at the time of the SNSA’s enactment, the SNI possessed an enforceable right to relief against the United States that Congress purported to settle, then the SNSA settled a claim. The Court has no trouble concluding that this is the minimum definition Congress would have contemplated by its use of the term “claim” when it enacted the IGRA. Applying this most minimal of standards leads to the same conclusion—there was no claim and no settlement of a claim.

(61) claim, n. 1. The aggregate of operative facts giving rise to a right enforceable by a court <the plaintiff’s short, plain statement about the crash established the claim>. – Also termed claim for relief. 2. The assertion of an existing right; any right to payment or to an equitable remedy, even if contingent or provisional <the spouse’s claim to half the lottery winnings>. 3. A demand for money, property, or a legal remedy to which one asserts a right; esp., the part of a complaint in a civil action specifying what relief the plaintiff asks for. BLACK’S LAW DICTIONARY (8th ed. 2004)

c.                                       The Nature and Existence of an Enforceable Claim

Plaintiffs and the SNI contend that the claim Congress settled when it passed the SNSA was for damages relating to the below-market-rate rents the SNI received under its 99-year leases. Docket Nos. 36-2 at 47; 58 at 55-56. In contrast, Defendants urge that the SNSA settled the SNI’s claim for “unlawful possession of Nation lands by non-Indians.”(62) They maintain that if Congress had not enacted the SNSA, the SNI would have had an enforceable right to eject hold-over lessees who remained on reservation land. Docket Nos. 28-2 at 27-28; 45 at 23-24. In other words, Defendants appear to be talking about what was then the SNI’s prospective right to eject tenants who might unlawfully remain on reservation land after their 99-year leases expired in 1991.

i                                            The Right to Eject Lessees

The SNSA is predicated on an agreement between the SNI and the city of Salamanca. The purposes of the SNI-city agreement were to: “(1) provide[ ] City residents with new leases of Nation land; and (2) provide[ ] the Nation with fair compensation . . . for the impacts on the Nation of the prior lease arrangement” which involved “extremely inadequate rental payments.” S. REP. NO. 101-511 at 16. The SNI-city agreement states that the prior leases had been obtained “without Federal authorization and .... on terms adverse to the Nation.” Id. The agreement’s effectuation was conditioned upon Congress’s authorization of a $35 million payment to the SNI. In effectuating the SNI-city agreement, Congress necessarily acknowledged the agreement’s purpose of

(62) Again, Defendants’ characterization differs from that of Chairman Hogen, who describes the claim as one involving “the Nation’s property right to control and define the terms of leases and the use of the land.” AR00013.

compensating the SNI for the below-market rents paid under the prior lease arrangement. The SNSA’s “settlement” language is entirely consistent with that purpose. The only “inequity” for which Congress acknowledges “responsibility” involves the 1890 leases. Likewise, the only “claim” that Congress required the SNI to relinquish against the United States, and thus the only potential liability that was settled, was “for payment of annual rents prior to February 20, 1991.”(63) Id. § 1774b(b).

Defendants’ characterization of the SNI’s purported claim suggests that the United States agreed to provide a monetary settlement in exchange for the SNI’s agreement to relinquish its common law right to eject hold-over lessees. There is no SNSA provision that supports the conclusion that the SNI gave up this or any other of its property rights as owner and lessor. In fact, it is abundantly clear that no such relinquishment occurred. Following the SNSA’s enactment and the expiration of the 99-year leases, the SNI, assisted by the United States, successfully ejected hold-over lessees who declined to enter into new leases predicated on the agreement between the SNI and the city. Banner II, 238 F.3d at 1353 (citing United States v. Fluent, 95-CV-0356A(H), slip. op. (W.D.N.Y. Feb. 18, 1997) (adopting Magistrate Report and Recommendation, July 9, 1996)).

Accordingly, the Court finds that Plaintiffs and the SNI have properly characterized the SNI’s purported claim as one for damages relating to the below-market-rate rents the SNI received under its 99-year leases.

ii.                                     The Right to Damages for Inadequate Rental Rates

There is one point on which the parties agree—to the extent the SNI had an enforceable right against the United States when the SNSA was enacted, it would have

(63) Again, Congress was referring to the 99-year leases entered into in 1892.

arisen from the Nonintercourse Act. Docket Nos. 45 at 24; 52 at 46. However, Plaintiffs contend that Congress expressly confirmed the SNI’s 99-year leases by the Act of 1890, thereby satisfying any duty the United States had under the Nonintercourse Act. Id. at 46. They urge that absent a legal duty, no enforceable claim existed.

As the Court of Claims held when ruling on prior claims brought by the SNI, the Nonintercourse Act gives rise to a special fiduciary responsibility to protect and guard Indians against unfair treatment in transactions with respect to the disposition of their lands.(64) Seneca Nation of Indians, 173 Ct. Cl. at 925. Where the Nonintercourse Act applies, it necessarily follows that “the United States is liable . . . for the receipt by the Indians of an unconscionably low consideration.” Id. at 925-26. This fiduciary responsibility is predicated on the unique trust relationship that arises when the United States enters into treaties or agreements with tribes, or passes legislation relating to Indians. Banner II, 238 F.3d at 1352. It has long been recognized that in carrying out its agreements and promises, the United States is to “be judged by the most exacting fiduciary standards.” Seminole Nation v. United States, 316 U.S. 286, 296-97, 62 S. Ct. 1049, 86 L. Ed. 1480 (1942). Thus, the Court rejects Plaintiffs’ suggestion that the United States’ duty under the Nonintercourse Act is complete once it approves or confirms a land transaction. If the Nonintercourse Act applies, the United States must also ensure that the

(64) The Court of Claims expressly rejected the possibility that any course of dealing or treaty with the SNI prior to the Nonintercourse Act’s enactment gave rise to a fiduciary or supervisory duty on the part of the United States. Seneca Nation of Indians, 173 Ct. Cl. at 920. Specifically, the Court of Claims found the enemy status of the Senecas, Cayugas, Mohawks and Onondagas during the Revolutionary War precluded the inference of a fiduciary relationship with those nations. United States v. Oneida Nation of New York, 217 Ct. Cl. 45, 58-59, 576 F.2d 870 (1978). In contrast, express promises were made to the Oneidas and Tuscaroras, who had remained at peace with the United States during the War, which gave rise to a fiduciary relationship regarding their land. Id. at 55-59. In sum, the parties have identified the Nonintercourse Act as the sole source of an enforceable right and the Court finds no indication of any other rule of law or equity that would provide a basis for a claim against the United States.

transaction is a fair one. See Joint Tribal Council of Passamaquoddy Tribe v. Morton, 388 F. Supp. 649, 660 (D. Me.), aff’d, 528 F.2d 370 (1st Cir. 1975) (“the Nonintercourse Act imposes a trust or fiduciary obligation on the United States to protect land owned by all Indian tribes covered by the statute”).

It is for an entirely different reason, then, that the Court finds the SNI could not have asserted an enforceable right to relief against the United States when the SNSA was enacted. Specifically, this District and other courts repeatedly have held that “Congress . . . authorized the [SNI] to negotiate for the leasing of its land without the need for formal treaty or convention, thereby ‘taking Seneca leasing out of 25 U.S.C. § 177 . . . .’” Fluent, 847 F. Supp. 1046, 1052 (W.D.N.Y. 1994) (quoting United States v. Devonian Gas and Oil Co., 424 F.2d 464, 467 n.3 (2d Cir. 1970)). Neither Defendants nor the SNI have identified any basis for imputing a fiduciary duty to the United States with respect to the 99-year leases, outside of the Nonintercourse Act, and the Court can ascertain none.

Congress first permitted the SNI to lease land within its Allegany and Cattaraugus reservations without federal oversight and restriction by the Act of 1875. As noted at Point II(H), supra, prior to 1875, the SNI had leased Allegany reservation land to non-Indians without the federal government’s consent. Congress remedied that legal deficiency by adopting the Act of 1875 which, among other things, validated the SNI’s existing land leases for a five-year period. 18 Stat. 330, § 3. Congress also expressly confirmed that when that five-year period expired, the SNI had title to the leased reservation lands and the power to lease the same for a subsequent period not to exceed twelve years. Id. While persons who had erected improvements on leased land were entitled to a lease renewal, no such right was accorded to lessees who had not erected improvements. Id. The terms of subsequent leases were left solely to the parties, and Congress specified a method for dispute resolution that did not involve the federal government. Id.

The state courts were the first to consider the import of the Act of 1875. In Shongo v. Miller, an individual Indian claimed title to a parcel of land on the Allegany reservation that had been leased to a non-Indian. 45 A.D. 339 (4th Dep’t 1899). The question before the court was whether the Indian plaintiff could assert a right to possession over a non-Indian lessee who had received a 99-year lease from the SNI’s council. The Fourth Department first acknowledged the purpose of the Nonintercourse Act as inhibiting the conveyance of Indian lands to whites. In the Fourth Department’s view, however, the SNI had disregarded the protections of the Act when it voluntarily entered into leases of its Allegany reservation land. Id. at 343. By the time Congress was confronted with the leasing situation, whites had established villages on the reservation and made substantial improvements on the land. As the Fourth Department noted, the Act of 1875 “did not create any leases. It [simply] gave vitality by congressional approval to what had already received the indorsement of the Seneca Nation.” Id. at 344 (alteration added). See also, Fluent v. Salamanca Indian Lease Auth., 928 F.2d 542, 546 (1991) (“[The 1875 Act] simply proposes that the leases which have been made by these Indians themselves, by their own consent, shall be ratified and confirmed, and held to be valid and binding upon the parties who have voluntarily made these contracts.”) (quoting Senator Ingalls, a proponent of the bill, 3 Cong. Rec. 909-10 (1875)).

After carefully examining each section of the Act, the Fourth Department found that “[t]he act is very specific in providing that the title [to reservation land] is to vest in the nation,” not in individual Senecas. 45 A.D. at 345. The court went on to uphold the validity of the SNI council’s issuance of a lease over the individual Indian’s claim to possession. Id. at 348. In reaching its determination, the Fourth Department also rejected the plaintiff’s argument that the at-issue lease was invalid because the Act of 1875 required lease renewals to be made at the expiration of an original lease, and there had been more than a one-month lapse between expiration of the at-issue lease and the council’s issuance of a renewal. Id. The Fourth Department found that if the SNI had the power to lease, it could also waive this provision, and “a fair construction of the act requires that the conduct of the parties in making the renewal be upheld by the court.” Id. In short, the state court recognized the SNI’s power to enter into leases and establish lease terms without the federal oversight contemplated by the Nonintercourse Act’s “treaty or convention” language.

Congress’s intent that the SNI be solely responsible for the leasing it had voluntarily entered into is confirmed in the Act of 1875’s legislative history. That history was briefly recounted in the Committee Report to the Senate recommending passage of the SNSA. The Committee noted that Congress had rejected a proposed amendment to the Act of 1875 that would have required the review and approval of leases by the Secretary of the Interior. S. REP. NO. 101-511 at 10. And when “a question was raised whether the bill contained any requirement for an escalation clause in the leases[,] [t]he answer was that it did not, but inclusion of such a provision should be left to the contracting parties.” Id.

It is equally clear that no federal oversight was contemplated by the subsequent Act of 1890. That Act extended the term of lease renewals to 99 years, but incorporated all other terms and conditions of the Act of 1875. 26 Stat. 558. When the SNI’s right to enforce its 99-year leases was challenged by a lessee, the Second Circuit upheld the SNI’s unilateral right to cancel leases for nonpayment. United States v. Forness, 125 F.2d 928 (2d Cir.), cert. denied, 316 U.S. 694, 62 S. Ct. 1293, 86 L. Ed. 1764 (1942). While only one cancelled lease was then before the Forness court, the SNI had contemporaneously cancelled hundreds of leases in arrears and the case had broad implications. Id. at 930- 31. By rejecting the defaulting lessee’s argument that the federal government’s Indian Agent could waive the SNI’s lease cancellation, the Second Circuit implicitly recognized the SNI’s independent power to make and cancel leases. Id. at 932-33. The Second Circuit was not at all troubled by the fact that the SNI, after cancelling the lease at issue, offered to enter into a new lease with the defaulting party for almost thirty times the annual rent due under the defaulted lease, and found that the SNI was well within its right to do so. Id. at 941.

Sixty years after the Act of 1890, Congress again addressed the leasing of SNI land. In enacting the Seneca Leasing Act of 1950, Congress provided, in relevant part, that:

In addition to the authority now conferred by law on the Seneca Nation of Indians to lease lands within the Cattaraugus, Allegany, and Oil Springs Reservations to railroads and to lease lands within the limits of the villages established under authority of the Act of February 19, 1875 (18 Stat. 330), the Seneca Nation of Indians, through its council, is authorized to lease lands within the Cattaraugus, Allegany, and Oil Springs Reservations, outside the limits of such villages, for such purposes and such periods as may be permitted by the laws of the State of New York.

660 Stat. 442, ch. 707, § 5. The express language of § 5 indicates that Congress granted the SNI the same authority to lease reservation lands outside the city of Salamanca and Congressional Villages that it had previously granted by the Acts of 1875 and 1890 for lands within city and village limits—i.e., the right to lease land unhindered by the strictures of the Nonintercourse Act.

Section 5 was the subject of the Second Circuit’s decision in Devonian Gas, a case involving oil and gas leases the defendants and the SNI entered into in 1955. 424 F.2d at 466. The United States filed suit, in 1963, for the taking of property for the Allegany River Reservoir (Kinzua Dam) project and sought to invalidate the defendants’ leases on the ground that § 5 required specific permission from New York State by way of implementing legislation as a condition precedent to leasing. Id. at 466-67, 470. The district court granted the government’s motion for summary judgment and the defendants appealed. Id. at 466.

The Second Circuit reversed, finding that the purpose of the 1950 Act was to expand upon the Nation’s existing authority to lease its land without federal control, although not to such a degree that the SNI would be placed in a better position than other New York citizens. Id. at 467, 470. In other words, while leases were not subject to federal oversight, the 1950 act permitted New York control over SNI leasing to the same extent the state regulated leasing for its citizenry generally. Id. at 471. In reaching its decision, the Circuit Court engaged in statutory interpretation, reviewed legislative history, and considered the Bureau of Indian Affairs’ construction of the 1950 Act. The Second Circuit noted two instances where the BIA had “disclaimed any power with respect to leases by the Senecas and said that these were handled directly by representatives of the Nation.” Id. at 468. The Circuit Court found it was completely clear that “federal control of leasing was withdrawn.” Id. at 467.

Finally, there is the SNSA. In a case brought in 1990 to challenge the validity of the agreement between the SNI and the city of Salamanca, and SILA’s role in facilitating the negotiations, this District held as follows: “it is apparent that the Acts of 1875, 1890, 1950 and 1990 [the SNSA] specifically address and progressively recognize the authority of the Seneca Nation to lease its land without Congressional approval.” Fluent, 847 F. Supp. at 1053 (alteration added). The Fluent plaintiffs, representing hundreds of Allegany reservation lessees, declined to execute leases under the terms agreed to between the SNI and the city and, purporting to rely on provisions in the Acts of 1875 and 1890, sought to compel the SNI to renew leases for up to 99 years. Id. at 1048, 1050. This District found that the clear purpose of the Acts of 1875, 1890 and 1950 “was to allow the [SNI] to lease its land without concern for the strictures of the ‘treaty or convention’ requirements of the Nonintercourse Act.” Id. at 1052. In holding that this was also the clear purpose of the SNSA, the District Court noted that Congress: expressly recognized the validity of the SNI-city agreement, 25 U.S.C. § 1774(b)(1), confirmed that the SNI was solely responsible “for the negotiation of the leases” in its own interest, § 1774c(a), found there was no impediment to lessees negotiating directly with the SNI, § 1774c(b)(2), and stated that there was no requirement for “approval of any such lease by the United States,” § 1774c(a). 847 F. Supp. at 1053. This District concluded that the Nonintercourse Act did not supersede or preclude SILA’s authority to facilitate the renegotiation of leases between the SNI and the city because the Nonintercourse Act did not apply to the leases at all. Id. at 1053. The Acts of 1875, 1890, 1950 and 1990, which took SNI leasing out of the Nonintercourse Act and reaffirmed the withdrawal of federal oversight over the course of more than a century, were found to be express and controlling. Id.

Based on the foregoing, this Court finds that the United States took SNI leasing out of the Nonintercourse Act in 1875 and never reassumed any obligations in that regard. Because the United States did not have a trust or fiduciary duty relative to the 99-year leases the Nation entered into in 1892, the SNI had no enforceable right against the United States based on its agreements to lease reservation land for amounts “well below the actual lease value of the property.” 25 U.S.C. § 1774(a)(3). Thus, while the SNSA clearly succeeded in effectuating the SNI-city agreement, it did not settle any existing or potential enforceable claim against the United States.(65) The most that can be said is that the agreement, as effectuated by the SNSA, remedied an acknowledged unfairness.

The parties dispute a number of additional points in their respective memoranda, including whether a claim for insufficient rental rates is a “land claim” and whether the Buffalo Parcel was acquired “as part of a settlement” by virtue of the use of SNSA funds.(66) However, in light of the Court’s determination that the SNSA did not settle a claim against the United States because the SNI did not posses an enforceable right to relief relative to the matter purportedly settled, there is no need to proceed to a determination on those additional points.

3.                                      The Agency Action and APA Review

In determining that land purchased with SNSA funds is acquired as part of the settlement of a land claim and is therefore gaming-eligible, the Secretary and the NIGC Chairman make no reference whatsoever to the IGRA’s or the SNSA’s text. Neither

(65) The Court resolves this question on the basis of considerations not expressly raised in the parties’ or the SNI’s briefs. But the question of the existence of a claim against the United States is inextricably linked to the issue of whether the United States resolved “legal liability on the part of the United States that could be a direct consequence of not reaching a settlement,” 25 U.S.C. § 1774(b)(8), thereby settling a “claim” for purposes of the section 20 exception, 25 U.S.C. § 2719(b)(1)(B)(i). Thus, the issue is necessarily included within the question presented. See City of Sherrill, 544 U.S. at 214 n.8. Moreover, where the parties have each requested a determination as a matter of law, the Court cannot ignore a century’s worth of congressional and decisional law directly relevant to the question presented.

(66) The Court reviewed them in their entirety, and acknowledges the significant time and effort the parties and amicus put into briefing these issues.

discussed the meaning of the phrase “as part of a settlement of a land claim,” which is not defined in the IGRA.(67) Neither looked to the SNSA’s text to ascertain whether it purported to settle a claim at all, nor whether any such claim could properly be characterized as a “land claim.” The Secretary engaged in a one-sentence analysis that makes an uncited reference to legislative history. That history includes the DOI’s strong opposition to the SNSA on the ground that “the bill incorrectly states that the U.S. risks liability if [the SNSA] is not enacted” and “it is not clear that the Federal government is liable under the terms of the lease arrangement.” S. REP. NO. 101-511 at 39. In her opinion letter, the Secretary made no attempt to explain her departure from the agency’s prior position that the United States had no potential liability with regard to SNI leases.

Despite the Secretary’s dearth of explanation or consistency, the NIGC Chairman accepted the one-sentence analysis and found “[t]he Secretary’s interpretation is reasonable.” AR00013. To buttress the Secretary’s analysis, Chairman Hogen relied on an incorrect recitation of the SNSA’s title as evincing congressional intent. Though the Chairman did cite to one district court decision for an interpretation of the term “land claim,” he went on to incorrectly identify the claim purportedly settled by the SNSA.

The NIGC Chairman’s deference to the Secretary’s opinion that the SNSA settled unspecified “land claim issues” is entitled to respect only to the extent that through thoroughness, logic, expertise, consideration of prior interpretations and the like, the combined documents have the power to persuade. Mead Corp., 533 U.S. at 235. They do not. Because Chairman Hogen and the Secretary failed to consider factors relevant to the settlement of a land claim determination, and failed to provide any statutory

(67) No interpretive regulations have been issued relative to the section 20 exceptions, either.

interpretation or explanation in support of their conclusions, the determination is arbitrary and capricious.

In addition, both the NIGC’s determination and the Secretary’s opinion are at odds with the text of four successive congressional acts relating to SNI leasing, a significant body of decisional authority relative to those four acts, and the DOI’s own stated objections to the SNSA. In other words, they are contrary to more than a century of law and agency action.

D.                                    Defendants’ Motion to Dismiss all Claims against the DOI and its Secretary

Defendants seek dismissal of all claims against the DOI and its Secretary on the ground that the Secretary did not take any final agency action relating to the SNI’s gaming ordinance that is subject to review in this case.

There is no dispute that Chairman Hogen’s Ordinance approval is a reviewable final agency action. 25 U.S.C. §§ 2710, 2714. As is alleged in the Amended Complaint and evidenced in Chairman Hogen’s approval letter, the Chairman relied on then-Secretary Norton’s November 12, 2002 opinion letter to find that land purchased with SNSA funds and held in restricted fee is “Indian lands” within the meaning of the IGRA and is gaming-eligible land under the settlement of a land claim exception to the general prohibition against gaming on after-acquired lands. Am. Compl. ¶¶ 37, 42, 57, 72; AR00009-13. This Court noted in CACGEC I that the Secretary’s opinion letter was an intermediate step in a process that ultimately would result in final agency action. Now that final agency action has occurred, the Secretary’s letter is reviewable under the APA. 471 F. Supp. 2d at 322 (citing 5 U.S.C. § 704 and Miami Tribe of Oklahoma v. United States, 198 Fed. Appx. 686, 690 (10th Cir. 2006) (unpublished opinion)). Accordingly, Defendants’ motion to dismiss the DOI and the Secretary of the Interior is denied.

E.                                      Plaintiffs’ Motion to Supplement the Record

On January 10, 2008, Plaintiffs moved to supplement the record to include a DOI Memorandum to Bureau of Indian Affairs Regional Directors, dated January 3, 2008, and a DOI letter to the St. Regis Mohawk Tribe, dated January 4, 2008. The purpose of the memorandum is to provide guidance for the taking of off-reservation land into trust, pursuant to 25 C.F.R. § 151.11, particularly where the land will be used for gaming. The letter applies that guidance to a trust acquisition application submitted to the Bureau of Indian Affairs by the St. Regis Mohawk Tribe. According to Plaintiffs, these documents are significant “because they reflect the ‘policy’ of the Interior Department, and that policy is antagonistic to off-reservation gambling.” Docket No. 56-2 at 4.

Plaintiffs’ motion to supplement the record with these documents is denied for two reasons. The first and most obvious is that the agency action challenged here—the NIGC’s ordinance approval—was taken on July 2, 2007. Plaintiffs have not attempted to explain how any document that post-dates Chairman Hogen’s determination by six months could have been relevant to that challenged decision making process. Second, the DOI’s guidance relates to the IRA’s off-reservation trust acquisition regulations. This Court has determined that those regulations do not apply to the Secretary’s consideration of whether land purchased with SNSA funds should be subject to the provisions of the Nonintercourse Act and held in restricted fee status. Furthermore, the guidance itself is directed only toward pending and future applications to take off-reservation land into trust for gaming purposes as part of the 25 U.S.C. § 2719(b)(1)(A) two-part determination.(68) Docket No. 56-3, Ex. A at 1-2. The instant case does not involve trust land or a decision made pursuant to 25 U.S.C. § 2719(b)(1)(A). Accordingly, Plaintiffs’ motion to supplement the record is denied.

V. CONCLUSION

For the reasons fully stated above, the Court finds that, as a matter of law, the NIGC’s determination that the Buffalo Parcel is “Indian country” over which the Seneca Nation of Indians has jurisdiction is in accord with Congress’s intent in enacting the SNSA. Therefore, Plaintiffs’ motion for summary judgment on its first claim for relief is denied and Defendants’ motion to dismiss the first claim is granted.

However, the Court finds that the NIGC’s July 2, 2007 determination that the Buffalo Parcel is gaming-eligible land pursuant to the IGRA’s settlement of a land claim exception is arbitrary, capricious, and not in accordance with the law. When the SNSA was enacted, the SNI did not possess an enforceable claim against the United States relating to its 99-year leases. Because no claim existed, no claim was settled. Accordingly, the Court grants Plaintiffs’ motion for summary judgment as to its second claim, and denies Defendants’ motion to dismiss the second claim. Because gaming cannot lawfully occur on the Buffalo Parcel under the settlement of a land claim exception, the Court vacates the NIGC’s approval of the SNI’s Class III Gaming Ordinance which was based on that exception.

(68) Plaintiffs’ only assertion with respect to 25 U.S.C.§ 2719(b)(1)(A) relates to their argument that the “settlement of a land claim” exception does not apply to exempt the Buffalo Parcel from the general prohibition against gaming on land acquired after October 17, 1988. Plaintiffs allege that § 2719(b)(1)(A) is the only exception potentially applicable to the Buffalo Parcel and that “[n]either the Secretary nor the NIGC . . . attempt[ed] in any way to comply with the provisions of that section.” Am. Compl. ¶¶ 71-72. In short, Plaintiffs allegations relate to the failure to make this decision at all, not to any purported failure to follow requisite guidelines or procedures in the decisionmaking process.

And last, Defendants’ motion to dismiss the DOI and its Secretary is denied, and Plaintiffs’ motion to supplement the record is denied.

V. ORDERS

IT HEREBY IS ORDERED, that the National Indian Gaming Commission Chairman’s July 2, 2007 administrative decision approving the Seneca Nation of Indians Class III Gaming Ordinance is VACATED.

FURTHER, that Defendants’ Motion to Dismiss (Docket No. 28) is GRANTED in part, and DENIED in part, consistent with the foregoing Decision.

FURTHER, that Plaintiffs’ Motion for Summary Judgment (Docket No. 36) is GRANTED in part and DENIED in part, consistent with the foregoing Decision.

FURTHER, that Plaintiffs’ Motion to Supplement the Record (Docket No. 56) is DENIED.

FURTHER, that the Clerk of the Court is directed to take the necessary steps to close this case.

SO ORDERED.

Dated:	July 8, 2008
Buffalo, New York

/s/ William M. Skretny
WILLIAM M. SKRETNY
United States District Judge